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                          SALE AND SERVICING AGREEMENT
                          Dated as of December 1, 1997


                                      among


                   LIFE FINANCIAL HOME LOAN OWNER TRUST 1997-3
                                    (Issuer)


                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
                                   (Depositor)


                                    LIFE BANK
                            (Servicer and Originator)


                         LIFE INVESTMENT HOLDINGS, INC.
                                  (Transferor)


                                       and


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                               (Indenture Trustee)


                   LIFE FINANCIAL HOME LOAN OWNER TRUST 1997-3
                          HOME LOAN ASSET BACKED NOTES
                                  SERIES 1997-3




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

                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01 Definitions
Section 1.02 Other Definitional Provisions


                                   ARTICLE II

                          CONVEYANCE OF THE HOME LOANS

Section 2.01 Conveyance of the Home Loans
Section 2.02 Ownership and Possession of Home Loan Files
Section 2.03 Books and Records
Section 2.04 Delivery of Home Loan Documents
Section 2.05 Acceptance  by the  Indenture  Trustee of the Home Loans;  Certain
             Substitutions; Certification by the
                         Custodian
Section 2.06 Subsequent Transfers


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Depositor
Section 3.02 Representations and Warranties of the Transferor
Section 3.03 Representations, Warranties and Covenants of the Servicer
             and the Originator
Section 3.04 Representations and Warranties Regarding Individual Home Loans
Section 3.05 Purchase and Substitution


                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF THE HOME LOANS

Section 4.01 Duties of the Servicer
Section 4.02 Payment of Taxes, Insurance and Other Charges
Section 4.03 Fidelity Bond; Errors and Omissions Insurance
Section 4.04 Filing of Continuation Statements
Section 4.05 Superior Liens
Section 4.06 Subservicing
Section 4.07 Successor Servicers
Section 4.08 Maintenance of Insurance
Section 4.09 Reports to the Securities and Exchange Commission
Section 4.10 Foreclosure
Section 4.11 Title, Management and Disposition of Foreclosure Property


                                    ARTICLE V

                         ESTABLISHMENT OF TRUST ACCOUNTS

Section 5.01 Collection Account and Note Payment Account
Section 5.02 Certificate Distribution Account
Section 5.03 Trust Accounts; Trust Account Property
Section 5.04 Allocation of Losses
Section 5.05 Pre-Funding Account
Section 5.06 Capitalized Interest Account


                                   ARTICLE VI

                       STATEMENTS AND REPORTS; WITHHOLDING

Section 6.01 Statements
Section 6.02 Withholding


                                   ARTICLE VII

                           GENERAL SERVICING PROCEDURE

Section 7.01 Due-On-Sale; Due-on-Encumbrance
Section 7.02 Release of Home Loan Files
Section 7.03 Servicing Compensation
Section 7.04 Statement as to Compliance and Financial Statements
Section 7.05 Independent Public Accountants' Servicing Report
Section 7.06 Right to Examine Servicer Records
Section 7.07 Reports to the Indenture Trustee; Collection Account Statements
Section 7.08 Financial Statements


                                  ARTICLE VIII

                                   (RESERVED)



                                   ARTICLE IX

                                  THE SERVICER

Section 9.01 Indemnification; Third Party Claims
Section 9.02 Merger or Consolidation of the Servicer
Section 9.03 Limitation on Liability of the Servicer and Others
Section 9.04 Servicer Not to Resign; Assignment
Section 9.05 Relationship of Servicer to the Issuer and the Indenture
             Trustee
Section 9.06 Servicer May Own Securities


                                    ARTICLE X

                                     DEFAULT

Section 10.01 Events of Default
Section 10.02 Indenture Trustee to Act; Appointment of Successor
Section 10.03 Waiver of Defaults
Section 10.04 Accounting Upon Termination of Servicer


                                   ARTICLE XI

                                   TERMINATION

Section 11.01 Termination
Section 11.02 Optional Termination
Section 11.03 Notice of Termination


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01 Acts of Noteholders
Section 12.02 Amendment
Section 12.03 Recordation of Agreement
Section 12.04 Duration of Agreement
Section 12.05 Governing Law
Section 12.06 Notices
Section 12.07 Severability of Provisions
Section 12.08 No Partnership
Section 12.09 Counterparts
Section 12.10 Successors and Assigns
Section 12.11 Headings
Section 12.12 Actions of Securityholders
Section 12.13 Reports to Rating Agencies
Section 12.14 Holders of the Residual Interest Certificates

EXHIBIT A - Home Loan Schedule

EXHIBIT B - Reserved

EXHIBIT C - Form of Subsequent Transfer Agreement

EXHIBIT D - Collection Account Certification

     This Sale and Servicing Agreement is entered into effective as of December 1, 1997, among LIFE FINANCIAL HOME LOAN OWNER TRUST 1997-3, a Delaware business trust (the "Issuer" or the "Owner Trust"), PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV, a Delaware corporation, as Depositor (the "Depositor"), LIFE INVESTMENT HOLDINGS, INC., a Delaware corporation, as Transferor (the "Transferor") and LIFE BANK, a federally chartered stock savings bank ("Life"), as Servicer and Originator (the "Servicer" or the "Originator") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee on behalf of the Noteholders (in such capacity, the "Indenture Trustee").

                              W I T N E S S E T H:

     In consideration of the mutual agreements herein contained, the Issuer, the Depositor, Transferor, the Servicer and the Indenture Trustee hereby agree as follows for the benefit of each of them and for the benefit of the holders of the Notes issued under the Indenture and the Residual Interest Certificates issued hereunder:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01  Definitions.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months, except that with respect to the Class A-1 Notes, calculations of accrued interest shall be made on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.

     Accepted Servicing Procedures: Servicing procedures that meet at least the same standards the Servicer would follow in servicing mortgage loans such as the Home Loans held for its own account, giving due consideration to standards of practice of prudent mortgage lenders and loan servicers that originate and service mortgage loans comparable to the Home Loans and the reliance placed by the Securityholders on the Servicer for the servicing of the Home Loans but without regard to:

               (i) any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Obligor;

               (ii) the ownership of any Notes or the Residual Interest Certificates by the Servicer or any Affiliate of the Servicer;

               (iii) the Servicer's obligation to make Servicing Advances; or

               (iv) the Servicer's or any Subservicer's right to receive compensation for its services hereunder with respect to any particular transaction.

     Accrual Period: With respect to the Class A-1 Notes, the period beginning on the Payment Date in the calendar month preceding the month in which the related Payment Date occurs (or, in the case of the first Payment Date, December 16, 1997) and ending on the day preceding the related Payment Date. With respect to the other Classes of Notes, the calendar month preceding the month in which the related Payment Date occurs.

     Addition Notice: For any date during the Pre-Funding Period, a notice (which shall be in writing) given to the Rating Agencies, the Indenture Trustee and the Owner Trustee pursuant to Section 2.06 hereof.

     Adjustable Rate Loan: Each Home Loan identified on the Home Loan Schedule as having an adjustable Home Loan Interest Rate.

     Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, the term "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have corresponding meanings.

     Agreement: This Sale and Servicing Agreement and all amendments hereof and supplements hereto.

     Allocable Loss Amount: With respect to each Payment Date, the excess, if any, of (a) the aggregate of the Class Principal Balances of all Classes of Notes (after giving effect to all distributions on such Payment Date) over (b) the sum of the Pool Principal Balance and the Pre-Funding Amount, each as of the end of the preceding Due Period.

     Allocable  Loss  Amount  Priority:   With  respect  to  any  Payment  Date,
sequentially, to Class B Notes, the Class M-2 Notes and the Class M-1 Notes, in that order.

     Appraised Value: The appraised value of any Mortgaged Property, based upon the appraisal made at the time the related Home Loan is originated.

     Assignment of Mortgage: With respect to each Home Loan secured by a Mortgage, an assignment, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the related Home Loan which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

     Available Collection Amount: With respect to any Payment Date, an amount without duplication equal to the sum of: (i) all amounts received on the Home Loans or required to be paid by the Servicer, Life or the Transferor during the related Due Period (exclusive of amounts not required to be deposited by the Servicer in the Collection Account pursuant to Section 5.01(b)(1) hereof and amounts permitted to be withdrawn by the Indenture Trustee from the Collection Account pursuant to Section 5.01(b)(3) hereof) as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code; (ii) any and all income or gain from investments in the Collection Account (including, with respect to the first Payment Date, the Required Interest Deposit), Note Payment Account and Certificate Distribution Account; (iii) upon exercise of optional termination of the Notes pursuant to Section 11.02 hereof, the Termination Price; (iv) the Purchase Price paid for any Home Loans required to be purchased pursuant to
Section 3.05 hereof prior to the related Determination Date and the Substitution Adjustment to be deposited in the Collection Account in connection with any substitution, in each case prior to the related Determination Date; and (v) the Capitalized Interest Requirement, if any, with respect to such Payment Date.

     Available Payment Amount: With respect to any Payment Date, the Available Collection Amount minus the amount required to be paid from the Note Payment Account pursuant to Section 5.01(c)(i), plus on the Payment Date relating to the Due Period in which the termination of the Pre-Funding Period shall have occurred, the amount on deposit in the Pre-Funding Account at such time net of any Pre-Funding Earnings.

     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in The City of New York or in the city in which the corporate trust office of the Indenture Trustee is located or the city in which the Servicer's servicing operations are located and are authorized or obligated by law or executive order to be closed.

     Capitalized Interest Account: The account designated as such, established and maintained pursuant to Section 5.06 hereof.

     Capitalized Interest Initial Deposit: $1,045,601.65.

     Capitalized Interest Requirement: With respect to the Payment Date in January 1998, (i) the product of (a) the Pre-Funding Amount on the Closing Date and (b) one-twelfth and (c) the weighted average of the applicable Note Interest Rates for the Notes (assuming that the Class A-1 Notes bear interest at 6.18% per annum), minus (ii) in the case of any Subsequent Loan transferred to the Owner Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     With respect to the Payment Date in February 1998, (i) the product of (a) the Pre-Funding Amount on the first day of the related Due Period and (b) one-twelfth and (c) the weighted average of the applicable Note Interest Rates for the Notes (assuming that the Class A-1 Notes bear interest at 6.18% per annum), minus (ii) in the case of any Subsequent Loan transferred to the Owner Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     With respect to the Payment Date in March 1998, (i) the product of (a) the Pre-Funding Amount on the first day of the related Due Period and (b) one-twelfth and (c) the weighted average of the applicable Note Interest Rates for the Notes (assuming that the Class A-1 Notes bear interest at 6.18% per annum) ,minus (iii) in the case of any Subsequent Loan transferred to the Owner Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     With respect to the Payment Date in April 1998, (i) the product of (a) the Pre-Funding Amount on the first day of the related Due Period and (b) one-twelfth and (c) the weighted average of the applicable Note Interest Rates for the Notes (assuming that the Class A-1 Notes bear interest at 6.18% per annum), minus (ii) any Pre-Funding Earnings for the related Due Period and minus
(iii) in the case of any Subsequent Loan transferred to the Owner Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Loan and during such related Due Period.

     Capitalized   Interest   Subsequent   Deposit:   As   defined   in  Section
2.06(b)(vii)(B)(IV).

     Certificate   Distribution   Account:   The  account  designated  as  such,
established and maintained pursuant to Section 5.02 hereof.

     Certificate Register: The register established pursuant to Section 3.4 of the Owner Trust Agreement.

     Certificateholder: A holder of a Residual Interest Certificate.

     Class: With respect to the Notes, all Notes bearing the same class designation.

     Class A Notes: Collectively the Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

     Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class M-1 Note, Class M-2 Note and Class B Note: The respective meanings assigned thereto in the Indenture.

     Class B Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Class A Notes and the Mezzanine Notes (after taking into account any distributions made on such Payment Date in reduction of the Class Principal Balances of the Classes of Class A Notes and Mezzanine Notes) and (ii) the Overcollateralization Target Amount for such Payment Date; provided, however, that such amount shall never be less than zero or greater than the Original Class Principal Balance of the Class B Notes.

     Class Factor: With respect to each Class and any date of determination, the then applicable Class Principal Balance of such Class divided by the Original Class Principal Balance thereof.

     Class M-1 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Class A Notes (after taking into account distributions made on such Payment Date in reduction of the Class Principal Balances of the Classes of Class A Notes) and (ii) the greater of (x) the sum of (1) 33.00% of the Pool Principal Balance as of the related Determination Date and (2) the Overcollateralization Target Amount for such Payment Date (calculated without giving effect to the proviso in the definition thereof) and (y) 0.50% of the Maximum Collateral Amount; provided, however, that such amount shall never be less than zero or greater than the Original Class Principal Balance of the Class M-1 Notes.

     Class M-2 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, zero; with respect to any other Payment Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Class A Notes (after taking into account any distributions made on such Payment Date in reduction of the Class Principal Balances of the Classes of Class A Notes) plus the Class Principal Balance of the Class M-1 Notes (after taking into account any distributions made on such Payment Date in reduction of the Class Principal Balance of the Class M-1 Notes) and (ii) the greater of (x) the sum of (1) 15.00% of the Pool
Principal Balance as of the related Determination Date and (2) the Overcollateralization Target Amount for such Payment Date (without giving effect to the proviso in the definition thereof) and (y) 0.50% of the Maximum Collateral Amount; provided, however, that such amount shall never be less than zero or greater than the Original Class Principal Balance of the Class M-2 Notes.

     Class Principal Balance: With respect to each Class, and as of any date of determination, the Original Class Principal Balance of such Class reduced by the sum of (i) all amounts previously distributed in respect of principal of such Class on all previous Payment Dates and (ii) with respect to the Class M-1, Class M-2 and Class B Notes, all Allocable Loss Amounts applied in reduction of principal of such Classes on all previous Payment Dates.

     Clean-up Call Date: The first Payment Date on which the Pool Principal Balance declines to 10% or less of the Maximum Collateral Amount.

     Closing Date:  December 16, 1997.

     Code: The Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     Collection Account: The account designated as such, established and maintained by the Servicer in accordance with Section 5.01 hereof.

     Combination Loan: A loan, the proceeds of which were used by the Obligor in combination to finance property improvements and for debt consolidation or other purposes.

     Combined Loan-to-Value Ratio: With respect to any Home Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Home Loan at origination plus, in the case of a junior lien Home Loan, the aggregate outstanding principal balance of each related Superior Lien on the date of origination of such Home Loan, and the denominator of which is the stated value of the related Mortgaged Property at the time of origination of such Home Loan.

     Credit Score: The credit evaluation scoring methodology developed by Fair, Isaac and Company.

     Custodial Agreement: The custodial agreement dated as of December 1, 1997 by and among the Issuer, the Depositor, the Transferor, the Servicer, the Indenture Trustee and Norwest Bank Minnesota, National Association, a national banking association, as the Custodian, providing for the retention of the Indenture Trustee's Home Loan Files by the Custodian on behalf of the Indenture Trustee.

     Custodian: Any custodian appointed by the Indenture Trustee pursuant to the Custodial Agreement, which custodian shall not be affiliated with the Servicer, the Transferor, any Subservicer or the Depositor. Norwest Bank Minnesota National Association, shall be the initial Custodian pursuant to the terms of the Custodial Agreement.

     Custodian's Final Certification:  As defined in Section 2.05(c).

     Custodian's Initial Certification:  As defined in Section 2.05(a).

     Custodian's Updated Certification:  As defined in Section 2.05(c).

     Cut-Off Date: With respect to the Initial Loans, the close of business on November 30, 1997 (or the date of origination for those Initial Loans originated after November 30, 1997), and, with respect to any Subsequent Loan, the date designated as such in the related Subsequent Transfer Agreement.

     Debt Consolidation Loan: A loan, the proceeds of which were primarily used by the related Obligor for debt consolidation purposes or purposes other than to finance property improvements.

     Debt Instrument: The note or other evidence of indebtedness evidencing the indebtedness of an Obligor under a Home Loan.

     Defaulted Home Loan: With respect to any date of determination, any Home Loan, including, without limitation, any Liquidated Home Loan with respect to which any of the following has occurred as of the end of the preceding Due
Period: (a) foreclosure or similar proceedings have been commenced; (b) any portion of a Monthly Payment becomes 180 days past due by the related Obligor; or (c) the Servicer or any Subservicer has determined in good faith and in accordance with customary servicing practices that such Home Loan is in default or imminent default.

     Defective Home Loan:  As defined in Section 3.05 hereof.

     Deleted Home Loan: A Home Loan replaced or to be replaced by one or more than one Qualified Substitute Home Loan.

     Delinquent: A Home Loan is "Delinquent" if any Monthly Payment due thereon is not made by the close of business on the day such Monthly Payment is scheduled to be paid. A Home Loan is "30 days Delinquent" if such Monthly Payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such Monthly Payment was due or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. The determination of whether a Home Loan is "60 days Delinquent," "90 days Delinquent", etc. shall be made in like manner.

     Delivery:  When used with respect to Trust Account Property means:

                  (a) with respect to bankers'  acceptances,  commercial  paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC), transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property") and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                  (b) with respect to any securities issued by the U.S. Treasury, FNMA or FHLMC that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: the making by a Federal Reserve Bank of an appropriate entry crediting such Trust Account property to an account of a financial intermediary that is also a "participant" pursuant to applicable federal regulations; the making by such financial intermediary of entries in its books and records crediting such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations to the securities account of the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of confirmation of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry security; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof including, without limitation, Article 8 of the UCC; and

                  (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, and the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

     Denomination: With respect to a Note, the portion of the Original Class Principal Balance represented by such Note as specified on the face thereof.

     Depositor: PaineWebber Mortgage Acceptance Corporation IV, a Delaware corporation, and any successor thereto.

     Determination Date: With respect to any Payment Date, the 14th calendar day of the month in which such Payment Date occurs or if such day is not a Business Day, the immediately preceding Business Day.

     Due Date: The day of the month on which the Monthly Payment is due from the Obligor on a Home Loan.

     Due Period: With respect to any Determination Date or Payment Date, the calendar month immediately preceding such Determination Date or Payment Date, as the case may be.

     Eligible  Account:  At any time, an account which is any of the  following:
(i) an account maintained with a depository institution (A) the long-term debt obligations of which are at such time rated by each Rating Agency in one of their two highest long-term rating categories or (B) the short-term debt obligations of which are then rated by each Rating Agency in their highest short-term rating category; (ii) an account the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Indenture Trustee and the Issuer, which depository institution or trust company shall have capital and surplus of not less than $50,000,000; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating(s) assigned to the Notes, as evidenced in writing by such Rating Agency. (Each reference in this definition of "Eligible Account" to the Rating Agency shall be construed as a reference to Moody's and Fitch).

     Eligible Servicer: A Person that (i) has demonstrated the ability professionally and competently to service a portfolio of mortgage loans similar to the Home Loans and (ii) has a net worth calculated in accordance with GAAP of at least $500,000.

     Event of Default:  As described in Section 10.01 hereof.

     Excess Spread: With respect to any Payment Date, the excess of (a) the Available Payment Amount over (b) the Regular Payment Amount.

     FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

     Fidelity Bond:  As described in Section 4.03 hereof.

     Fitch:  Fitch IBCA, Inc. or any successor thereto.

     Fixed Rate Loan: Each Home Loan identified on the Home Loan Schedule as bearing a fixed Home Loan Interest Rate.

     FNMA:  The Federal National Mortgage Association and any successor thereto.

     Foreclosed Loan: As of any date of determination, any Home Loan that has been discharged as a result of (i) the completion of foreclosure or comparable proceedings; (ii) the Owner Trustee's acceptance of the deed or other evidence of title to the related Property in lieu of foreclosure or other comparable proceeding; or (iii) the acquisition by the Owner Trustee of title to the related Property by operation of law.

     Foreclosure Property: Any real property securing a Foreclosed Loan that has been acquired by the Servicer through foreclosure, deed in lieu of foreclosure or similar proceedings in respect of the related Home Loan.

     GAAP: Generally accepted accounting principles as in effect in the United States.

     Gross Margin: As to each Adjustable Rate Loan, the fixed percentage set forth in the related Debt Instrument and indicated in the Home Loan Schedule as the "Gross Margin," which percentage is added to the Index on each Interest Adjustment Date to determine (subject to rounding, any applicable statutory maximum interest rate, the Periodic Rate Caps, the Lifetime Floor and the Lifetime Cap) the Mortgage Interest Rate on such Loan until the next Interest Adjustment Date.

     Home Loan: Any Debt Consolidation Loan or Combination Loan that is included in the Home Loan Pool. As applicable, a Home Loan shall be deemed to refer to the related Debt Instrument, the Mortgage, if any, and any related Foreclosure Property. The term "Home Loan" includes each Subsequent Loan.

     Home Loan File: As to each Home Loan, the Indenture Trustee's Home Loan File and the Servicer's Home Loan File.

     Home Loan Interest Rate: With respect to each Fixed Rate Loan, the fixed annual rate of interest borne by a Debt Instrument, as shown on the related Home Loan Schedule as the same may be modified by the Servicer in accordance with
Section 4.01(c). With respect to each Adjustable Rate Loan, subject to applicable Periodic Rate Cap, the Lifetime Cap and the Lifetime Floor, the related Index plus the applicable Gross Margin, as shown by the related Home Loan Schedule as the same may be modified by the Servicer in accordance with
Section 4.01(c).

     Home Loan Pool: The pool of Home Loans conveyed to the Issuer pursuant to this Agreement on the Closing Date and pursuant to the Subsequent Transfer Agreements on the Subsequent Transfer Dates, together with the rights and obligations of a holder thereof, and the payments thereon and proceeds therefrom received after the applicable Cut-Off Date, as identified on the Home Loan Schedule annexed hereto as Exhibit A.

     Home Loan Purchase Agreement: The home loan purchase agreement among Life, the Transferor and the Depositor, dated as of December 1, 1997.

     Home Loan Schedule: The schedule of Home Loans set forth on Exhibit A attached hereto and provided to the Indenture Trustee in computer readable form in a format acceptable to the Indenture Trustee, as amended or supplemented from time to time specifying, with respect to each Home Loan, the following information: (i) the Originator's Home Loan number; (ii) the Obligor's name and the street address; (iii) the current principal balance; (iv) the original principal amount with respect to any Home Loan originated by the Originator and the principal amount purchased by the Originator with respect to a Home Loan acquired by the Originator subsequent to its origination; (v) the combined loan-to-value ratio as of the date of the origination of the related Home Loan;
(vi) the paid through date; (vii) the Home Loan Interest Rate; (viii) the final maturity date under the Debt Instrument; (ix) the Monthly Payment; (x) the occupancy status of the Mortgaged Property, if any; (xi) the lien priority of the Mortgage, if any; (xii) the original term of the Debt Instrument; (xiii) the Credit Score, if applicable; and (xiv) whether an Adjustable Rate Loan or a Fixed Rate Loan, and if an Adjustable Rate Loan, the Gross Margin, the Lifetime Cap and Lifetime Floor.

     Indenture: The Indenture, dated as of December 1, 1997, between the Issuer and the Indenture Trustee.

     Indenture Trustee: Norwest Bank Minnesota, National Association, a national banking association, as Indenture Trustee under the Indenture and this Agreement acting on behalf of the Noteholders, or any successor indenture trustee under the Indenture or this Agreement.

     Indenture Trustee Fee: As to any Payment Date one-twelfth of 0.02% times the Pool Principal Balance as of the opening of business on the first day of the calendar month preceding the calendar month of such Payment Date (or, with respect to the first Payment Date, the Original Pool Principal Balance).

     Indenture Trustee's Home Loan Files:  As defined in Section 2.04(a).

     Independent:  When used with respect to any specified  Person,  such Person
(i) is in fact independent of the Transferor, the Servicer, the Depositor or any of their respective Affiliates, (ii) does not have any direct financial interest in, or any material indirect financial interest in, any of the Transferor, the Servicer, the Depositor or any of their respective Affiliates and (iii) is not connected with any of the Transferor, the Servicer, the Depositor or any of their respective Affiliates, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Transferor, the Servicer, the Depositor or any of their respective Affiliates merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Transferor, the Servicer, the Depositor or any of their respective Affiliates, as the case may be.

     Independent Accountants: A firm of nationally recognized certified public accountants which is Independent.

     Index:  The LIBOR Index.

     Initial Loan: Each Home Loan conveyed to the Issuer pursuant to this Agreement on the Closing Date.

     Insurance Policies: With respect to any Property, any related insurance policy.

     Insurance Proceeds: With respect to any Property, all amounts collected in respect of Insurance Policies and not required to be applied to the restoration of the related Property or paid to the related Obligor.

     Interest Adjustment Date: With respect to any Adjustable Rate Loan, the date on which the Home Loan Interest Rate is or may be adjusted with respect to such Home Loan.

     LIBOR: With respect to each Accrual Period (other than the initial Accrual Period) and each Class of LIBOR Notes, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee), LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Indenture Trustee and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Accrual Period. LIBOR for the initial Accrual Period will be 6.00%.

     LIBOR Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London and New York City.

     LIBOR Determination Date: With respect to each Accrual Period, the second LIBOR Business Day before the first day of such Accrual Period, as determined by the Indenture Trustee.

     LIBOR Index: The London Interbank Offered Rate for six month U.S. dollar deposits either as announced by the Federal National Mortgage Association and available as of the date 45 days before each Interest Adjustment Date or as published in the Wall Street Journal generally on a day of the month preceding the month of the Interest Adjustment Date.

     LIBOR Notes:  The Class A-1 Notes.

     Life:  Life Bank, a federally chartered stock savings bank.

     Lifetime Cap: As to any Adjustable Rate Loan, the maximum Home Loan Interest Rate set forth in the related Debt Instrument and indicated in the Home Loan Schedule.

     Lifetime Floor: As to any Adjustable Rate Loan, the minimum Home Loan Interest Rate set forth in the related Debt Instrument and indicated in the Home Loan Schedule.

     Liquidated Home Loan: With respect to any date of determination, any Foreclosure Property or any Home Loan in respect of which a Monthly Payment is in excess of 30 days past due and as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to collect have been recovered from or on account of such Home Loan or the related Foreclosure
Property; provided, however, that in any event such Home Loan or the related Foreclosure Property shall be deemed uncollectible and therefore be a Liquidated Home Loan upon the earliest to occur of: (a) the liquidation of the related Foreclosure Property, (b) the determination by the Servicer in accordance with customary servicing practices that no further amounts are collectible from the Home Loan and any related Mortgaged Property, or (c) the date on which any portion of a Monthly Payment on any Home Loan is in excess of 180 days past due.

     Liquidation Proceeds: With respect to a Liquidated Home Loan, any cash amounts received in connection with the liquidation of such Liquidated Home Loan, whether through trustee's sale, foreclosure sale or other disposition, any cash amounts received in connection with the management of the Mortgaged Properties from Defaulted Home Loans and any other amounts required to be deposited in the Collection Account pursuant to Section 5.01(b) hereof, in each case other than Insurance Proceeds and Released Mortgaged Property Proceeds.

     Loss Reimbursement Deficiency: With respect to any Payment Date and the Class M-1 Notes, Class M-2 Notes or the Class B Notes, the amount of Allocable Loss Amounts applied to the reduction of the Class Principal Balance of such Class and not reimbursed pursuant to Section 5.01 hereof as of such Payment Date plus interest accrued on the unreimbursed portion thereof at the applicable Note Interest Rate through the end of the Due Period immediately preceding such Payment Date; provided, however, that no interest shall accrue on any amount of such accrued and unpaid interest.

     Majority Noteholders: Until such time as the sum of the Class Principal Balances of all Classes of Notes has been reduced to zero, the holder or holders of in excess of 50% of the Class Principal Balance of all Classes of Notes.

     Majority Residual Interestholders: The holder or holders of in excess of 50% of the Residual Interest.

     Mandatory Redemption Date: The Payment Date immediately following the end of the Pre-Funding Period.

     Maturity Date means, with respect to each Class of Notes, the applicable maturity date set forth below:

              Class                  Maturity Date
              -----                  -------------
              A-1                    January 2009
              A-2                    September 2011
              A-3                    February 2014
              A-4                    April 2024
              M-1                    April 2024
              M-2                    April 2024
              B                      April 2024

     Maximum Collateral Amount: The sum of the Original Pool Balance and the Original Pre-Funding Amount.

     Mezzanine Noteholders' Interest Carry-Forward Amount: With respect to any Payment Date, the excess, if any, of (A) the Mezzanine Noteholders' Monthly Interest Payment Amount for the preceding Payment Date plus any outstanding Mezzanine Noteholders' Interest Carry-Forward Amount for preceding Payment Dates, over (B) the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Payment Date net of the Senior Noteholders' Interest Payment Amount for such preceding Payment Date; it being understood that the interest of the Class M-1 Noteholders in the Mezzanine Noteholders' Interest Carry-Forward Amount is senior to that of the Class M-2 Noteholders.

     Mezzanine Noteholders' Interest Payment Amount: With respect to any Payment Date, the sum of the Mezzanine Noteholders' Monthly Interest Payment Amount for such Payment Date and the Mezzanine Noteholders' Interest Carry-Forward Amount for such Payment Date.

     Mezzanine Noteholders' Monthly Interest Payment Amount: With respect to each Payment Date and the Classes of Mezzanine Notes, the interest accrued at the respective Note Interest Rates on the respective Class Principal Balances of such Classes immediately preceding such Payment Date (or, in the case of the first Payment Date, on the Closing Date) after giving effect to all payments of principal to the holders of such Classes of Notes on or prior to such preceding Payment Date.

     Mezzanine Notes:  The Class M-1 Notes and Class M-2 Notes.

     Monthly Cut-Off Date: The last day of any calendar month and, with respect to any Payment Date, the last day of the calendar month immediately preceding such Payment Date.

     Monthly Payment: The scheduled monthly payment of principal and/or interest required to be made by an Obligor on the related Home Loan, as set forth in the related Debt Instrument.

     Moody's: Moody's Investors Service, or any successor thereto.

     Mortgage: The mortgage, deed of trust or other security instrument creating a lien in accordance with applicable law on a Mortgaged Property to secure the Debt Instrument which evidences a secured Home Loan.

     Mortgage Loan: As of any date of determination, each of the Home Loans, secured by an interest in a Property, transferred and assigned to the Indenture Trustee pursuant to Section 2.01(a) hereof.

     Mortgaged Property: The real property encumbered by the Mortgage which secures the Debt Instrument evidencing a secured Home Loan.

     Mortgaged Property States: Each state in which any Mortgaged Property securing a Home Loan is located as set forth in the Home Loan Schedule.

     Multiplier: The Multiplier will initially equal 2.5 and may from time to time be permanently modified to a lesser amount (including zero) in the event that the Issuer shall have delivered to the Indenture Trustee written confirmation from each Rating Agency that the rating assigned by it to each Class of Notes which it originally rated will not be downgraded or withdrawn as a result of such reduction.

     Net Delinquency Calculation Amount: With respect to any Payment Date, the excess, if any, of (x) the product of the Multiplier and the Six-Month Rolling Delinquency Average over (y) the aggregate of the amounts of Excess Spread for the three preceding Payment Dates.

     Net Liquidation Proceeds: With respect to any Payment Date, Liquidation Proceeds received during the related Due Period, net of any reimbursements to the Servicer made from such amounts for any unreimbursed Servicing Compensation and Servicing Advances (including Nonrecoverable Servicing Advances) made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or Foreclosure Properties pursuant to Section 4.11 hereof.

     Net Loan Losses: With respect to any Defaulted Home Loan that is subject to a modification pursuant to Section 4.01(c) hereof, an amount equal to the portion of the Principal Balance, if any, released in connection with such modification.

     Net Loan Rate: With respect to each Home Loan, the related Home Loan Interest Rate, less the rate at which the Servicing Fee is calculated.

     Net Weighted Average Rate: With respect to any Accrual Period, a rate per annum equal to the weighted average (by principal balance) of the Home Loan Interest Rates as of the first day of the related Due Period less 1.02%.

     Nonrecoverable Servicing Advance: With respect to any Foreclosure Property,
(a) any Servicing Advance previously made and not reimbursed from late collections, Liquidation Proceeds, Insurance Proceeds or the Released Mortgaged Property Proceeds or (b) a Servicing Advance proposed to be made in respect of a Home Loan or Foreclosure Property either of which, in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to the Indenture Trustee, would not be ultimately recoverable.

     Note:  Any of the Senior  Notes,  the  Mezzanine  Notes or the  Subordinate
Notes.

     Note Interest Rate: With respect to each Class of Notes, the annual rate of interest payable to the holders of such Class of Notes, as specified below:

                 Class           Note Interest Rate
                 -----           ------------------
                 Class A-1             (1)
                 Class A-2             6.79%
                 Class A-3             7.12%
                 Class A-4             7.54% through the last day of the month
                                       immediately preceding the Clean-up Call
                                       Date and  8.04% thereafter;
                 Class M-1             7.76% through the last day of the month
                                       immediately preceding the Clean-up Call
                                       Date and  8.36% thereafter;
                 Class M-2             7.96% through the last day of the month
                                       immediately preceding the Clean-up Call
                                       Date and  8.46% thereafter;
                 Class B               9.09% through the last day of the month
                                       immediately preceding the Clean-up Call
                                       Date and 9.59% thereafter;

                  (1) Interest will accrue on the Class A-1 Notes during each Accrual Period at a per annum interest rate equal to LIBOR for the related LIBOR Determination Date plus 0.18%, subject to a maximum rate equal to the Net Weighted Average Rate. The Note Interest Rate applicable to the Class A-1 Notes for the initial Accrual Period will be 6.18% per annum.

     Note Payment Account:  The account  established and maintained  pursuant to
Section 5.01(a)(2) hereof.

     Note Redemption Amount: As of any date of determination, an amount without duplication equal to the sum of (i) the then outstanding Class Principal Balances of the Classes of Notes plus all accrued and unpaid interest thereon,
(ii) any Trust Fees and Expenses due and unpaid on such date and (iii) any Servicing Advance Reimbursement Amount.

     Noteholder:  A holder of a Note.

     Noteholders' Interest Payment Amount: The sum of the Senior Noteholders' Interest Payment Amount, the Mezzanine Noteholders' Interest Payment Amount and the Subordinate Noteholders' Interest Payment Amount.

     Obligor:  Each obligor on a Debt Instrument.

     Officer's Certificate: A certificate delivered to the Indenture Trustee or the Issuer signed by the President or a Vice President or an Assistant Vice President of the Depositor, the Servicer or the Transferor, in each case, as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel (who is acceptable to the Rating Agencies), who may be employed by the Transferor, the Servicer, the Depositor or any of their respective Affiliates.

     Original Class Principal Balance: With respect to the Classes of Notes, as follows: Class A-1: $80,000,000; Class A-2: $48,890,000; Class A-3: $27,570,000;
Class A-4:  $24,790,000;  Class M-1: $27,500,000;  Class M-2:  $22,500,000;  and
Class B: $18,750,000.

     Original Pool Principal Balance: $187,350,664, which is the Pool Principal Balance as of the Cut-Off Date.

     Original Pre-Funding Amount: $62,649,336.

     Originator:  Life Bank, a federally chartered stock savings bank.

     Outstanding:  As defined in the Indenture.

     Overcollateralization Amount: With respect to any Payment Date, the amount equal to the excess of (A) the sum of the Pool Principal Balance and the Pre-Funding Amount, each as of the end of the preceding Due Period, over (B) the aggregate of the Class Principal Balances of the Notes (after giving effect to the distributions made on such date pursuant to Section 5.01(d)) hereof.

     Overcollateralization Deficiency Amount: With respect to any Payment Date, the excess, if any, of the Overcollateralization Target Amount over the Overcollateralization Amount (after giving effect to all prior distributions on the Classes of Notes and to any prior distribution on the Residual Interest Certificates on such Payment Date pursuant to Section 5.01(d) hereof).

     Overcollateralization Target Amount: (I) With respect to any Payment Date occurring prior to the Stepdown Date, an amount equal to the greater of (x) 6.25% of the Maximum Collateral Amount and (y) the Net Delinquency Calculation Amount; and (II) with respect to any other Payment Date, an amount equal to the greater of (x) 12.50% of the Pool Principal Balance as of the end of the related Due Period and (y) the Net Delinquency Calculation Amount; provided, however, that the Overcollateralization Target Amount shall in no event be less than 0.50% of the Maximum Collateral Amount or greater than the sum of the aggregate Class Principal Balances of all Classes of Notes.

     Owner Trust:  The Issuer.

     Owner Trust Agreement: The Trust Agreement dated as of December 1, 1997, among the Depositor, the Company and the Owner Trustee.

     Owner Trust Estate: The assets subject to this Agreement, the Owner Trust Agreement and the Indenture and assigned to the Issuer, which assets consist of:
(i) such Home Loans as from time to time are subject to this Agreement as listed in the Home Loan Schedule, as the same may be amended or supplemented from time to time including by the addition of Subsequent Loans, the removal of Deleted Home Loans and the addition of Qualified Substitute Home Loans, together with the Servicer's Home Loan Files and the Indenture Trustee's Home Loan Files relating thereto and all proceeds thereof, (ii) the Mortgages and security interests in Mortgaged Properties, (iii) all payments in respect of interest due with respect to the Home Loans on or after the Cut-Off Date and all payments in respect of principal received after the Cut-Off Date and the Required Interest Deposit, (iv) such assets as from time to time identified as Foreclosure Property, (v) such assets and funds as are from time to time are deposited in the Collection Account, the Note Distribution Account, the Certificate Distribution Account, the Capitalized Interest Account and the Pre-Funding Account, including amounts on deposit in such accounts which are invested in Permitted Investments, (vi) the Issuer's rights under all insurance policies with respect to the Home Loans and any Insurance Proceeds, (vii) Net Liquidation Proceeds and Released Mortgaged Property Proceeds, and (viii) all right, title and interest of the Depositor in and to the obligations of the Transferor under the Home Loan Purchase Agreement pursuant to which the Depositor acquired the Home Loans from the Transferor, and all proceeds of any of the foregoing.

     Owner Trustee: Wilmington Trust Company, as owner trustee under the Owner Trust Agreement, and any successor owner trustee under the Owner Trust Agreement.

     Owner Trustee Fee: The annual fee of $2,500 in equal monthly installments to the Servicer which shall in turn pay such $2,500 to the Owner Trustee on the Payment Date occurring in December each year during the term of this Agreement commencing in December 1998; provided, however, that the initial Owner Trustee Fee shall be paid by the Transferor on the Closing Date.

     Ownership Interest: As to any Note, any ownership or security interest in such Note, including any interest in such Note as the holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Payment Date: The 25th day of any month or if such 25th day is not a Business Day, the first Business Day immediately following such day, commencing in January 1998.

     Payment Statement:  As defined in Section 6.01 hereof.

     Percentage Interest:  As defined in the Owner Trust Agreement.

     Periodic Rate Cap: With respect to any Adjustable Rate Loan the periodic rate cap set forth in the Debt Instrument related thereto.

     Permitted Investments:  Each of the following:

                  (1) obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (2) a repurchase agreement that satisfies the following criteria: (A) it must be between the Indenture Trustee and either (x) primary dealers on the Federal Reserve reporting dealer list which are rated in one of the two highest categories for long-term unsecured debt obligations by each Rating Agency or (y) banks rated in the highest categories for long-term unsecured debt obligations by each Rating Agency; and (B) it must be in writing and include the following terms:
         (a) the securities acceptable for transfer are either (i) direct U.S. government obligations or (ii) obligations of a federal agency that are backed by the full faith and credit of the U.S. government or by FNMA or FHLMC; (b) a term no greater than 60 days for any repurchase transaction; (c) the collateral must be delivered to the Indenture Trustee or a third party custodian acting as agent for the Indenture Trustee by appropriate book entries and confirmation statements, and must have been delivered before or simultaneously with payment (i.e., perfection by possession of certificated securities); and (d) the securities sold thereunder must be valued weekly, marked-to-market at current market price plus accrued interest and the value of the collateral must be equal to at least 104% of the amount of cash transferred by the Indenture Trustee under the repurchase agreement and, if the value of the securities held as collateral declines to an amount below 104% of the cash transferred by the Indenture Trustee plus accrued interest (i.e., a margin call), then additional cash and/or acceptable securities must be transferred to the Indenture Trustee to satisfy such margin call; provided, however, that if the securities used as collateral are obligations of FNMA or FHLMC, then the value of the securities held as collateral must equal at least 105% of the cash transferred by the Indenture Trustee under such repurchase agreement;

                  (3) certificates of deposit, time deposits and bankers acceptances of any United States depository institution or trust company incorporated under the laws of the United States or any state, including the Indenture Trustee; provided, however, that the debt obligations of such depository institution or trust company at the date of the acquisition thereof have been rated by each Rating Agency in the highest long-term rating categories;

                  (4) deposits, including deposits with the Indenture Trustee, which are fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, as the case may be;

                  (5) commercial paper of any corporation incorporated under the laws of the United States or any state thereof, including corporate Affiliates of the Indenture Trustee, which at the date of acquisition is rated by each Rating Agency in its highest short-term rating category and which has an original maturity of not more than 365 days;

                  (6) debt obligations rated by each Rating Agency at the time at which the investment is made in its highest long-term rating category (or those investments specified in (3) above with depository institutions which have debt obligations rated by each Rating Agency in the highest long-term rating categories);

                  (7) money market funds which are rated by each Rating Agency at the time at which the investment is made in its highest long-term rating category, any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth in this Agreement; or

                  (8) any other demand, money market or time deposit obligation, security or investment as may be acceptable to each Rating Agency at the time at which the investment is made;

provided, however, that no instrument described in the foregoing subparagraphs shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described in the foregoing subparagraphs may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

     Each reference in this definition of "Permitted Investments" to the Rating Agency shall be construed, in the case of each subparagraph above referring to each Rating Agency, as a reference to each of Moody's and Fitch.

     Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

     Physical Property:  As defined in the definition of "Delivery" above.

     Pool Principal Balance: With respect to any date of determination, the aggregate Principal Balances of the Home Loans as of the end of the preceding Due Period; provided, however, that the Pool Principal Balance on any Payment Date on which the Termination Price is to be paid to Noteholders will be deemed to have been equal to zero as of such date.

     Pre-Funding Account: The account created and maintained by the Indenture Trustee pursuant to Section 5.05 hereof.

     Pre-Funding Amount: With respect to any date, the amount on deposit in the Pre-Funding Account (net of any Pre-Funding Earnings).

     Pre-Funding Earnings: With respect to the Payment Date in February 1998, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account during the period from December 16, 1997 through and including January 31, 1998. With respect to the Payment Date in March 1998, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account from February 1, 1998 through and including February 28, 1997. With respect to the Payment Date in April 1998, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account from March 1, 1998 through and including March 31, 1997.

     Pre-Funding Payment Trigger: With respect to the Payment Date following the Due Period in which the termination of the Pre-Funding Period occurs, a Pre-Funding Payment Trigger will be deemed to have occurred if, at such time, the Pre-Funding Amount is greater than or equal to $50,000.

     Pre-Funding Period: The period commencing on the Closing Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any Pre-Funding Earnings) is less than $50,000, (ii) the date on which any Event of Default relating to the Servicer occurs and (iii) March 16, 1997.

     Principal Balance: With respect to any Home Loan or related Foreclosure Property, (i) at the Cut-Off Date, the outstanding unpaid principal balance of the Home Loan as of the Cut-Off Date and (ii) with respect to any date of determination, the outstanding unpaid principal balance of the Home Loan as of the last day of the preceding Due Period (after giving effect to all payments received thereon and the allocation of any Net Loan Losses with respect thereto for a Defaulted Home Loan which relates to such Due Period), without giving effect to amounts received in respect of such Home Loan or related Foreclosure Property after such Due Period; provided, however, that any Liquidated Home Loan shall have a Principal Balance of zero.

     Principal Prepayment: With respect to any Home Loan and any Due Period, any principal amount received on a Home Loan in excess of the principal of the Monthly Payment due in such Due Period.

     Property: The property (real, personal or mixed) encumbered by the Mortgage which secures the Debt Instrument evidencing a secured Home Loan.

     Prospectus: The Depositor's final Prospectus dated November 18, 1997 as supplemented by the Prospectus Supplement dated December 10, 1997.

     Prospectus Supplement: The Prospectus Supplement December 10, 1997 to be prepared by the Depositor in connection with the issuance and sale of the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2 and Class B Notes.

     Purchase Price: With respect to a Defective Home Loan, the Principal Balance thereof as of the date of purchase, plus all accrued and unpaid interest on such Defective Home Loan to and including the date of repurchase computed at the applicable Home Loan Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Defective Home Loan (after deducting therefrom any amounts received in respect of such repurchased Defective Home Loan and being held in the Collection Account for future distribution to the extent such amounts represent recoveries of principal not yet applied to reduce the related Principal Balance or interest (net of the Servicing Fee) for the period from and after the date of repurchase).

     Qualified Substitute Home Loan: A home loan or home loans substituted for a Deleted Home Loan pursuant to Section 2.05 or Section 3.05 hereof, which (i) is or are Adjustable Rate Loans if the Deleted Home Loan is an Adjustable Rate Loan or a Fixed Rate Loan if the Deleted Home Loan is a Fixed Rate Loan and, has or have an interest rate or rates of not less than, and not more than two percentage points greater than, the Home Loan Interest Rate for the Deleted Home Loan, (ii) matures or mature not more than one year than, and not more than one year earlier, than the maturity date of Deleted Home Loan, (iii) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance or Balances of the Deleted Home Loan or Loans as of such date,
(iv) has or have a lien priority equal or superior to that of the Deleted Home Loan or Loans, (v) has or have a borrower or borrowers with a comparable credit grade classification to the credit grade classification of the Obligor on the Deleted Home Loan or Loans, including a Credit Score equal to or greater than such Deleted Home Loan, (vi) has or have a borrower or borrowers with a debt-to-income ratio no higher than the debt-to-income ratio of the Obligor with respect to the Deleted Loan, and (vii) complies or comply as of the date of substitution with each representation and warranty set forth in Section 3.04 hereof and is or are not more than 29 days delinquent as of the date of substitution for such Deleted Home Loan or Loans. For purposes of determining whether multiple mortgage loans proposed to be substituted for one or more Deleted Home Loans pursuant to Section 2.05 or Section 3.05 hereof are in fact "Qualified Substitute Home Loans" as provided above, the criteria specified in clauses (i) and (iii) above may be considered on an aggregate or weighted average basis, rather than on a loan-by-loan basis (i.e., so long as the weighted average Home Loan Interest Rate of any loans proposed to be substituted is not less than two percentage points less than and not more than two percentage points greater than the Home Loan Interest Rate for the designated Deleted Home Loan or Loans, the requirements of clause (i) above would be deemed satisfied).

     Rating Agencies: Moody's and Fitch. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable person designated by the Servicer, notice of which designation shall have been given to the Indenture Trustee and the Issuer.

     Ratings: The ratings initially assigned to the Notes by the Rating Agencies, as evidenced by letters from the Rating Agencies.

     Record Date: With respect to each Payment Date, the close of business on the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

     Reference Bank Rate: With respect to any Accrual Period, the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month that are offered by the Reference Banks as of 11:00 a.m., New York City time, on the second LIBOR Business Day prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding Class Principal Balance of the Class A-1 Notes, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the outstanding Class Principal Balance of the Class A-1 Notes. If no such quotation can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Accrual Period.

     Reference  Banks:  Three  money  center  banks  selected  by the  Indenture
Trustee.

     Regular Payment Amount: With respect to any Payment Date, the lesser of (a) the Available Payment Amount and (b) the sum of (i) the Noteholders' Interest Payment Amount and (ii) the Regular Principal Payment Amount.

     Regular Principal Payment Amount: On each Payment Date, an amount equal to the lesser of:

               (A) the aggregate of the Class Principal Balances of the Classes of Notes immediately prior to such Payment Date; and

                  (B) the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period, (ii) all full and partial principal prepayments applied by the Servicer during such related Due Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period, (iv) that portion of the Purchase Price of any repurchased Home Loan which represents principal received prior to the related Determination Date, (v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date, (vi) if such Payment Date relates to the Due Period in which the Pre-Funding Period shall have ended and at the termination of such Pre-Funding Period a Pre-Funding Payment Trigger shall have occurred, the amount on deposit in the Pre-Funding Account on such date, and (vii) on the Payment Date on which the Issuer is to be terminated pursuant to Section 11.02 hereof, the Termination Price (net of any accrued and unpaid interest, Trust Fees and Expenses due and unpaid on such date and Servicing Advance Reimbursement Amount).

     Released Mortgaged Property Proceeds: With respect to any secured Home Loan, proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which proceeds in either case are not released to the Obligor in accordance with applicable law, Accepted Servicing Procedures and this Agreement.

     Remittance Date: The 20th day of each month, or if such 20th day is not a Business Day, the first Business Day immediately following such day, commencing in January 1998.

     Required Interest Deposit: $247,552.50 to be deposited into the Collection Account on the Closing Date, which represents, with respect to each Home Loan for which the first payment will occur after December 31, 1997, one month of interest at the applicable Home Loan Interest Rate.

     Residual Interest: The interest which represents the right to the amount remaining, if any, after all prior distributions have been made under this Agreement, the Indenture and the Owner Trust Agreement on each Payment Date and certain other rights to receive amounts hereunder and under the Owner Trust Agreement.

     Residual Interest Certificate: The meaning assigned thereto in the Owner Trust Agreement.

     Responsible Officer: When used with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Issuer, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Owner Trust Agreement and this Agreement on behalf of the Issuer. When used with respect to the Depositor, the Transferor, the Servicer or the Custodian, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

     Securities:  The Notes or Residual Interest Certificates.

     Securityholder:  Any Noteholder or Certificateholder.

     Senior Noteholders' Interest Carry-Forward Amount: With respect to any Payment Date, the excess, if any, of (A) the Senior Noteholders' Monthly Interest Payment Amount for the preceding Payment Date plus any outstanding Senior Noteholders' Interest Carry-Forward Amount for preceding Payment Dates, over (B) the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Payment Date.

     Senior Noteholders' Interest Payment Amount: With respect to any Payment Date, the sum of the Senior Noteholders' Monthly Interest Payment Amount for such Payment Date and the Senior Noteholders' Interest Carry-Forward Amount for such Payment Date.

     Senior Noteholders' Monthly Interest Payment Amount: With respect to each Payment Date and the Classes of Class A Notes, the interest accrued at the respective Note Interest Rates on the respective Class Principal Balances of such Classes immediately preceding such Payment Date (or, in the case of the first Payment Date, on the Closing Date) after giving effect to all payments of principal to the holders of such Classes of Notes on or prior to such preceding Payment Date (or, in the case of the first Payment Date, on the Closing Date) after giving effect to all payments of principal to the holders of the other Classes of Notes on or prior to such preceding Payment Date.

     Senior Notes:  The Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

     Senior Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, zero; with respect to any other Payment Date, an amount equal to the Pool Principal Balance as of the related Determination Date minus the greater of (a) the sum of (1) 55.00% of the Pool Principal Balance as of the related Determination Date and (2) the Overcollateralization Target Amount for such Payment Date (without giving effect to the proviso in the definition thereof) and (b) 0.50% of the Maximum Collateral Amount; provided, however, that such amount shall never be less than zero or greater than the sum of the Original Class Principal Balances of the Notes.

     Series or Series 1997-3: Life Financial Home Loan Asset Backed Notes, Series 1997-3.

     Servicer: Life Bank, a federally chartered stock savings bank or any successor appointed as herein provided.

     Servicer  Termination  Event:  The termination of the Servicer  pursuant to
Section 10.01(b) hereof.

     Servicer's Fiscal Year:  January 1st through December 31st of each year.

     Servicer's Home Loan Files: In respect of each Home Loan, all documents customarily included in the Servicer's loan file for the related type of Home Loan as specifically set forth in Section 2.04(b).

     Servicer's Monthly Remittance Report:  As defined in Section 6.01(a).

     Servicing Advance Reimbursement Amount: With respect to any date of determination, the amount of any Servicing Advances that have not been reimbursed as of such date, including Nonrecoverable Servicing Advances.

     Servicing Advances: Subject to Section 4.01(b) hereof, all reasonable, customary and necessary "out of pocket" costs and expenses advanced or paid by the Servicer with respect to the Home Loans in accordance with the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the costs and expenses for (i) the preservation, restoration and protection of a Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments, (ii) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations pursuant to Section 4.10 hereof, (iii) the conservation, management and sale or other disposition of a Foreclosure Property pursuant to
Section 4.11 hereof, (iv) the preservation of the security for a Home Loan if any lienholder under a Superior Lien has accelerated or intends to accelerate the obligations secured by such Superior Lien pursuant to Section 4.05 hereof; provided, however, that such Servicing Advances are reimbursable to the Servicer out of Net Liquidation Proceeds.

     Servicing Compensation: The Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 7.03 hereof.

     Servicing Fee: As to each Home Loan (including any Home Loan that has been foreclosed and has become a Foreclosure Property, but excluding any Liquidated Home Loan), the fee payable monthly to the Servicer on each Payment Date, which shall be the product of 1.00% (100 basis points) and the Principal Balance of such Home Loan as of the beginning of the immediately preceding Due Period, divided by 12. The Servicing Fee includes any servicing fees owed or payable to any Subservicer, which fees shall be paid from the Servicing Fee.

     Servicing Officer: Any officer of the Servicer or Subservicer involved in, or responsible for, the administration and servicing of the Home Loans whose name and specimen signature appears on a list of servicing officers annexed to an Officer's Certificate furnished by the Servicer or the Subservicer, respectively, to the Issuer and the Indenture Trustee, on behalf of the Noteholders, as such list may from time to time be amended.

     Six-Month Rolling Delinquency Average: With respect to any Payment Date, the average of the applicable 60-Day Delinquency Amounts for each of the six immediately preceding Due Periods, where the 60-Day Delinquency Amount for any Due Period is the aggregate of the Principal Balances of all Home Loans that are 60 or more days delinquent, in foreclosure or Foreclosure Property as of the end of such Due Period.

     Stepdown Date: The first Payment Date occurring after December 2000, upon which all of the following conditions exist:

               (1) the Pool Principal Balance has been reduced to 50.0% of the Maximum Collateral Amount;

               (2) the Net Delinquency Calculation Amount is less than 6.25% of the Maximum Collateral Amount; and

               (3) the aggregate of the Class Principal Balances of the Class A Notes will be able to be reduced on such Payment Date (such determination to be made by the Indenture Trustee prior to giving effect to distribution of principal on such Payment Date) to the excess of:

                    (I)  the  Pool   Principal   Balance   as  of  the   related
               Determination Date over

                    (II) the greater of

                           (a)      the sum of

                                    (1)   55.00% of the Pool  Principal  Balance
                                          as of the related  Determination Date
                                          and

                                    (2)   the   Overcollateralization   Target
                                          Amount for such  Payment  Date (such
                                          amount to be calculated  (x) without
                                          giving  effect to the proviso in the
                                          definition  thereof and (y) pursuant
                                          only   to   clause   (II)   of   the
                                          definition thereof); and

                           (b)      0.50% of the Maximum Collateral Amount.

     Subordinate Noteholders' Interest Carry-Forward Amount: With respect to any Payment Date, the excess, if any, of (A) the Subordinate Noteholders' Monthly Interest Payment Amount for the preceding Payment Date plus any outstanding Subordinate Noteholders' Interest Carry-Forward Amount for preceding Payment Dates, over (B) the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Payment Date net of the Senior Noteholders' Interest Payment Amount and the Mezzanine Noteholders' Interest Payment Amount for such preceding Payment Date.

     Subordinate Noteholders' Interest Payment Amount: With respect to any Payment Date, the sum of the Subordinate Noteholders' Monthly Interest Payment Amount for such Payment Date and the Subordinate Noteholders' Interest Carry-Forward Amount for such Payment Date.

     Subordinate Noteholders' Monthly Interest Payment Amount: With respect to each Payment Date and the Classes of Subordinate Notes, the interest accrued at the respective Note Interest Rates on the respective Class Principal Balances of such Classes immediately preceding such Payment Date (or, in the case of the first Payment Date, on the Closing Date) after giving effect to all payments of principal to the holders of such Classes of Notes on or prior to such preceding Payment Date.

     Subordinate Notes:  The Class B Notes.

     Subsequent Cut-Off Date Deposit: With respect to any Subsequent Transfer Date and any Subsequent Loan transferred to the Owner Trust during any month, which Subsequent Loan does not have a Monthly Payment due until the second Due Period following such month, an amount equal to the product of (a) the Loan Balance of such Subsequent Loan on the related Cut-Off Date and (b) one-twelfth of the Net Loan Rate on such Subsequent Loan.

     Subsequent Loan: Each Home Loan sold to the Owner Trust for inclusion pursuant to Section 2.06 hereof and the related Subsequent Transfer Agreement, which Home Loan shall be listed on the related Subsequent Loan Schedule.

     Subsequent Loan Schedule: The schedule of Subsequent Loans transferred to the Owner Trust pursuant to the related Subsequent Transfer Agreement and attached thereto.

     Subsequent Transfer Agreement: Each Subsequent Transfer Agreement executed by the Owner Trustee, Indenture Trustee and Life substantially in the form of Exhibit C attached hereto by which Subsequent Loans are sold and assigned to the Owner Trust.

     Subsequent Transfer Date: The date specified in each Subsequent Transfer Agreement; provided, however, that in no event shall there be more than three
(3) such Subsequent Transfer Agreements.

     Subservicer: Any Person with which the Servicer has entered into a Subservicing Agreement and which is an Eligible Servicer and satisfies any requirements set forth in Section 4.06(a) hereof in respect of the qualifications of a Subservicer.

     Subservicing Account: An account established by a Subservicer pursuant to a Subservicing Agreement, which account must be an Eligible Account.

     Subservicing Agreement: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of any or all Home Loans as provided in Section 4.06(a) hereof, copies of which shall be made available, along with any modifications thereto, to the Issuer and the Indenture Trustee.

     Substitution Adjustment: As to any date on which a substitution occurs pursuant to Section 2.05 or Section 3.05 hereof, the amount, if any, by which
(a) the sum of the aggregate principal balance (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Home Loans as of the date of substitution, plus any accrued and unpaid interest thereon to the date of substitution, is less than (b) the sum of the aggregate of the Principal Balances, together with accrued and unpaid interest thereon to the date of substitution, of the related Deleted Home Loans.

     Superior Lien: With respect to any Home Loan which is secured by a lien other than a first priority lien, the mortgage loan(s) having a superior priority lien on the related Mortgaged Property .

     Termination Date: The earlier of (a) the Payment Date in April 2024 and (b) the Payment Date next following the Monthly Cut-Off Date coinciding with or next following the date of the liquidation or disposition of the last asset held by the Issuer pursuant to Section 11.01 hereof.

     Termination Price: As of any date of determination, an amount without duplication equal to the greater of (A) the Note Redemption Amount and (B) the sum of (i) the Principal Balance of each Home Loan included in the Owner Trust as of the applicable Monthly Cut-Off Date; (ii) all unpaid interest accrued on the Principal Balance of each such Home Loan at the related Net Loan Rate to such Monthly Cut-Off Date; and (iii) the aggregate fair market value of each Foreclosure Property included in the Owner Trust on such Monthly Cut-Off Date, as determined by an Independent appraiser acceptable to the Indenture Trustee as of a date not more than 30 days prior to such Monthly Cut-Off Date.

     Transferor:  Life Investment Holdings, Inc., a Delaware corporation.

     Trust Account Property: The Trust Accounts, all amounts and investments held from time to time in the Trust Accounts and all proceeds of the foregoing.

     Trust Accounts: The Note Payment Account, the Certificate Distribution Account, the Collection Account, the Pre-Funding Account and the Capitalized Interest Account.

     Trust Fees and Expenses: As of each Payment Date, an amount equal to the Servicing Compensation, the Indenture Trustee Fee and the Owner Trustee Fee, if any.

     UCC:  The Uniform Commercial Code as in effect in the State of New York.

     Underwriting Guidelines: The underwriting guidelines of Life, a copy of which is attached as an exhibit to the Home Loan Purchase Agreement.


     Section 1.02  Other Definitional Provisions.

     (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture and the Owner Trust Agreement.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                   ARTICLE II

                          CONVEYANCE OF THE HOME LOANS

     Section 2.01 Conveyance of the Home Loans.

     (a) As of the Closing Date, in consideration of the Issuer's delivery of the Notes and the Residual Interest Certificates to the Depositor or its designee, upon the order of the Depositor, the Depositor, as of the Closing Date and concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Owner Trust Estate. The foregoing sale, transfer, assignment, set over and conveyance does not, and is not intended to, result in a creation or an assumption by the Issuer of any obligation of the Depositor, Life, the Transferor or any other person in connection with the Owner Trust Estate or under any agreement or instrument relating thereto except as specifically set forth herein.

     (b) As of the Closing Date, the Issuer acknowledges the conveyance to it of the Owner Trust Estate, including all right, title and interest of the Depositor in and to the Owner Trust Estate, receipt of which is hereby acknowledged by the Issuer. Concurrently with such delivery and in exchange therefor, the Issuer has pledged the Owner Trust Estate to the Indenture Trustee, and the Indenture Trustee, pursuant to the written instructions of the Issuer, has executed and caused the Notes to be authenticated and delivered to the Depositor or its designee, upon the order of the Issuer. In addition, concurrently with such delivery and in exchange therefor, the Owner Trustee, pursuant to the instructions of the Depositor, has executed (not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer) and caused the Residual Interest Certificates to be authenticated and delivered to the Depositor or its designee, upon the order of the Depositor.


     Section 2.02  Ownership and Possession of Home Loan Files.

     Upon the issuance of the Notes, with respect to the Home Loans, the ownership of each Debt Instrument, the related Mortgage and the contents of the related Servicer's Home Loan File and the Indenture Trustee's Home Loan File shall be vested in the Owner Trustee and pledged to the Indenture Trustee for the benefit of the Securityholders, although possession of the Servicer's Home Loan Files (other than items required to be maintained in the Indenture Trustee's Home Loan Files) on behalf of and for the benefit of the Securityholders shall remain with the Servicer, and the Custodian shall take possession of the Indenture Trustee's Home Loan Files as contemplated in Section
2.05 hereof.

     Section 2.03  Books and Records.

     The sale of each Home Loan shall be reflected on the balance sheets and other financial statements of the Depositor or Life or the Transferor, as the case may be, as a sale of assets by the Depositor or Life or the Transferor, as the case may be, under GAAP. The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Home Loan which shall be clearly marked to reflect the ownership of each Home Loan by the Owner Trustee and pledged to the Indenture Trustee for the benefit of the Noteholders. The Custodian, pursuant to the terms of the Custodial Agreement, shall keep the Indenture Trustee's Home Loan Files and shall maintain a record to reflect the pledge of each Home Loan for the benefit of the Noteholders.

     It is the intention of the parties hereto that the transfers and assignments contemplated by this Agreement shall constitute a sale of the Home Loans and the other property specified in Section 2.01(a) hereof from the Depositor to the Issuer and such property shall not be property of the Depositor. If the assignment and transfer of the Home Loans and the other property specified in Section 2.01(a) hereof to the Issuer pursuant to this Agreement or the conveyance of the Home Loans or any of such other property to the Owner Trustee is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Issuer a first priority security interest in the entire right, title and interest of the Depositor in and to the Home Loans and all other property conveyed to the Issuer pursuant to Section 2.01 hereof and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law. Within ten (10) days of the Closing Date, the Depositor shall cause to be filed UCC-1 financing statements naming the Owner Trustee as "secured party" and describing the Home Loans being sold by the Depositor to the Issuer with the office of the Secretary of State of the state in which the Depositor is located.

     Section 2.04  Delivery of Home Loan Documents.

     (a) With respect to each Home Loan, the Depositor, the Originator and/or the Transferor shall, on the Closing Date, or the applicable Subsequent Transfer Date in the case of Subsequent Loans, deliver or cause to be delivered to the Custodian, as the designated agent of the Indenture Trustee, each of the following documents (collectively, the "Indenture Trustee's Home Loan Files"):

                  (i) The original Debt Instrument, endorsed by the Originator in blank, with all prior and intervening endorsements showing a complete chain of endorsement from origination of the Home Loan to the Originator;

                  (ii) The original Mortgage with evidence of recording thereon (or, if the original Mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of the Mortgage certified by a Responsible Officer of the Originator or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, if any, or commitment therefor to be a true and complete copy of the original Mortgage submitted for recording) and, if the Mortgage was executed pursuant to a power of attorney, the original power of attorney with evidence of recording thereon (or, if the original power of attorney has not been returned from the applicable public recording office or is not otherwise available, a copy of the power of attorney certified by a Responsible Officer of the Originator or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, if any, or commitment therefor, to be a true and complete copy of the original power of attorney submitted for recording);

                  (iii)  The  original  executed  Assignment  of  Mortgage,   in
         recordable form. The Assignment of Mortgage may be a blanket assignment, to the extent such assignment is effective under applicable law, for Mortgages covering Mortgaged Properties situated within the same county. If the Assignment of Mortgage is in blanket form, an Assignment of Mortgage need not be included in the individual Indenture Trustee's Home Loan File;

                  (iv) All original intervening assignments of mortgage, with evidence of recording thereon, showing a complete chain of assignment from origination of the Home Loan to the Originator (or, if any such assignment of mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of such assignment of mortgage certified by a Responsible Officer of the Originator or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, if any, or commitment therefor to be a true and complete copy of the original assignment submitted for recording); and

                  (v) The original,  or a copy certified by the Originator to be
         a  true  and  correct  copy  of  the  original,   of  each  assumption,
         modification, written assurance or substitution agreement, if any.

     (b) With respect to each Home Loan, the Transferor, the Originator and the Depositor shall, on the Closing Date, or the applicable Subsequent Transfer Date in the case of Subsequent Loans, deliver or cause to be delivered to the Servicer, as the designated agent of the Indenture Trustee, each of the following documents (collectively, the "Servicer's Home Loan Files"): (i) an original or copy of truth-in-lending disclosure, (ii) an original or copy of the credit application, (iii) an original or copy of the consumer credit report,
(iv) an original or copy of verification of employment and income, or verification of self-employment income, (v) if the Home Loan is a Combination Loan, an original or copy of contract of work or written description with cost estimates, if any, (vi) if the Home Loan is a Combination Loan for which the Transferor prepares an inspection report, an original or copy of the report of inspection of improvements to the Property, (vii) to the extent not included in (clause (ii) of this Section 2.04(b), an original or copy of a written verification (or a notice of telephonic verification, with written verification to follow) that the Obligor at the time of origination was not more than 30 days delinquent on any Superior Lien on the Mortgaged Property, (viii) a copy of the HUD-1 or HUD 1-A Closing Statement indicating the sale price, or an existing Uniform Residential Appraisal Report, or a Drive-by Appraisal documented on FHLMC Form 704, or a tax assessment, or a full Uniform Residential Appraisal Report prepared by a national appraisal firm in accordance with Life's guidelines, and (ix) an original or a copy of a title search as of the time of origination with respect to the Property in accordance with Life's guidelines.

     (c) The Indenture Trustee shall cause the Custodian to take and maintain continuous physical possession of the Indenture Trustee's Home Loan Files in the State of Minnesota and, in connection therewith, shall act solely as agent for the Securityholders in accordance with the terms hereof and not as agent for the Originator, the Transferor or any other party.

     (d) Within 35 days after the Closing Date in the case of Initial Loans or, in the case of the Subsequent Loans, within 35 days of the related Subsequent Transfer Date, the Originator or the Transferor, at its own expense, shall record each Assignment of Mortgage (which may be a blanket assignment if permitted by applicable law) in the appropriate real property or other records; provided, however, that the Originator or the Transferor need not record any such Assignment of Mortgage in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Originator or Transferor (at the Originator's or Transferor's expense) to the Indenture Trustee and the Rating Agencies, the recordation of such Assignment of Mortgage is not necessary to protect the Indenture Trustee's and the Securityholders' interest in the related Home Loan. With respect to any Assignment of Mortgage as to which the related recording information is unavailable within 5 days following the Closing Date in the case of Initial Loans or, in the case of Subsequent Loans, within 5 days of the related Subsequent Transfer Date, such Assignment of Mortgage shall be submitted for recording within 5 days after receipt of such information but in no event later than one year after the Closing Date. The Originator or the Transferor shall request in writing from the Custodian the Assignments of Mortgage to be recorded pursuant to this subsection (d) and shall return to the Custodian the recorded Assignments of Mortgage as promptly as practicable upon receipt thereof. The Indenture Trustee shall be required to retain a copy, provided to the Indenture Trustee by the Originator or the Transferor, of each Assignment of Mortgage submitted for recording. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Originator or the Transferor shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Originator or the Transferor shall be required to submit each such Assignment of Mortgage for recording.

     (e) All recordings required pursuant to this Section 2.04 shall be accomplished by and at the expense of the Originator or the Transferor.

     Section 2.05 Acceptance by the Indenture Trustee of the Home Loans; Certain Substitutions; Certification by the Custodian

     (a) The Indenture Trustee agrees to cause the Custodian to execute and deliver on the Closing Date, or the applicable Subsequent Transfer Date in the case of Subsequent Loans, an acknowledgment of receipt of each Indenture Trustee's Home Loan File received by the Indenture Trustee on the Closing Date or a Subsequent Transfer Date, as applicable. The Indenture Trustee declares that it will cause the Custodian to hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the Owner Trust Estate and delivered to the Custodian, in trust, upon and subject to the conditions set forth herein. The Indenture Trustee agrees to cause the Custodian to review each Indenture Trustee's Home Loan File within 45 days after the Closing Date (or, with respect to any Qualified Substitute Home Loan or Subsequent Loan, within 45 days after the conveyance of the related Home Loan to the Owner Trust) and to cause the Custodian to deliver to the Transferor, the Depositor, the Indenture Trustee and the Servicer a certification (the "Custodian's Initial Certification") to the effect that, as to each Home Loan listed in the Home Loan Schedule (other than any Home Loan paid in full or any Home Loan specifically identified as an exception to such certification), (i) all documents required to be delivered to the Indenture Trustee pursuant to this Agreement are in its possession or in the possession of the Custodian on its behalf (other than as expressly permitted by Section 2.04 hereof), (ii) all documents delivered by the Depositor, the Originator and the Transferor to the Custodian pursuant to Section 2.04 hereof have been reviewed by the Custodian and have not been mutilated or damaged and appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Obligor) and relate to such Home Loan, (iii) based on the examination of the Custodian on behalf of the Indenture Trustee, and only as to the foregoing documents, the information set forth on the Home Loan Schedule accurately reflects the information set forth in the Indenture Trustee's Home Loan File and (iv) each Debt Instrument has been endorsed as provided in Section 2.04 hereof. Neither the Indenture Trustee nor the Custodian shall be under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, valid, legal, executed by a Responsible Officer, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face, (ii) determine or make representations as to the collectibility, insurability, effectiveness or suitability of any Home Loan or (iii) to determine whether any Indenture Trustee's Home Loan File should include any of the documents specified in
Section 2.04(a)(v) hereof.

     (b) The Servicer's Home Loan File shall be held in the custody of the Servicer for the benefit of, and as agent for, the Securityholders and the Indenture Trustee as the owner thereof for so long as this Agreement continues in full force and effect. It is intended that, by the Servicer's agreement pursuant to this Section 2.05(b), the Indenture Trustee shall be deemed to have possession of the Servicer's Home Loan Files for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such documents or instruments are located. The Servicer shall promptly report to the Indenture Trustee any failure by it to hold the Servicer's Home Loan File as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of such documents and instruments, the Servicer agrees not to assert any legal or beneficial ownership interest in the Home Loans or such documents or instruments. The Servicer agrees to indemnify the Securityholders and the Indenture Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred by or asserted against the Securityholders or the Indenture Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of such documents or instruments which have been delivered to the Servicer; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or misconduct of any Securityholders or the Indenture Trustee; and provided, further, that the Servicer will not be liable for any portion of any such amount resulting from the Servicer's compliance with any instructions or directions consistent with this Agreement issued to the Servicer by the Indenture Trustee. The Indenture Trustee shall have no duty to monitor or otherwise oversee the Servicer's performance as custodian hereunder.

     (c) The Custodian shall, for the benefit of the Securityholders, review each Indenture Trustee's Home Loan File within 60 days after the date it delivered a Custodian's Initial Certification and deliver to the Transferor, the Depositor, the Indenture Trustee and the Servicer an updated certification (a "Custodian's Updated Certification"), setting forth those exceptions listed on the Custodian's Initial Certification which continue to exist on the date of such Custodian's Updated Certification. With respect to any Home Loans which are set forth as exceptions in the Custodian's Updated Certification because recorded assignments or original or certified copies of Mortgages have not yet been delivered to the Custodian, the Originator or the Transferor shall cure such exceptions by delivering such missing documents to the Custodian no later than 360 days after the Closing Date.

     The Custodian agrees, for the benefit of the Securityholders, to review each Indenture Trustee's Home Loan File within 360 days after the Closing Date with respect to Initial Loans or within 360 days after the applicable Subsequent Transfer Date with respect to the Subsequent Loans, and to deliver to the Transferor, the Depositor, the Indenture Trustee and the Servicer a final certification (a "Custodian's Final Certification"), setting forth those exceptions listed on the Custodian's Updated Certification which continue to exist on the date of such Custodian's Final Certification.

     In performing any review pursuant to this Agreement or the Custodial Agreement, the Custodian may conclusively rely on the Originator or the
Transferor as to the purported genuineness of any such document and any signature thereon. Neither the Indenture Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction. Neither the Indenture Trustee nor the Custodian shall be under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, valid, legal, executed by a Responsible Officer, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face, (ii) determine or make representations as to the collectibility, insurability, effectiveness or suitability of any Home Loan or (iii) to determine whether any Indenture Trustee's Home Loan File should include any of the documents specified in
Section 2.04(a)(v) hereof. If a material defect in a document constituting part of a Indenture Trustee's Home Loan File is discovered, then the Depositor, the Originator and the Transferor shall comply with the cure, substitution and repurchase provisions of Section 3.05.

     Section 2.06      Subsequent Transfers.

     (a) Subject to the satisfaction of the conditions set forth in this Article II and pursuant to the terms of the related Subsequent Transfer Agreement, in consideration of the Issuer's delivery on each Subsequent Transfer Date to or upon the order of Life, of all or a portion of the balance of funds in the Pre-Funding Account, Life shall on such Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse to the Owner Trust, all of its right, title and interest in and to each Subsequent Loan listed on the related Subsequent Loan Schedule. The transfer by Life to the Owner Trust of the Subsequent Loans set forth in the related Subsequent Transfer Agreement shall be absolute and shall be intended by all parties hereto to be treated as a sale by Life to the Owner Trust. If the assignment and transfer of the Subsequent Loans and the other property specified in this Section 2.06(a) from Life to the Owner Trust pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, Life intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) Life shall be deemed to have granted and does hereby grant to the Owner Trust as of each Subsequent Transfer Date a perfected, first priority security interest in the entire right, title and interest of Life in and to the related Subsequent Loans and all other property conveyed to the Owner Trust pursuant to this Section 2.06(a) and all proceeds thereof, and (ii) this Agreement shall constitute a security agreement under applicable law. The amount released to Life from the Pre-Funding Account shall be one hundred percent (100%) of the aggregate Principal Balances of the Subsequent Loans as of the related Cut-Off Date so transferred.

     (b) The Indenture Trustee, at the direction of the Issuer, shall contribute from the Pre-Funding Account funds in an amount equal to one hundred percent (100%) of the aggregate Principal Balances of the Subsequent Loans as of the related Cut-Off Date so transferred to the Owner Trust and use such cash to purchase the Subsequent Loans on behalf of the Owner Trust, along with the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) Life shall have provided the Indenture Trustee and the Rating Agencies with an Addition Notice, which notice shall be given no fewer than four Business Days prior to the related Subsequent Transfer Date and shall designate the Subsequent Loans to be sold to the Owner Trust and the aggregate Principal Balances of such Subsequent Loans as of the related Cut-Off Date and the Rating Agencies shall have provided written confirmation that the purchase of such Subsequent Loans will not result in a downgrade, withdrawal or qualification of the ratings then in effect for the Outstanding Notes;

                  (ii) Life shall have deposited in the Collection Account all principal collected after the related Cut-Off Date and interest payments collected after the related Cut-Off Date in respect of each Subsequent Loan and the related Subsequent Cut-Off Date Deposit;

                  (iii) Life shall have delivered an Officer's Certificate to the Indenture Trustee confirming that, as of each Subsequent Transfer Date, Life was not insolvent, would not be made insolvent by such transfer and was not aware of any pending insolvency;

                  (iv)     the Pre-Funding Period shall not have ended;

                  (v) Life shall have delivered to the Indenture Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) (including those set forth in clause (B) of subparagraph (vii) below) and in the related Subsequent Transfer Agreement;

                  (vi) Life shall have delivered an Officer's Certificate to the Indenture Trustee confirming that the representations and warranties of Life pursuant to Section 3.04 (other than to the extent representations and warranties relate to statistical information as to the characteristics of the Initial Loans in the aggregate) and pursuant to
         Section 3.02 are true and correct with respect to the Subsequent Loans and Life, as applicable, as of the Subsequent Transfer Date;

                   (vii) the Owner Trust shall not purchase a Subsequent Loan unless:

                           (A) each Rating Agency shall consent  thereto  (which
                  consent  shall  be  evidenced  by a  letter  from  the  Rating
                  Agency);

                           (B)  the   following   conditions   shall  have  been
                  satisfied: (I) no Subsequent Loans may be 30 or more days contractually delinquent as of the applicable Cut-Off Date;
                  (II) the lien securing any such Subsequent Loan must not be lower than third priority; (III) such Subsequent Loan must have an outstanding Principal Balance of at least $2,500 as of the applicable Cut-Off Date; (IV) the first payment on such Subsequent Loan must be due no later than the last day of the Due Period immediately succeeding the Due Period in which it is transferred, unless Life deposits into the Collection Account 30 days' interest on such Subsequent Loan at the Home Loan Interest Rate less the applicable Servicing Fee rate (each such amount, a "Capitalized Interest Subsequent Deposit"), in which event the first payment on such Subsequent Loan must be due no later than the last day of the second Due Period following the Due Period in which the transfer occurs;
                  (V) such Subsequent Loan is a fully amortizing loan with level payments over the remaining term of no fewer than 10 years and no more than 25 years and the scheduled maturity will be no later than April 2023; (VI) such Subsequent Loan, if a Fixed Rate Loan, must have a Home Loan Interest Rate of at least 9.10%, and, if an Adjustable Rate Loan, must have a Home Loan Interest Rate of at least 9.25%; (VII) any such Subsequent Loan must have an original Combined Loan-to-Value Ratio of no more than 135%, (VIII) such Subsequent Loan must be underwritten, re-underwritten or reviewed, as applicable, in accordance with the underwriting guidelines of Life in effect at such time or in a manner similar to the Initial Loans, and
                  (IX) following the purchase of such Subsequent Loans by the Owner Trust, the Home Loans included in the Pool must have a weighted average interest rate and a weighted average remaining term to maturity as of each respective Cut-Off Date comparable to those of the Initial Loans included in the initial Pool; and

                           (C) the Transferor  shall have delivered an Officer's
                  Certificate to the Indenture Trustee confirming that, as a result of such purchase, the percentage of the Pool Principal Balance comprised of Home Loans that do not constitute "real estate mortgages" (as set forth in Section 3.04(af)) remains the same or increases.

                  (viii) in connection with the transfer and assignment of the Subsequent Loans, Life shall satisfy the document delivery requirements set forth in Section 2.05 hereof; and

                  (ix) each proposed Subsequent Loan must be listed on the Home Loan Schedule hereto as the same may be amended from time to time with the approval of the Depositor.

     (c) In connection with each Subsequent Transfer Date and on the related Payment Date, the Indenture Trustee shall determine (i) the amount and correct dispositions of the Capitalized Interest Requirement and Pre-Funding Account
Earnings for such Payment Date in accordance with the provisions of this Agreement and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and the Capitalized Interest Account. In the event that any amounts are released as a result of calculation error by the Indenture Trustee from the Pre-Funding Account or from the Capitalized Interest Account, the Indenture Trustee shall not be liable therefor and Life shall immediately repay such amounts to the Indenture Trustee.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.01 Representations and Warranties of the Depositor.

     The Depositor hereby represents and warrants to the Transferor, the Servicer, the Indenture Trustee, the Owner Trustee and the Noteholders that as of the Closing Date:

                  (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has, and had at all relevant times, full power to own its property, to carry on its business as currently conducted, to enter into and perform its obligations under this Agreement and to create the Owner Trust pursuant to the Owner Trust Agreement;

                  (b) The execution and delivery of this Agreement by the Depositor and its performance of and compliance with the terms of this Agreement will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets;

                  (c) The Depositor has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Owner Trustee, the Indenture Trustee, the Transferor and the Servicer, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (d) The Depositor is not in violation of, and the execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or materially and adversely affect the performance of its duties hereunder;

                  (e) There are no actions or proceedings against, or investigations of, the Depositor currently pending with regard to which the Depositor has received service of process and no action or proceeding against, or investigation of, the Depositor is, to the knowledge of the Depositor, threatened or otherwise pending before any court, administrative agency or other tribunal that (A) if determined adversely, would prohibit its entering into this Agreement or render the Notes invalid, (B) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or (C) if determined adversely, would prohibit or materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Notes;

                  (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the Notes, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

                  (g) The Depositor is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by the execution and delivery of this Agreement or its obligations hereunder; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Depositor prior to the date hereof;

                  (h) The Depositor did not sell the Home Loans to the Issuer, with any intent to hinder, delay or defraud any of its creditors; the Depositor will not be rendered insolvent as a result of the sale of the Home Loans to the Issuer;

                  (i) As of the Closing Date, the Depositor had good title to, and was the sole owner of, each Home Loan free and clear of any lien other than any such lien released simultaneously with the sale contemplated herein, and, immediately upon each transfer and assignment herein contemplated, the Depositor will have delivered to the Issuer good title to, and the Issuer will be the sole owner of, each Home Loan free and clear of any lien;

                   (j) The Depositor acquired title to the Home Loans in good faith, without notice of any adverse claim;

                  (k) No Officers' Certificate, statement, report or other document prepared by the Depositor and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading; and

                  (l) The Depositor is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

     Section 3.02 Representations and Warranties of the Transferor.

     The Transferor hereby represents and warrants to the Servicer, the Indenture Trustee, the Owner Trustee, the Noteholders and the Depositor that as of the Closing Date or the Subsequent Transfer Date, as the case may be (except as otherwise specifically provided herein):

                  (a) The Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order for the Transferor to conduct such business and to perform its obligations as the Transferor hereunder, and in any event the Transferor is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Home Loans, and had at all relevant times, full corporate power to originate or purchase the Home Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (b) The execution and delivery of this Agreement by the Transferor and its performance of and compliance with the terms of this Agreement will not violate the Transferor's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Transferor is a party or which may be applicable to the Transferor or any of its assets;

                  (c) The Transferor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Owner Trustee, the Indenture Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Transferor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (d) The Transferor is not in violation of, and the execution and delivery of this Agreement by the Transferor and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Transferor or its properties or materially and adversely affect the performance of its duties hereunder;

                  (e) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Transferor, threatened, before any court, administrative agency or governmental tribunal against the Transferor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Transferor, or in any material impairment of the right or ability of the Transferor to carry on its business substantially as now conducted, or in any material liability on the part of the Transferor, or which would draw into question the validity of this Agreement, the Loans, or of any action taken or to be taken in connection with the obligations of the Transferor contemplated herein, or which would impair materially the ability of the Transferor to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or the consummation of any of the transactions contemplated hereby;

                  (f) No consent, approval, authorization or order of any court or governmental agency or body is required for: (1) the execution, delivery and performance by the Transferor of, or compliance by the Transferor with, this Agreement, (2) the issuance of the Notes, (3) the sale of the Home Loans under the Home Loan Purchase Agreement or (4) the consummation of the transactions required of it by this Agreement, except such as shall have been obtained before the Closing Date;

                  (g) The Transferor acquired title to the Home Loans in good faith, without notice of any adverse claim;

                  (h) The collection practices used by the Transferor with respect to the Home Loans have been, in all material respects, legal, proper, prudent and customary in the non-conforming mortgage servicing business;

                  (i) No Officer's Certificate, statement, report or other document prepared by the Transferor and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                  (j) The Transferor is duly licensed where required as a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where the failure to so qualify or such default would not have a material adverse effect on the ability of the Transferor to conduct its business or perform its obligations hereunder;

                  (k) The Transferor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Transferor is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by the execution and delivery of this Agreement or by the performance of its obligations hereunder; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Transferor prior to the date hereof;

                  (l) The Transferor is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended;

                  (m) Upon the receipt of each Indenture Trustee's Home Loan File by the Depositor or the Custodian, as agent for the Depositor under this Agreement, the Depositor, or the Custodian, as agent for the Depositor will have good title to each related Home Loan and such other items comprising the corpus of the Owner Trust Estate free and clear of any lien created by the Transferor (other than liens which will be simultaneously released);

                  (n) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Transferor, and the transfer, assignment and conveyance of the Debt Instruments and the Mortgages by the Transferor to the Depositor pursuant to the Home Loan Purchase Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                  (o) The Home Loans are not intentionally selected in a manner so as to affect adversely the interests of the Depositor or any transferee of the Depositor (including the Indenture Trustee);

                  (p) The Transferor has determined that it will treat the disposition of the Home Loans pursuant to the Home Loan Purchase Agreement as a sale for accounting purposes, but not for tax purposes;

                  (q) The Transferor has not dealt with any broker or agent or anyone else that may be entitled to any commission or compensation in connection with the sale of the Home Loans to the Depositor other than to the Depositor or an affiliate thereof; and

                  (r) The consideration received by the Transferor upon the sale of the Home Loans under the Home Loan Purchase Agreement constitutes fair consideration and reasonably equivalent value for the Loans.

     It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive delivery of the respective Indenture Trustee's Home Loan Files to the Custodian (as the agent of the Indenture Trustee) and shall inure to the benefit of the Securityholders, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee and the Owner Trust. Upon discovery by any of the Transferor, the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of any Home Loan or the interests of the Securityholders therein, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties. The obligations of the Transferor and Life set forth in Section 3.05 hereof to cure any breach or to substitute for or repurchase an affected Home Loan shall constitute the sole remedies available hereunder to the Securityholders, the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee respecting a breach of the representations and warranties contained in this Section 3.02.

     Section 3.03 Representations, Warranties and Covenants of the Servicer and the Originator.

     Each of the Servicer and the Originator hereby represents and warrants to and covenants with the Owner Trustee, the Indenture Trustee, the Noteholders, the Depositor and the Transferor that as of the Closing Date or as of such date specifically provided herein:

                  (a) It is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order for the Servicer to conduct such business and to perform its obligations as the Servicer hereunder and is in any event in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Loan in accordance with the terms of this Agreement;

                  (b) The execution and delivery of this Agreement by it and its performance of and compliance with the terms of this Agreement will not violate the its articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which it is a party or which may be applicable to it or any of its assets;

                  (c) It has the full  power  and  authority  to enter  into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Indenture Trustee, the Owner Trustee and the Depositor, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (d) It is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of it or materially and adversely affect the performance of its duties hereunder or impair the ability of the Indenture Trustee (or the Servicer as agent of the Indenture Trustee) to realize on the Loans or impair the value of the Home Loans;

                  (e) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened, before any court, administrative agency or government tribunal against it that, either in any one instance or in the aggregate, may result in any material adverse change in its business, operations, financial condition, properties or assets, or in any material impairment of its right or ability to carry on its business substantially as now conducted, or in any material liability on its part, or which would draw into question the validity of this Agreement, the Home Loans, or of any action taken or to be taken in connection with its obligations contemplated herein, or which would impair materially its ability to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or the consummation of any of the transactions contemplated hereby;

                  (f) The Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. Each designated Subservicer and the terms of each Subservicing Agreement will be required to comply with the provisions of Section 4.07. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement;

                  (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement or the Notes, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

                  (h) The collection practices used by it with respect to the Home Loans have been, in all material respects, legal, proper, prudent and customary in the nonconforming mortgage servicing business;

                  (i) The transactions contemplated by this Agreement are in the ordinary course of its business;

                  (j) It is duly licensed where required as a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where the failure to so qualify or such default would not have a material adverse effect on the ability of the Servicer to conduct its business or perform its obligations hereunder;

                  (k) It is an Eligible Servicer and services mortgage loans in accordance with Accepted Servicing Procedures and the computer systems utilized by the Servicer in the performance of its servicing activities hereunder will be capable of properly performing any calculations and recordkeeping functions with respect to the Home Loans on and after January 1, 2000;

                  (l) No Officer's Certificate, statement, report or other document prepared by it and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                  (m) It is solvent and will not be rendered insolvent as a result of the performance of its obligations pursuant to this Agreement;

                  (n) It has not waived any default, breach, violation or event of acceleration existing under any Debt Instrument or the related Mortgage;

                  (o) It is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended;

                  (p) It will cause to be performed any and all acts required to be performed by the Servicer to preserve the rights and remedies of the Owner Trustee and the Indenture Trustee in any Insurance Policies applicable to the Home Loans including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Owner Trustee and the Indenture Trustee;

                  (q) The Servicer shall comply with, and shall service, or cause to be serviced, each Home Loan, in accordance with all applicable laws;

                  (r) The Servicer agrees that, so long as it shall continue to serve in the capacity contemplated under the terms of this Agreement, it shall remain in good standing under the laws governing its creation and existence and qualified under the laws of each state in which it is necessary to perform its obligations under this Agreement or in which the nature of its business requires such qualification; it shall maintain all licenses, permits and other approvals required by any law or regulations as may be necessary to perform its obligations under this Agreement and to retain all rights to service the Loans; and it shall not dissolve or otherwise dispose of all or substantially all of its assets;

                  (s) The Prospectus Supplement (other than (i) the statements set forth in the paragraph immediately preceding the final paragraph of the cover of the Prospectus Supplement and the first sentence of the final paragraph of the cover of the Prospectus Supplement and (ii) the statements under the following captions: "SUMMARY -- Securities Issued", "-- Priority of Payments", "--Maturity Date", "-Credit Enhancement", "-- Tax Status", "-- ERISA", "-- Legal Investment", "DESCRIPTION OF THE NOTES", "DESCRIPTION OF CREDIT ENHANCEMENT",
         "FEDERAL INCOME TAX CONSEQUENCES", "ERISA CONSIDERATIONS", "LEGAL INVESTMENT MATTERS" and "UNDERWRITING", as to which the Transferor makes no statement) does not contain an untrue statement of a material fact and does not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                  (t) The Originator has transferred the Home Loans without any intent to hinder, delay or defraud any of its creditors.

     It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.03 shall survive delivery of the respective Indenture Trustee's Home Loan Files to the Indenture Trustee and shall inure to the benefit of the Depositor, the Noteholders, the Owner Trustee and the Indenture Trustee. Upon discovery by any of the Transferor, the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the value of any Home Loan or the interests of Noteholders therein, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties.

     Section 3.04  Representations  and  Warranties  Regarding  Individual  Home
Loans.

     Each of the Transferor and the Originator hereby represents and warrants to the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee and the Noteholders, with respect to each Home Loan as of the Closing Date, and with respect to each Subsequent Loan, as of the related Subsequent Transfer Date, except as otherwise expressly stated:

     (a) The information set forth in each Home Loan Schedule is complete, true and correct;

     (b) The information to be provided by the Originator and the Transferor to the Depositor or the Owner Trustee in connection with a Subsequent Loan will be true and correct in all material respects at the date or dates respecting which such information is furnished;

     (c) Each Mortgage is a valid first or second lien on a fee simple (or its equivalent under applicable state law) estate in the real property securing the amount owed by the Obligor under the Debt Instrument subject only to (i) the lien of current real property taxes and assessments which are not delinquent,
(ii) any related first mortgage loan, (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the related Mortgaged Property is located and specifically referred to in the title insurance policy delivered to the originator of the Home Loan and referred to or otherwise considered in the appraisal obtained in connection with the origination of the related Home Loan and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

     (d) Immediately prior to the sale of the Home Loan to the Depositor (i) the Transferor or the Originator, as the case may be, was the sole owner and holder of each Home Loan, (ii) each Home Loan was not otherwise assigned or pledged,
(iii) the Transferor or the Originator, as the case may be, had good, indefeasible and marketable title thereto, (iv) the Transferor or the Originator, as the case may be, had full right to transfer and sell the Home Loan therein to the Depositor or the Transferor, as the case may be, hereunder free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest, and (v) the Transferor or the Originator, as the case may be, had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Home Loan to the Depositor or the Transferor, as the case may be, or the Originator, as the case may be, hereunder and following the sale of each Home Loan by the Depositor to the Owner Trustee, the Owner Trustee will own such Home Loan free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest (other than the lien created by this Agreement);

     (e) As of the Cut-Off Date, no payment of principal or interest on or in respect of any Home Loan remains unpaid for 30 or more days past the date the same was due in accordance with the related Debt Instrument without regard to applicable grace periods;

     (f) No Fixed Rate Loan has a Home Loan Interest Rate less than, 9.10% per annum and the weighted average interest rate of the Fixed Rate Loans as of the Cut-Off Date was 14.11% and no Adjustable Rate Loan has a Lifetime Floor less than 9.25% per annum and the weighted average interest rate of the Adjustable Rate Loans as of the Cut-Off Date was 11.50%;

     (g) At origination, no Home Loan had an original term to maturity of greater than 360 months;

     (h) As of the Cut-Off Date, the weighted average remaining term to maturity of the Home Loans was 108.0 months;

     (i) There is no mechanics' or similar lien or claim for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Property; the related Mortgaged Property is not subject to any lien or claim which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in (ag) below;

     (j) There is no delinquent tax or assessment lien against any Mortgaged Property;

     (k) Such Home Loan, the Mortgage, and the Debt Instrument, including, without limitation, the obligation of the Obligor to pay the unpaid principal of and interest on the Debt Instrument, are each not subject to any right of rescission (or any such rescission right has expired in accordance with applicable law), set-off, counterclaim, or defense, including the defense of usury, nor will the operation of any of the terms of the Debt Instrument or the Mortgage, or the exercise of any right thereunder, render either the Debt Instrument or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim, or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto;

     (l) The Mortgaged Property is free of material damage and is in good repair, and there is no pending or threatened proceeding for the total or partial condemnation of the Mortgaged Property;

     (m) The Transferor has not received a notice of default of any first mortgage loan secured by the Mortgaged Property which has not been cured by a party other than the Transferor;

     (n) Each Debt Instrument and Mortgage are in substantially the forms previously provided to the Owner Trustee;

     (o) No Home Loan had, at the date of origination, a Combined Loan-to-Value Ratio in excess of 135%, and the weighted average Combined Loan-to-Value ratio of all Home Loans as of the Cut-Off Date was 108.0%;

     (p) The Home Loan was not originated in a program in which the amount of documentation in the underwriting process was limited in comparison to the originator's normal documentation requirements for similar type loans;

     (q) No more than the following percentages of the Home Loans by Principal Balance as of the Cut-Off Date were secured by Mortgaged Properties located in the following states:

                                              Percent of
                  State                    Principal Balance
                  -----                    -----------------

               California                      17.2%

                Virginia                        8.2%

                 Florida                        5.9%

                Oklahoma                        5.8%

                Maryland                        5.6%

     (r) The Home Loans were not selected by the Originator or the Transferor for sale to the Transferor or the Depositor on any basis adverse to the Depositor relative to the portfolio of similar mortgage loans of the Transferor;

     (s)  None of the Home Loans constitutes a lien on leasehold interests;

     (t) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. To the best of the Originator's or the Transferor's knowledge, there is no homestead or other exemption available to the related Obligor which would materially interfere with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the related Mortgage. The Mortgage contains customary and enforceable provisions for the acceleration of the payment of the Principal Balance of such Home Loan in the event all or any part of the related Mortgaged Property is sold or otherwise transferred without the prior written consent of the holder thereof;

     (u) Each Home Loan has been closed and the proceeds of such Home Loan have been fully disbursed, including reserves set aside by the Originator or the Transferor, there is no requirement for, and the Originator or the Transferor shall not make any, future advances thereunder. Any future advances made prior to the Cut-Off Date have been consolidated with the principal balance secured by the Mortgage, and such principal balance, as consolidated, bears a single interest rate and single repayment term reflected on the applicable Home Loan Schedule. The Principal Balance as of the Cut-Off Date does not exceed the original principal amount of such Home Loan. Any and all requirements as to completion of any on-site or off site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees, and expenses incurred in making, or recording such Home Loan have been paid and the related Obligor is not entitled to any refund of any amounts paid or due under the related Debt Instrument or Mortgage;

     (v) All Home Loans were originated in compliance with Life's Underwriting Guidelines and conform in all material respects to the description thereof set forth in the Prospectus Supplement;

     (w) The terms of the Mortgage and Debt Instrument have not been impaired, waived, altered, or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Indenture Trustee and which has been delivered to the Indenture Trustee. The substance of any such alteration or modification is or as to Subsequent Loans will be reflected on the applicable Home Loan Schedule and, to the extent necessary, has been or will be approved by (i) the insurer under the applicable mortgage title insurance policy, and (ii) the insurer under any other insurance policy required hereunder for such Home Loan where such insurance policy requires approval and the failure to procure approval would impair coverage under such policy;

     (x) No instrument of release, satisfaction, subordination, rescission, waiver, alteration, or modification has been executed in connection with such Home Loan, no Home Loan has been satisfied, canceled, subordinated or rescinded, in whole or in part, and no Home Loan has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the insurer under any insurance policy required hereunder for such Home Loan where such policy requires approval and the failure to procure approval would impair coverage under such policy, and which is part of the Mortgage File and has been delivered to the Indenture Trustee, and the terms of which are reflected in the applicable Home Loan Schedule;

     (y) There is no default, breach, violation, or event of acceleration existing under the Mortgage or the Debt Instrument and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration, and neither the Originator nor the Transferor has waived any such default, breach, violation or event of acceleration. All taxes, governmental assessments (including assessments payable in future installments), insurance premiums, water, sewer, and municipal charges, leaseholder payments, or ground rents which previously became due and owing in respect of or affecting the related Mortgaged Property have been paid. Neither the Originator nor the Transferor has not advanced funds, or induced, solicited, or knowingly received any advance of funds by a party other than the Obligor, directly or indirectly, for the payment of any amount required by the Mortgage or the Debt Instrument;

     (z) All of the improvements which were included for the purposes of determining the Appraised Value of the Mortgaged Property were completed at the time that such Home Loan was originated and lie wholly within the boundaries and building restriction lines of such Mortgaged Property. No improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses, and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property (including all such improvements which were included for the purpose of determining such Appraised Value) and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriters certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

     (aa) There do not exist any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Obligor, or the Obligor's credit standing that can be reasonably expected to cause such Home Loan to become delinquent or adversely affect the value or marketability of such Home Loan, other than any such circumstances or conditions permitted under Life's Underwriting Guidelines;

     (ab) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and (ii) (A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings associations or national banks, (D) not doing business in such state, or (E) not required to qualify to do business in such state;

     (ac) The Debt Instrument, the Mortgage and every other agreement, if any, executed by the applicable Obligor in connection with such Home Loan, are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts. All parties to the Debt Instrument, the Mortgage and every other such agreement had legal capacity to execute the Debt Instrument, the Mortgage and every other such agreement and convey the estate therein purported to be conveyed, and the Debt Instrument, the Mortgage and every other such agreement have been duly and properly executed by such parties or pursuant to a valid power-of-attorney that has been recorded with the Mortgage;

     (ad) The transfer of the Debt Instrument and the Mortgage as and in the manner contemplated by the Home Loan Purchase Agreement is sufficient either (i) fully to transfer to the Transferor or the Depositor all right, title, and interest of the Originator and the Transferor thereto, respectively, as note holder and mortgagee or (ii) to grant to the Depositor the security interest referred to in Section 2.3 of the Home Loan Purchase Agreement. The Mortgage has been duly assigned and the Debt Instrument has been duly endorsed. The assignment of Mortgage delivered to the Indenture Trustee pursuant to Section
2.04 of this Agreement is in recordable form and is acceptable for recording under the laws of the applicable jurisdiction. The endorsement of the Debt Instrument, the delivery to the Indenture Trustee of the endorsed Debt Instrument, and such assignment of Mortgage, and the delivery of such assignment of Mortgage for recording to, and the due recording of such assignment of Mortgage in, the appropriate public recording office in the jurisdiction in which the Mortgaged Property is located are sufficient to permit the Indenture Trustee to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Originator or the Transferor, and are sufficient to prevent any other sale, transfer, assignment, pledge, or hypothecation of the Debt Instrument and Mortgage by the Originator or the Transferor from being enforceable;

     (ae) Any and all requirements of any federal, state, or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, or disclosure laws applicable to such Home Loan have been complied with, and the Servicer shall maintain in its possession, available for the Indenture Trustee's inspection, and shall deliver to the Indenture Trustee or its designee upon demand, evidence of compliance with all such requirements. The consummation of the transactions contemplated by this Agreement will not cause the violation of any such laws;

     (af) With respect to the Initial Loans, on the Closing Date, and with respect to the Subsequent Loans, as of the Subsequent Transfer Date, 55% or more (by aggregate Principal Balance) of the Home Loans do not constitute "real estate mortgages" for the purpose of Treasury Regulations 301.7701(i) under the Code. For this purpose a Home Loan does not constitute a "real estate mortgage" if:


                         (i) The Home Loan is not secured by an interest in real
                    property, or

                         (ii) The Home  Loan is not an  "obligation  principally
                    secured by an interest in real property."

                            For  this  purpose  an  "obligation  is  principally
                  secured by an interest in real property" if it satisfies either the test set out in paragraph (1) or paragraph (2) below.

                           (1) The 80-percent test. An obligation is principally secured by an interest in real property if the fair market value of the interest in real property securing the obligation (A) was at least equal to 80 percent of the adjusted issue price of the obligation at the time the obligation was originated (or, if later, the time the obligation was significantly modified); or (B) is at least equal to 80 percent of the adjusted issue price of the obligation on the Closing Date.

                            For purposes of this  paragraph (1), the fair market
                  value of the real property interest must be first reduced by the amount of any lien on the real property interest that is senior to the obligation being tested, and must be further reduced by a proportionate amount of any lien that is in parity with the obligation being tested, in each case before the percentages set forth in (1)(A) and (1)(B) are determined. The adjusted issue price of an obligation is its issue price plus the amount of accrued original issue discount, if any, as of the date of determination.

                           (2) Alternative test. An obligation is principally secured by an interest in real property if substantially all of the proceeds of the obligation were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the obligation. For purposes of this test, loan guarantees made by the United States or any state (or any political subdivision, agency, or instrumentality of the United States or of any state), or other third party credit enhancement are not viewed as additional security for a loan. An obligation is not considered to be secured by property other than real property solely because the obligor is personally liable on the obligation.
                           For this purpose only, substantially all of the proceeds of the obligations means 66% or more of the gross proceeds.

     (ag) Such Home Loan, if a first lien, is covered by an ALTA mortgage title insurance policy or such other generally used and acceptable form of policy and such Home Loan, if a second lien, is covered by a PERT policy, issued by and the valid and binding obligation of a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Life, and its successors and assigns, as to the first or second, as applicable, priority lien, of the Mortgage in the original principal amount of such Home Loan. The assignment to the Indenture Trustee of the Transferor's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer. Such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Indenture Trustee and the Owner Trustee upon the consummation of the transactions contemplated by this Agreement, the Home Loan Purchase Agreement and the Indenture. No claims have been made under such mortgage title insurance policy and neither the Transferor nor any prior holder of the Mortgage has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

     (ah) All improvements upon the Mortgaged Property are insured against loss by fire, hazards of extended coverage, and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to fire and hazard insurance policies naming the Servicer as loss payee thereunder. If the Mortgaged Property at origination was located in an area identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), such Mortgaged Property was covered by flood insurance at origination. Each individual insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Indenture Trustee upon the consummation of the transactions contemplated by this Agreement, and contain a standard mortgagee clause naming the originator of such Home Loan, and its successors and assigns, as mortgagee and loss payee. All premiums thereon have been paid. The Mortgage obligates the Obligor to maintain all such insurance at the Obligor's cost and expense, and upon the Obligor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Obligor's cost and expense and to seek reimbursement therefor from the Obligor, and neither the Originator, the Transferor nor any prior holder of the Mortgage has acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect, and enforceability thereof;

     (ai) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Indenture Trustee or the holders of Notes to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor;

     (aj) The Mortgaged Property consists of one or more parcels of real property separately assessed for tax purposes. Each Mortgaged Property is improved by a one-to-four-family residential dwelling, which does not include
(i) a unit in a cooperative apartment, (ii) a property constituting part of a syndication, (iii) a time share unit, (iv) a property held in trust, (v) a mobile home, (vi) a manufactured dwelling, (vii) a log-constructed home, or
(viii) a recreational vehicle, and each such Mortgaged Property does not constitute other than real property under applicable state law;

     (ak) There exist no material deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made or which the Originator and the Transferor expects not to be cured, and no escrow deposits or payments of other charges or payments due the Originator and the Transferor have been capitalized under the Mortgage or the Debt Instrument;

     (al) Such Home Loan was not originated at a below market interest rate. Such Home Loan does not have a shared appreciation feature, or other contingent interest feature;

     (am) The origination and collection practices used by the Originator and the Transferor with respect to such Home Loan have been in all respects legal, proper, prudent, and customary in the mortgage origination and servicing business;

     (an) The Obligor has, to the extent required by applicable law, executed a statement to the effect that the Obligor has received all disclosure materials, if any, required by applicable law with respect to the making of fixed-rate mortgage loans. The Servicer shall maintain or cause to be maintained such statement in the Mortgage File;

     (ao) All amounts received by the Originator or the Transferor with respect to such Home Loan after the Cut-Off Date and required to be deposited in the Collection Account have been so deposited in the Collection Account and are, as of the Closing Date, or will be as of the Subsequent Transfer Date, as applicable, in the Collection Account;

     (ap) Any appraisal report with respect to a Mortgaged Property contained in the Home Loan File was signed prior to the approval of the application for such Home Loan by a qualified appraiser, duly appointed by the originator of such Home Loan, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof and whose compensation is not affected by the approval or disapproval of such application;

     (aq) When measured by the Cut-Off Date Principal Balances as of the Cut-Off Date, the Obligors with respect to at least 100% of the Home Loans represented at the time of origination that the Obligor would occupy the Mortgaged Property as the Obligor's primary residence;

     (ar) The Home Loan Interest Rate and Monthly Payment with respect to the Adjustable Rate Loans are adjusted in accordance with the terms of the related Debt Instrument. All required notices of interest rate and payment amount adjustments have been sent to the Obligor on a timely basis and the computations of such adjustments were properly calculated. Installments of interest on the Adjustable Rate Loans are subject to change due to the adjustments to the Home Loan Interest Rate on each Interest Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Home Loan fully by the stated maturity date over the original term of the Home Loan. All Home Loan Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Debt Instrument. Any interest required to be paid pursuant to state and local law has been properly paid and credited. As of the Cut-Off Date, for each Adjustable Rate Loan, the Lifetime Cap is not lower than approximately 12.80% per annum, the Lifetime Floor is not lower than approximately 9.25% per annum, the Gross Margin is not less than approximately 4.63%, the related Debt Instrument does not provide for negative amortization, limits in the amount of monthly payments or a conversion feature, the Home Loan Interest Rate is subject to adjustment on each Interest Adjustment Date to equal the sum of LIBOR plus the applicable Gross Margin, subject to rounding, the Periodic Rate Cap, the applicable Lifetime Floor and the applicable Lifetime Cap on each Interest Adjustment Date;

     (as) To the best of the Originator's and the Transferor's knowledge, there exists no violation of any local, state, or federal environmental law, rule or regulation in respect of the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. Neither the Originator nor the Transferor has knowledge of any pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is in issue; and, to the best of the Originator's or the Transferor's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and employment of such Mortgaged Property;

     (at) With respect to second lien Home Loans:

                  (i) neither the Originator nor the Transferor has knowledge that the Obligor has received notice from the holder of the prior mortgage that such prior mortgage is in default;

                  (ii) no consent from the holder of the prior mortgage is needed for the creation of the second lien Mortgage or, if required, has been obtained and is in the related Home Loan File;

                  (iii) if the prior mortgage has a negative amortization features, the Combined Loan-to-Value Ratio was determined using the maximum loan amount of such prior mortgage; and

                  (iv) the related first mortgage loan encumbering the related Mortgaged Property does not have a mandatory future advance provision;

     (au) the maturity date of the Home Loan is prior to the maturity date of the related prior lien if such provides for a balloon payment;

     (av) Each Home Loan conforms, and all such Home Loans in the aggregate conform, to the individual and aggregate descriptions thereof in the Prospectus Supplement;

     (aw) The Originator and the Transferor further represent and warrant to the Owner Trustee, the Indenture Trustee and the Noteholders that as of the Subsequent Cut-Off Date all representations and warranties set forth in clauses
(a) through (av) above and clause (ax) through (bf) below are correct in all material respects as to each Subsequent Loan, and (i) no Subsequent Loans may be 30 or more days contractually delinquent as of the applicable Cut-Off Date; (ii) the lien securing any such Subsequent Loan must not be lower than second priority; (iii) such Subsequent Loan must have an outstanding Principal Balance of at least $2,500 as of the applicable Cut-Off Date; (iv) the first payment on such Subsequent Loan must be due no later than the last day of the Due Period immediately succeeding the Due Period in which it is transferred, unless the Transferor deposits into the Collection Account 30 days' interest on such Subsequent Loan at the Loan Rate less the applicable Servicing Fee rate, in which event the first payment on such Subsequent Loan must be due no later than the last day of the second Due Period following the Due Period in which the transfer occurs; (v) such Subsequent Loan is a fully amortizing loan with level payments over the remaining term of no fewer than 10 years and no more than 25 years and the scheduled maturity will be no later than April 2023; (vi) such Subsequent Loan, if an Adjustable Rate Loan must have an adjustable Loan Rate of at least 9.25%, and if a Fixed Rate Loan, must have a fixed Loan Rate of at least 9.10%; (vii) any such Subsequent Loan must have an original Combined Loan-to-Value Ratio of no more than 135%; (viii) such Subsequent Loan must be underwritten, re-underwritten or reviewed, as applicable, in accordance with the Underwriting Guidelines of Life in effect at such time or in a manner similar to the Initial Loans; and (ix) following the purchase of such Subsequent Loans by the Owner Trust, the Loans included in the Owner Trust must have a weighted average interest rate and a weighted average remaining term to maturity as of each respective Cut-Off Date comparable to those of the Initial Loans.

     (ax) To the best of the Originator's and the Transferor's knowledge, no error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Home Loan has taken place on the part of any person, including without limitation the Obligor, any appraiser, a builder or developer, or any other party involved in the origination of the Home Loan or in the application of any insurance in relation to such Home Loan;

     (ay) Each Debt Instrument held by the Indenture Trustee is the sole original Debt Instrument and no copies exist which are not stamped duplicate;

     (az) Each Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Originator and the Transferor;

     (ba) No more than 3.5% of the Fixed Rate Loans, and 4.9% of the Adjustable Rate Loans are secured by properties sharing a single ZIP code;

     (bb) With respect to each Home Loan, the payments required of the related Obligor are and will be such that the Home Loan will fully amortize over its term;

     (bc) No Home Loan contains any provisions pursuant to which payments are paid or partially paid with funds deposited in any separate account established by the Originator, the Transferor, the Obligor or anyone else on behalf of the Obligor, or paid by any source other than the Obligor. No Home Loan contains any other similar provision which may constitute a "buydown" provision. No Home Loan is a graduated payment mortgage loan. No Home Loan has a shared appreciation or other contingent interest feature;

     (bd) The Home Loans are not being transferred with any intent to hinder, delay or defraud any creditor;

     (be) No Obligor has or will have a claim or defense under any express or implied warranty or otherwise with respect to goods or services provided under such Home Loan;

     (bf) The Mortgage and the Debt Instrument contain the entire agreement of the parties and all obligations of the seller or subcontractor under the related Home Loan, and no other agreement defines, modifies, or expands the obligations of the seller or subcontractor under the Home Loan.

     Section 3.05  Purchase and Substitution.

     (a) It is understood and agreed that the representations and warranties set forth in Section 3.04 hereof shall survive the conveyance of the Home Loans to the Issuer, the grant of the Home Loans to the Indenture Trustee and the delivery of the Notes to the Noteholders. Upon discovery by the Depositor, the Servicer, the Transferor, the Custodian, the Issuer, the Indenture Trustee, the Owner Trustee or any Securityholder of a breach of any of such representations and warranties or the representations and warranties set forth in Section 3.02 which materially and adversely affects the value of the Home Loans or the interests of the Securityholders in the related Home Loan (notwithstanding that such representation and warranty was made to the Transferor's best knowledge), the party discovering such breach shall give prompt written notice to the others. The Transferor or Life shall within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, including any breach of the representation set forth in Section 3.04(af) hereof as a result of an aggregate of Home Loans which would not otherwise cause a breach of any other representation or warranty, promptly cure such breach in all material respects. If within 60 days after the earlier of the Transferor's or the Originator's discovery of such breach or the Transferor's or the Originator's receiving notice thereof such breach has not been remedied by the Transferor or the Originator and such breach materially and adversely affects the interests of Securityholders or in the related Home Loan (the "Defective Home Loan"), the Transferor or the Originator shall on or before the Determination Date next succeeding the end of such 60-day period either (i) remove such Defective Home Loan from the Owner Trust (in which case it shall become a Deleted Home Loan) and substitute one or more Qualified Substitute Home Loans in the manner and subject to the conditions set forth in this Section 3.05 or (ii) purchase such Defective Home Loan at a purchase price equal to the Purchase Price by depositing such Purchase Price in the Collection Account. The Transferor or the Originator shall provide the Servicer, the Indenture Trustee and the Owner Trustee with a certification of a Responsible Officer on the Determination Date next succeeding the end of such 60-day period indicating whether the Transferor or the Originator is purchasing the Defective Home Loan or substituting in lieu of such Defective Home Loan a Qualified Substitute Home Loan.

     Any substitution of Home Loans pursuant to this Section 3.05(a) shall be accompanied by payment by the Transferor or the Originator of the Substitution Adjustment, if any, to be deposited in the Collection Account. For purposes of calculating the Available Collection Amount for any Payment Date, amounts paid by the Transferor or the Originator pursuant to this Section 3.05 in connection with the repurchase or substitution of any Defective Home Loan that are on deposit in the Collection Account as of the Determination Date for such Payment Date shall be deemed to have been paid during the related Due Period and shall be transferred to the Note Payment Account as part of the Available Collection Amount to be retained therein or transferred to the Certificate Distribution Account, if applicable, pursuant to Section 5.01(c) hereof.

     It is understood and agreed that the obligation of the Transferor or the Originator to repurchase or substitute any such Home Loan pursuant to this
Section 3.05 shall constitute the sole remedy against it with respect to such breach of the foregoing representations and warranties of the Transferor or the Originator or the existence of the foregoing conditions. With respect to representations and warranties made by the Transferor pursuant to Section 3.04 hereof that are made to the Transferor's best knowledge, if it is discovered by any of the Depositor, the Transferor, the Originator, the Indenture Trustee or the Owner Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Home Loan, notwithstanding the Transferor's lack of knowledge, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

     (b) As to any Deleted Home Loan for which the Transferor or the Originator substitutes a Qualified Substitute Home Loan or Loans, the Transferor or the Originator shall effect such substitution by delivering (i) to the Indenture Trustee and Owner Trustee a certification executed by a Responsible Officer of the Transferor or the Originator to the effect that the Substitution Adjustment has been credited to the Collection Account and (ii) to the Indenture Trustee (or Custodian on the Indenture Trustee's behalf, if applicable) the documents constituting the Indenture Trustee's Home Loan File for such Qualified Substitute Home Loan or Loans.

     The Servicer shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Home Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Home Loans on or before the date of substitution will be retained by the Transferor (or Life, if substituted by Life). The Issuer will be entitled to all payments received on the Deleted Home Loan on or before the date of substitution and the Transferor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Home Loan. The Transferor or the Originator shall give written notice to the Issuer, the Servicer (if the Originator is not then acting as such), the Indenture Trustee and Owner Trustee that such substitution has taken place and the Servicer shall amend the Home Loan Schedule to reflect (i) the removal of such Deleted Home Loan from the terms of this Agreement and (ii) the substitution of the Qualified Substitute Home Loan. The Transferor or the Originator shall promptly deliver to the Issuer, the Servicer (if the Transferor is not then acting as such), the Indenture Trustee and Owner Trustee, a copy of the amended Home Loan Schedule. Upon such substitution, such Qualified Substitute Home Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Originator and the Transferor shall be deemed to have made with respect to such Qualified Substitute Home Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 3.04 hereof. On the date of such substitution, the Transferor or the Originator, as the case may be, will deposit into the Collection Account an amount equal to the related Substitution Adjustment, if any. In addition, on the date of such substitution, the Servicer shall cause the Indenture Trustee to release the Deleted Home Loan from the lien of the Indenture and the Servicer will cause such Qualified Substitute Home Loan to be pledged to the Indenture Trustee under the Indenture as part of the Owner Trust Estate.

     (c) With respect to all Defective Home Loans or other Home Loans repurchased by the Transferor or the Originator pursuant to this Agreement, upon the deposit of the Purchase Price therefor into the Collection Account, the Indenture Trustee shall assign to the Transferor or the Originator, as the case may be, without recourse, representation or warranty, all the Indenture Trustee's right, title and interest in and to such Defective Home Loans or Home Loans, which right, title and interest were conveyed to the Indenture Trustee pursuant to Section 2.01 hereof. The Indenture Trustee shall take any actions as shall be reasonably requested by the Transferor or the Originator to effect the repurchase of any such Home Loans.

     (d) It is understood and agreed that the obligations of the Transferor and the Originator set forth in this Section 3.05 to cure, purchase or substitute for a Defective Home Loan (and to indemnify the Owner Trust for certain losses as described herein in connection with a Defective Home Loan) constitute the sole remedies hereunder of the Depositor, the Indenture Trustee, the Owner Trustee and the Securityholders respecting a breach of the representations and warranties contained in Section 3.02 and Section 3.04 hereof. Any cause of action against the Transferor or the Originator relating to or arising out of a defect in an Indenture Trustee's Home Loan File as contemplated by Section 2.05 hereof or against the Transferor or the Originator relating to or arising out of a breach of any representations and warranties made in Section 3.04 hereof shall accrue as to any Home Loan upon (i) discovery of such defect or breach by any party and notice thereof to the Transferor or the Originator or notice thereof by the Transferor or the Originator to the Indenture Trustee, (ii) failure by the Transferor or the Originator to cure such defect or breach or purchase or substitute such Home Loan as specified above, and (iii) demand upon the Transferor or the Originator, as applicable, by the Issuer or the Majority Noteholders for all amounts payable in respect of such Home Loan.

     (e) Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Home Loan pursuant to this Section or the eligibility of any Home Loan for purposes of this Agreement.


                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF THE HOME LOANS

     Section 4.01  Duties of the Servicer.

     (a) Servicing Standard. The Servicer, as an independent contractor, shall service and administer the Home Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and the ordinary servicing practices of prudent mortgage lending institutions. Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Home Loans, shall employ or cause to be employed procedures (including collection, foreclosure, liquidation and Foreclosure Property management and liquidation procedures) and exercise the same care that it customarily employs and exercises in servicing and administering loans of the same type as the Home Loans for its own account, all in accordance with Accepted Servicing Procedures of prudent lending institutions and servicers of loans of the same type as the Home Loans and giving due consideration to the Securityholders' reliance on the Servicer. The Servicer has and shall maintain the facilities, procedures and experienced personnel necessary to comply with the servicing standard set forth in this subsection (a) and the duties of the Servicer set forth in this Agreement relating to the servicing and administration of the Home Loans. In performing its obligations hereunder the Servicer shall at all times act in good faith in a commercially reasonable manner in accordance with applicable law and the Debt Instruments and Mortgages.

     (b) Servicing Advances. In accordance with the preceding general servicing standard, the Servicer, or any Subservicer on behalf of the Servicer, shall make all Servicing Advances in connection with the servicing of each Home Loan hereunder. Notwithstanding any provision to the contrary herein, neither the Servicer nor any Subservicer on behalf of the Servicer shall have any obligation to advance its own funds for any delinquent scheduled payments of principal and interest on any Home Loan or to satisfy or keep current the indebtedness secured by any Superior Liens on the related Mortgaged Property. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall, for the purposes of distributions to Securityholders, be added to the amount owing under the related Home Loan. Notwithstanding any obligation by the Servicer to make a Servicing Advance hereunder with respect to a Home Loan, before making any Servicing Advance that is material in relation to the outstanding principal balance of such Home Loan, the Servicer shall assess the reasonable likelihood of (i) recovering such Servicing Advance and any prior Servicing Advances for such Home Loan and (ii) recovering any amounts attributable to outstanding interest and principal owing on such Home Loan for the benefit of the Securityholders in excess of the costs, expenses and other deductions to obtain such recovery, including without limitation any Servicing Advances therefor and, if applicable, the outstanding indebtedness of all Superior Liens. The Servicer shall only make a Servicing Advance with respect to a Home Loan to the extent that the Servicer determines in its reasonable, good faith judgment that such Servicing Advance would likely be recovered as aforesaid; provided, however, that the Servicer will be entitled to be reimbursed for any Nonrecoverable Servicing Advance pursuant to this Agreement.

     (c) Waivers, Modifications and Extensions. The Servicer shall make reasonably diligent efforts to collect all payments called for under the terms and provisions of the Home Loans and shall, to the extent such procedures shall be consistent with this Agreement, follow Accepted Servicing Procedures. The Servicer may in its discretion waive or permit to be waived any penalty interest or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the Due Date on a Debt Instrument for a period (with respect to each payment as to which the Due Date is extended) not greater than 90 days after the initially scheduled due date for such payment. Notwithstanding anything in this Agreement to the contrary, the Servicer shall not permit any additional extension or modification with respect to any Home Loan other than that permitted by the immediately preceding sentence unless the Home Loan is a Defaulted Home Loan.

     (d) Instruments of Satisfaction or Release. Without limiting the generality of subsection (c) of this Section 4.01, the Servicer, in its own name or in the name of a Subservicer, is hereby authorized and empowered, when the Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Securityholders and the Issuer or any of them, any and all instruments of satisfaction or cancellation or of partial or full release or discharge, and all other comparable instruments with respect to the Home Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Issuer and Securityholders. The Servicer shall service and administer the Home Loans in accordance with applicable state and federal law and shall provide to the Obligors any reports required to be provided to them thereby. The Indenture Trustee shall execute, at the written direction of the Servicer, any limited or special powers of attorney and other documents reasonably acceptable to the Indenture Trustee to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, including, without limitation, limited or special powers of attorney with respect to any Foreclosure Property, and the Indenture Trustee shall not be accountable for the actions of the Servicer or any Subservicers under such powers of attorney and shall be indemnified by such parties with respect to such actions.

     Section 4.02  Payment of Taxes, Insurance and Other Charges.

     The Servicer may and, if required by the Servicer, the Subservicers shall, establish and maintain one or more accounts (each, a "Servicing Account") into which any collections from the Obligors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Obligors shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so collected from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums and comparable items; (ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances with respect to taxes, assessments, hazard insurance premiums and comparable items; (iii) refund to Obligors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Obligors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 11.01 hereof. As part of its servicing duties, the Servicer or Subservicers shall pay to the Obligors interest on funds in Servicing Accounts to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement from the Indenture Trustee, the Owner Trustee or the Depositor. Upon request of the Indenture Trustee, the Transferor or the Servicer shall cause the bank, savings association or other depository for each Servicing Account to forward to the Indenture Trustee copies of such statements or reports as the Indenture Trustee, the Depositor or any Securityholder shall reasonably request.

     Section 4.03  Fidelity Bond; Errors and Omissions Insurance.

     The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy in such amounts as required by, and satisfying any other requirements of, the Federal Housing Administration and the FHLMC, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Home Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts (including acts relating to the origination and servicing of loans of the same type as the Home Loans) of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Home Loan without having obtained payment in full of the indebtedness secured thereby. In the event of any loss of principal or interest on a Home Loan for which reimbursement is received from the Servicer's fidelity bond or errors and omissions insurance, the proceeds from any such insurance will be deposited in the Collection Account. No provision of this Section 4.03 requiring such fidelity bond and errors and omission insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet the requirements set forth above. Upon the request of the Issuer or the Indenture Trustee, the Servicer shall cause to be delivered to the requesting party a certified true copy of such fidelity bond and insurance policy.

     Section 4.04  Filing of Continuation Statements.

     On or before the fifth anniversary of the filing of any financing statements by Life, the Transferor and the Depositor, respectively, with respect to the assets conveyed to the Owner Trust, Life, the Transferor and the Depositor shall prepare, have executed by the necessary parties and file in the proper jurisdictions all financing and continuation statements necessary to maintain the liens, security interests and priorities of such liens and security interests that have been granted by Life, the Transferor and the Depositor, respectively, and Life, the Transferor and the Depositor shall continue to file on or before each fifth anniversary of the filing of any financing and continuation statements such additional financing and continuation statements until the Owner Trust has terminated pursuant to Section 9.1 of the Owner Trust Agreement. The Indenture Trustee agrees to cooperate with Life, the Transferor and the Depositor in preparing, executing and filing such statements. The Indenture Trustee agrees to notify Life, the Transferor and the Depositor on the third Payment Date prior to each such fifth anniversary of the requirement that they file such financing and continuation statements. The filing of any such statement with respect to Life, the Transferor and the Depositor shall not be construed as any indication of an intent of any party contrary to the expressed intent set forth in Section 2.03 hereof. If Life, the Transferor or the Depositor has ceased to do business whenever any such financing and continuation statements must be filed or Life, the Transferor or the Depositor fails to file any such financing statements or continuation statements at least one month prior to the expiration thereof and the Indenture Trustee is notified of such failure or has actual knowledge thereof, each of Life, the Transferor and the Depositor does hereby make, constitute and appoint the Indenture Trustee its attorney-in-fact, with full power and authority, to execute and file in its name and on its behalf any such financing statements or continuation statements required under this Section 4.04 relating to assets conveyed to the Owner Trust and the Depositor does hereby make, constitute and appoint the Owner Trustee its attorney-in-fact, with full power and authority, to execute and file in its name and on its behalf any such financing statements or continuation statements required under this Section 4.04 relating to assets conveyed to the Owner Trust.

     Section 4.05  Superior Liens.

     If the Servicer is notified that any lienholder under a Superior Lien has accelerated or intends to accelerate the obligations secured by such Superior Lien, or has declared or intends to declare a default under the related mortgage or the promissory note secured thereby, or has filed or intends to file an election to have any Mortgaged Property sold or foreclosed, subject to Section 4.01(b), the Servicer shall take, on behalf of the Issuer and the Indenture Trustee, all reasonable actions that are necessary to protect the interests of the Securityholders and/or to preserve the security of the related Home Loan. The Servicer shall promptly notify the Indenture Trustee if it takes any such action.

     Section 4.06  Subservicing.

     (a) The Servicer may enter into Subservicing Agreements for any servicing and administration of Home Loans with any institution that is an Eligible Servicer and in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement. The Servicer shall give prior written notice to the Issuer and the Indenture Trustee of the appointment of any Subservicer. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either service the related Home Loans directly or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

     In the event of termination of any Subservicer, and unless a successor Subservicer has otherwise been appointed, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any additional act or deed on the part of such Subservicer or the Servicer, and the Servicer shall service directly the related Home Loans.

     Each Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Indenture Trustee in the event that the Servicer shall, for any reason, no longer be the Servicer. In no event shall any Subservicing Agreement require the Indenture Trustee, as Successor Servicer, for any reason whatsoever to pay compensation to a Subservicer in order to terminate such Subservicer.

     (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Indenture Trustee and the Securityholders for the servicing and administration of the Home Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Home Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Home Loans when the Subservicer has actually received such payments and, unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Home Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     (c) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the successor Servicer, on behalf of the Issuer, the Indenture Trustee and the Securityholders pursuant to Section 4.07 hereof, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the successor Servicer elects to terminate any Subservicing Agreement in accordance with its terms. The successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements which accrued prior to the transfer of servicing to the successor Servicer. The Servicer, at its expense and without right of reimbursement therefor, shall, upon request of the successor Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Home Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

     (d) As part of its servicing activities hereunder, the Servicer for the benefit, of the Issuer, the Indenture Trustee and the Securityholders, shall enforce the obligations of each Subservicer under the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Home Loans. The Servicer shall pay the costs of such enforcement at its own expense and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Home Loan or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against which such enforcement is directed.

     (e) Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Home Loans involving a Subservicer shall be deemed to be between the Subservicer and the Servicer alone and none of the Issuer, the Indenture Trustee or the Securityholders shall be deemed parties thereto or shall have any claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in subsection (c) of this Section 4.06.

     (f) In those cases where a Subservicer is servicing a Home Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account. The Subservicer will be required to deposit into the Subservicing Account, no later than the first
Business Day after receipt, all proceeds of Home Loans received by the Subservicer and remit such proceeds to the Servicer for deposit in the Collection Account not later than the Business Day following receipt thereof by the Subservicer. Notwithstanding anything in this subsection (f) to the contrary, the Subservicer shall only be able to withdraw funds from the Subservicing Account for the purpose of remitting such funds to the Servicer for deposit into the Collection Account. The Servicer shall require the Subservicer to cause any collection agent of the Subservicer to send a copy to the Servicer of each statement of monthly payments collected by or on behalf of the Subservicer within five Business Days after the end of every month, and the Servicer shall compare the information provided in such reports with the deposits made by the Subservicer into the Collection Account for the same period. The Servicer shall be deemed to have received payments on the Home Loans on the date on which the Subservicer has received such payments.

     Section 4.07  Successor Servicers.

     In the event that the Servicer is terminated pursuant to Section 10.01 hereof, or resigns pursuant to Section 9.04 hereof or otherwise becomes unable to perform its obligations under this Agreement, the Indenture Trustee will become the successor servicer or will appoint a successor servicer in accordance with the provisions of Section 10.02 hereof; provided, however, that any successor servicer, excluding the Indenture Trustee, shall satisfy the requirements of an Eligible Servicer and shall be approved by the Rating Agencies.

     Section 4.08  Maintenance of Insurance.

     (a) The Servicer shall cause to be maintained for each Foreclosure Property acquired by the Owner Trust such types and amounts of insurance coverage as the Servicer shall deem reasonable.

     (b) Any amounts collected by the Servicer under any Insurance Policies shall be paid over or applied by the Servicer as follows:

           (i)      In the case of amounts received in respect of any Home Loan:

                    (A) for the restoration or repair of the affected Property, in which event such amounts shall be released to the Obligor in accordance with the terms of the related Debt Instrument or

                    (B) to the extent not so used, in reduction of the Principal Balance of the related Home Loan, in which event such amounts shall be deposited into the Collection Account,

unless the related instruments require a different application, in which case such amounts shall be applied in the manner provided therein; and

                  (ii) Subject to Section 4.10 hereof, in the case of amounts received in respect of any Foreclosure Property, for the restoration or repair of such Foreclosure Property, unless the Servicer determines, consistent with the servicing standard set forth in Section 4.01 hereof, that such restoration or repair is not in the best economic interest of the Owner Trust, in which event such amounts shall be deposited into the Collection Account as a payment received from the operation of such Foreclosure Property.

     Section 4.09 Reports to the Securities and Exchange Commission.

     The Indenture Trustee shall, on behalf of the Issuer, cause to be filed with the Securities and Exchange Commission all monthly reports on Form 8-K and annual reports on Form 10-K required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Indenture Trustee, each of the Servicer and the Transferor shall cooperate with the Indenture Trustee in the preparation of any such report and shall provide to the Indenture Trustee in a timely manner all such information or documentation as the Indenture Trustee may reasonably request in connection with the performance of its duties and obligations under this Section 4.09. The Indenture Trustee shall indemnify and hold harmless each of the Issuer and the Depositor for any costs, expenses or liability arising as a result of the failure of the Indenture Trustee to perform its duties and obligations under this Section 4.09.

     Section 4.10  Foreclosure.

     (a) If any monthly payment due under any Home Loan is not paid when the same is due and payable, or if the Obligor fails to perform any other covenant or obligation under such Home Loan and such failure continues beyond any applicable grace period, the Servicer shall, in accordance with the standard of care specified in Section 4.01(a), take such action as it shall deem to be in the best interest of the Securityholders, including but not limited to proceeding against the Mortgaged Property securing such Home Loan, and any other actions that in the reasonable judgment of the Servicer will be likely to maximize the proceeds realizable therefrom under the circumstances. In the event that the Servicer determines not to proceed against the Mortgaged Property or Obligor, as applicable, on or before the Determination Date following such determination, the Servicer shall determine in good faith in accordance with customary servicing practices that all amounts which it expects to receive with respect to such Home Loan have been received. If the Servicer makes such a determination, it shall give notice to such effect to the Issuer and the Indenture Trustee.

     (b) In accordance with the criteria for proceeding against the Mortgaged Property set forth in subsection (a) of this Section 4.10, unless otherwise prohibited by applicable law or court or administrative order, the Servicer, on behalf of the Issuer and the Indenture Trustee, may, at any time, institute foreclosure proceedings to the extent permitted by law, exercise any power of sale to the extent permitted by law, obtain a deed in lieu of foreclosure, or otherwise acquire possession of or title to the related Mortgaged Property, by operation of law or otherwise.

     In accordance with the criteria for proceeding against the Mortgaged Property set forth in subsection (a) of this Section 4.10, the Servicer shall institute foreclosure proceedings, repossess, exercise any power of sale to the extent permitted by law, obtain a deed in lieu of foreclosure or otherwise acquire possession of or title to any Property, by operation of law or otherwise, only in the event that in the Servicer's reasonable judgment such action is likely to result in a positive economic benefit to the Owner Trust by creating net liquidation proceeds (after reimbursement of all amounts owed with respect to such Home Loan to the Servicer).

     Prior to acquiring any Foreclosure Property, however, the Servicer shall cause a review to be performed, in accordance with Accepted Servicing Procedures, on the related Mortgaged Property by a company such as Equifax, Inc. or Toxicheck, and the scope of such review shall be limited to the review of public records and documents for indications that such Mortgaged Property has on it, has under it, or is near hazardous or toxic material or waste. If such review reveals that the Mortgaged Property has on it, under it or is near hazardous or toxic material or waste or reveals any other environmental problem, the Servicer shall provide a copy to the Indenture Trustee of the related report with an attached certification of a Responsible Officer that based on an analysis of all available information (including potential clean up costs and liability claims) at the time it is the best judgment of such Responsible Officer that such foreclosure shall increase Net Liquidation Proceeds to the Owner Trust and the Owner Trust shall take title to such Mortgaged Property. The Indenture Trustee shall promptly forward such report and certification to the Noteholders.

     (c) The Indenture Trustee shall furnish the Servicer, within 5 days after request of the Servicer therefor, any powers of attorney and other documents necessary and appropriate to carry out its duties hereunder, including any documents or powers of attorney necessary to foreclose any Mortgage and the Indenture Trustee shall not be accountable for the actions of the Servicer under such powers of attorney or other documents and shall be indemnified by the Servicer with respect to such actions. The forms of any such powers or documents shall be appended to such requests.

     Section 4.11  Title, Management and Disposition of Foreclosure Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (a "Foreclosure Property"), the deed or certificate of sale shall be taken in the name of the Indenture Trustee for the benefit of the Securityholders. The Servicer shall manage, conserve, protect and operate each Foreclosure Property for the Indenture Trustee and the Securityholders solely for the purpose of the prudent and prompt disposition and sale of such Foreclosure Property. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the Foreclosure Property in the same manner that it manages, conserves, protects and operates other foreclosure property for its own account.

     Subject to Section 4.10 hereof, the Servicer shall, consistent with the servicing standards set forth herein, foreclose upon or otherwise comparably convert the ownership of Properties securing such of the Home Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with realization upon defaulted Home Loans, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in accordance with Accepted Servicing Procedures and as shall meet the requirements of insurers under any insurance policy required to be maintained hereunder with respect to the related Home Loan. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated herein.

     The Servicer shall not be required to make any Servicing Advance, to foreclose upon any Mortgaged Property, or otherwise expend its own funds toward the restoration of any Mortgaged Property that shall have suffered damage from any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to this Agreement unless it shall determine in its reasonable judgment, as evidenced by a certificate of a Servicing Officer, that such foreclosure or restoration, as the case may be, will increase the proceeds of liquidation of the related Home Loan after reimbursement to itself of Servicing Advances. Any Servicing Advances made with respect to a Home Loan shall be recoverable by the Servicer only from recoveries on such Home Loan except to the extent such Servicing Advance is deemed a Nonrecoverable Servicing Advance.

     The Servicer may offer to sell to any Person any Foreclosure Property, if and when the Servicer determines, in a manner consistent with Accepted Servicing Procedures, that such a sale would be in the best interests of the Owner Trust. The Servicer shall give the Indenture Trustee not less than five days' prior notice of its intention to sell any Foreclosure Property and shall accept the highest bid received from any Person for any Foreclosure Property in an amount at least equal to the sum of:

                         (1) the  Principal  Balance of the  related  foreclosed
                    Home Loan plus the outstanding amount of any Superior Liens; and

                         (2) all unpaid interest  accrued thereon at the related
                    Home Loan Interest Rate through the date of sale.

     In the absence of any such bid, the Servicer shall accept the highest bid received from any Person that is determined to be a fair price for such Foreclosure Property by the Servicer, if the highest bidder is a Person other than an Interested Person, or by an Independent appraiser retained by the Servicer, if the highest bidder is an Interested Person. In the absence of any bid determined to be fair as aforesaid, the Servicer shall offer the affected Foreclosure Property for sale to any Person, other than an Interested Person, in a commercially reasonable manner for a period of not less than 10 or more than 30 days, and shall accept the highest cash bid received therefor in excess of the highest bid previously submitted. If no such bid is received, any Interested Person may resubmit its original bid and the Servicer shall accept the highest outstanding cash bid, regardless of from whom received. No Interested Person shall be obligated to submit a bid to purchase any Foreclosure Property and, notwithstanding anything to the contrary herein, neither the Owner Trustee nor the Indenture Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Foreclosure Property pursuant hereto.

     In determining whether any bid constitutes a fair price for any Foreclosure Property, the Servicer shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the financial standing of any tenant of the Foreclosure Property, the physical condition of the Foreclosure Property and the state of the local and national economies.

     Subject to the provisions of Section 4.10 hereof, the Servicer shall act on behalf of the Indenture Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Foreclosure Property, including the collection of all amounts payable in connection therewith. Any sale of a Foreclosure Property shall be without recourse to the Indenture Trustee, the Servicer or the Owner Trust and, if consummated in accordance with the terms of this Agreement, neither the Servicer nor the Indenture Trustee shall have any liability to any Securityholder with respect to the purchase price therefor accepted by the Servicer or the Indenture Trustee.

     The Servicer may contract with any independent contractor for the operation and management of any Foreclosure Property; provided, however, that:

                  (i) the terms and conditions of any such contract shall not be inconsistent with this Agreement;

                  (ii) any such contract shall require, or shall be administered to require, that the independent contractor pay all costs and expenses incurred in connection with the operation and management of such Foreclosure Property, remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than 30 days following the receipt thereof by such independent contractor;

                  (iii) none of the provisions of this Section 4.11 relating to any such contract or to actions taken through any such independent contractor shall be deemed to relieve the Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such Foreclosure Property; and

                  (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such Foreclosure Property.

     The Servicer shall be entitled to enter into any agreement with any independent contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such independent contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall not be liable for any fees owed by it to any such independent contractor and any amounts so expended shall be deemed Servicing Advances. Each liquidation of a Foreclosure Property shall be carried by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable and as shall be normal and usual in its several servicing activities, and the resulting Liquidation Proceeds shall be distributed in accordance with Section 5.01 hereof.

                                    ARTICLE V

                         ESTABLISHMENT OF TRUST ACCOUNTS

     Section 5.01  Collection Account and Note Payment Account.

         (a) (1) Establishment of Collection Account. The Servicer, for the benefit of the Securityholders, shall cause to be established and maintained one or more Collection Accounts (collectively, the "Collection Account"), which shall be separate Eligible Accounts and may be interest-bearing, entitled "Collection Account, Norwest Bank Minnesota, National Association, as Indenture Trustee, in trust for the Life Financial Home Loan Asset Backed Notes, Series 1997-3". The Collection Account may be maintained with the Indenture Trustee or any other depository institution which satisfies the requirements set forth in the definition of Eligible Account. The creation of any Collection Account other than one maintained with the Indenture Trustee shall be evidenced by a certification, substantially in the Form of Exhibit D attached hereto, by the Servicer and acknowledged by the depository institution. A copy of such letter agreement shall be furnished to the Indenture Trustee and, upon request of any Securityholder, to such Securityholder. Funds in the Collection Account shall be invested in accordance with Section 5.03 hereof.

     The Collection Account shall be established, as of the Closing Date, with the Indenture Trustee as an Eligible Account pursuant to the definition thereof. The Collection Account may, upon written notice to the Issuer and the Indenture Trustee, and in accordance with the preceding paragraph, be transferred to a different depository institution so long as such transfer is to an Eligible Account acceptable to the Indenture Trustee.

                  (2) Establishment of Note Payment Account. No later than the Closing Date, the Servicer, for the benefit of the Noteholders, shall cause to be established and maintained with the Indenture Trustee one or more Note Payment Accounts (collectively, the "Note Payment Account"), which shall be separate Eligible Accounts and may be interest-bearing, entitled "Note Payment Account, Norwest Bank Minnesota, National Association, as Indenture Trustee, in trust for the Life Financial Home Loan Asset Backed Notes, Series 1997-3". Funds in the Note Payment Account shall be invested in accordance with Section
         5.03 hereof.

         (b) (1) Deposits to Collection Account. The Servicer shall use its best efforts to deposit or cause to be deposited (without duplication), within two (2) Business Days after receipt thereof, into the Collection Account and retain therein in trust for the benefit of the
         Securityholders:

                           (i) all payments on account of principal and interest
                  on the Home Loans collected after the Cut-Off Date,  including
                  (A) any Capitalized Interest Subsequent Deposit and (B) on the Closing Date, the Required Interest Deposit;

                           (ii)     all Net Liquidation Proceeds pursuant to
                  Section 4.11 hereof;

                           (iii)    all Insurance Proceeds;

                           (iv)     all Released Mortgaged Property Proceeds;

                           (v) any amounts payable in connection with the repurchase of any Home Loan and the amount of any Substitution Adjustment pursuant to Sections 2.05 and 3.05 hereof;

                           (vi)     the deposit of the Termination Price under
                  Section 11.01 hereof;

                           (vii) any amount to be deposited from the Pre-Funding Account or the Capitalized Interest Account; and

                           (viii) interest and gains on funds held in the Collection Account.

     The Servicer shall be entitled to retain and not deposit into the Collection Account any amounts received with respect to a Home Loan that constitute additional servicing compensation pursuant to Section 7.03 hereof, and such amounts retained by the Servicer during a Due Period shall be excluded from the calculation of the Servicing Compensation that is distributable to the Servicer from the Note Payment Account on the next Payment Date following such Due Period.

                    (2) Deposits to Note Payment Account. On the Remittance Date
               of each month the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account the Available Collection Amount and deposit such into the Note Payment Account for such Payment Date.

                    (3) Withdrawals from Collection Account. The Indenture Trustee, at the direction of the Servicer, shall also make the following withdrawals from the Collection Account, in no particular order of priority:

                         (i) to withdraw any amount not required to be deposited
                    in the Collection Account or deposited therein in error;

                         (ii) to withdraw the  Servicing  Advance  Reimbursement
                    Amount;

                         (iii) to clear and terminate the Collection  Account in
                    connection with the termination of this Agreement; and

                         (iv) to make the payments set forth in Section  9.01(e)
                    hereof.

     (c) Withdrawals from Note Payment Account. To the extent funds are available in the Note Payment Account, the Indenture Trustee (based on the information provided by the Servicer contained in the Servicer's Monthly Remittance Report for such Payment Date) shall make withdrawals therefrom by 9:00 a.m. (New York City time) on each Payment Date, for application in the following order of priority:

                           (i) to  distribute on such Payment Date the following
                  amounts pursuant to the Indenture in the following order: (a) to the Servicer, an amount equal to (i) the Servicing Compensation (net of any amounts retained prior to deposit into the Collection Account pursuant to subsection (b)(1) above) and all unpaid Servicing Compensation from prior Payment Dates and (ii) all Nonrecoverable Servicing Advances not previously reimbursed, (b) to the Indenture Trustee, an amount equal to the sums of the Indenture Trustee Fee all unpaid Indenture Trustee Fees from prior Payment Dates and interest and gains on funds held in the Note Payment Account and (c) to the Servicer, in trust for the Owner Trustee, an amount equal to the Owner Trustee Fee and all unpaid Owner Trustee Fees from prior Due Periods; and

                           (ii) to  deposit  into the  Certificate  Distribution
                  Account  the  applicable  portions  of the  Available  Payment
                  Amount distributable in respect of the Residual Interest calculated pursuant subsections (d) and (e) of this Section
                  5.01 on such Payment Date.

     Notwithstanding that the Notes have been paid in full, the Indenture Trustee and the Servicer shall continue to maintain the Collection Account and the Note Payment Account hereunder until the Class Principal Balance of each Class of Notes has been reduced to zero.

     (d) On each Payment Date, the Indenture Trustee (based on the information provided by the Servicer contained in the Servicer's Monthly Remittance Report for such Payment Date) shall distribute the Regular Payment Amount from the Note Payment Account (in the case of all amounts distributable to Noteholders) and from the Certificate Distribution Account (in the case of all amounts distributable to Certificateholders), in the following order of priority:

                         (i) to the  holders of the Senior  Notes pro rata,  the
                    Senior Noteholders Interest Payment Amount for such Payment Date;

                           (ii) sequentially, to the holders of the Class M-1 and Class M-2 Notes, in that order, their respective portions of the Mezzanine Noteholders' Interest Payment Amount for such Payment Date;

                         (iii) to the holders of the Class B Notes, the Subordinate Noteholders' Interest Payment Amount for such Payment Date;

                           (iv)  if  with  respect  to  such  Payment  Date  the
                  Pre-Funding Payment Trigger shall have occurred, the amount on deposit in the Pre-Funding Account at the end of the Pre-Funding Period will be distributed as principal to all Classes of Notes pro rata based on the Original Class Principal Balances thereof;

                           (v) sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero, the amount necessary to reduce the aggregate Class Principal Balance of the Class A Notes to the Senior Optimal Principal Balance for such Payment Date; provided, however, that on each Payment Date occurring on or after any reduction of the Class Principal Balances of the Class M-1 Notes, Class M-2 Notes and the Class B Notes to zero through the application of Allocable Loss Amounts, amounts shall be distributed among the remaining Class A Notes pro rata in accordance with their outstanding Class Principal Balances and not sequentially;

                           (vi) sequentially, to the holders of the Class M-1 Notes and Class M-2 Notes in that order, the amount necessary to reduce the Class Principal Balances thereof to the Class M-1 Optimal Principal Balance and the Class M-2 Optimal Principal Balance, respectively, for such Payment Date;

                           (vii) to the holders of the Class B Notes, the amount
                  necessary to reduce the Class Principal Balances thereof to the Class B Optimal Principal Balance for such Payment Date;

                           (viii) to the appropriate Classes of Notes, an amount
                  equal to the Overcollateral Deficiency Amount, if any, in the priorities and amounts specified in Section 5.01 (d) (after giving effect to payments made pursuant to clauses (i) through
                  (vii) above, and thereafter, sequentially, to the Class M-1 Notes, Class M-2 Notes and the Class B Notes, in that order, until their respective Loss Reimbursement Deficiencies have been paid in full (first, to the reimbursement of Allocable Loss Amounts, until completely reimbursed and then, to any accrued interest thereon); and

                         (ix) any remaining amount to the holders of the Residual Interest Certificates.

     (e) On each Payment Date, the Indenture Trustee (based on the information provided by the Servicer contained in the Servicer's Monthly Remittance Report for such Payment Date) shall distribute the Excess Spread, if any, in the following order of priority:

                         (i) in an  amount  equal  to the  Overcollateralization
                    Deficiency Amount, if any, as follows:

                           (A) sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero and until the aggregate of their Class Balances have been reduced to the Senior Optimal Principal Balance for such Payment Date;

                           (B) sequentially, to the holders of the Class M-1 Notes and Class M-2 Notes, in that order, until the respective Class Principal Balances thereof have been reduced to the Class M-1 Optimal Principal Balance and Class M-2 Optimal Principal Balance, respectively, for such Payment Date; and

                           (C) (i) to the holders of the Class B Notes, until the Class Principal Balance thereof has been reduced to the Class B Optimal Principal Balance for such Payment Date; and

                  (ii)     sequentially,  to the Class M-1 Notes,  the Class M-2
                           Notes and the Class B Notes, in that order, until their respective Loss Reimbursement Deficiencies, if any, have been paid in full (first, to the reimbursement of Allocable Loss Amounts until completely reimbursed and, then, to any accrued interest thereon); and

                  (iii) any remaining amount to the holders of the Residual Interest Certificates.

     Section 5.02  Certificate Distribution Account.

     (a) Establishment of Certificate Distribution Account. No later than the Closing Date, the Servicer, for the benefit of the Certificateholders, shall cause to be established and maintained with the Indenture Trustee for the benefit of the Owner Trustee on behalf of the Certificateholders one or more Certificate Distribution Accounts (collectively, the "Certificate Distribution Account"), which shall be separate Eligible Accounts and may be interest-bearing, entitled "Certificate Distribution Account, Norwest Bank Minnesota, National Association, as Indenture Trustee, in trust for the Life Financial Home Loan Asset Backed Notes, Series 1997-3". Funds in the Certificate Distribution Account shall be invested in accordance with Section 5.03 hereof.

     (b) Distributions. On each Payment Date the Indenture Trustee shall withdraw from the Note Payment Account all amounts required to be deposited into the Certificate Distribution Account with respect to such Payment Date pursuant to Section 5.01(c)(ii) hereof and, on behalf of the Owner Trustee, shall deposit such amounts into the Certificate Distribution Account. The Indenture Trustee shall distribute all remaining amounts on deposit in the Note Payment Account to the holders of the Notes to the extent of amounts due and unpaid on the Notes for principal thereof and interest thereon. The Indenture Trustee, on behalf of the Owner Trustee shall distribute all amounts on deposit in the Certificate Distribution Account to the holders of the Residual Interest Certificates.

     (c) All distributions made on each Class of Notes on each Payment Date will be made on a pro rata basis among the Noteholders of record of such Class of Notes on the next preceding Record Date based on the Percentage Interest represented by their respective Notes, without preference or priority of any kind, and, except as otherwise provided in the next succeeding sentence, shall be made by wire transfer of immediately available funds to the account of such Noteholder, if such Noteholder shall own of record Notes in original Denominations aggregating at least $250,000 and shall have so notified the Indenture Trustee, and otherwise by check mailed to the address of such Noteholder appearing in the Notes Register. The final distribution on each Note will be made in like manner, but only upon presentment and surrender of such Note at the location specified in the notice to Noteholders of such final distribution.

     (d) All distributions made on the Residual Interest Certificates on each Payment Date will be made pro rata among the holders of the Residual Interest Certificates of record on the next preceding Record Date based on their percentage holdings in the Residual Interest, without preference or priority of any kind, and, except as otherwise provided in the next succeeding sentence, shall be made by wire transfer of immediately available funds to the account of each such holder, if such holder shall own of record a Residual Interest Certificate in an original denomination aggregating at least a 50% holding of the Residual Interest and shall have so notified the Indenture Trustee, and otherwise by check mailed to the address of such Residual Interest holder appearing in the Certificate Register. The final distribution on each Residual Interest Certificate will be made in like manner, but only upon presentment and surrender of such Residual Interest Certificate at the location specified in the notice to holders of the Residual Interest Certificates of such final distribution. Any amount distributed to the holders of the Residual Interest Certificates on any Payment Date shall not be subject to any claim or interest of holders of the other Classes of Notes.

     Section 5.03  Trust Accounts; Trust Account Property.

     (a) Control of Trust Accounts. Each of the Trust Accounts established hereunder has been pledged by the Issuer to the Indenture Trustee under the Indenture and shall be subject to the lien of the Indenture. In addition to the provisions hereunder, each of the Trust Accounts shall also be established and maintained pursuant to the Indenture. Amounts distributed from each Trust Account in accordance with the Indenture and this Agreement shall be released from the lien of the Indenture upon such distribution thereunder or hereunder. The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Trust Accounts (other than the Certificate Distribution Account) and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Account Property and the Owner Trust Estate. If, at any time, any Trust Account ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) shall, within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) (i) establish a new Trust Account as an Eligible Account, (ii) terminate the ineligible Trust Account, and (iii) transfer any cash and investments from such ineligible Trust Account to such new Trust Account.

     With respect to the Trust Accounts (other than the Certificate Distribution Account), the Indenture Trustee agrees, by its acceptance hereof, that each such Trust Account shall be subject to the sole and exclusive custody and control of the Indenture Trustee for the benefit of the Noteholders and the Issuer, as the case may be, and the Indenture Trustee shall have sole signature and withdrawal authority with respect thereto.

     In addition to this Agreement and the Indenture, the Certificate Distribution Account established hereunder shall also be subject to and established and maintained in accordance with the Owner Trust Agreement. Subject to rights of the Indenture Trustee hereunder and under the Indenture, the Owner Trustee shall possess for the benefit of the Certificateholders all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Account Property and the Owner Trust Estate. Subject to the rights of the Indenture Trustee, the Owner Trustee agrees, by its acceptance hereof, that such Certificate Distribution Account shall be subject to the sole and exclusive custody and control of the Owner Trustee for the benefit of the Issuer and the parties entitled to distributions therefrom, including, without limitation, the Certificateholders, and the Owner Trustee shall have sole signature and withdrawal authority with respect to the Certificate Distribution Account. Notwithstanding the preceding, the distribution of amounts from the Certificate Distribution Account in accordance with Section 5.01(c)(ii) hereof shall also be made for the benefit of the Indenture Trustee (including without limitation with respect to its duties under the Indenture and this Agreement relating to the Owner Trust Estate), and the Indenture Trustee (in its capacity as Indenture Trustee) shall have the right, but not the obligation, to take custody and control of the Certificate Distribution Account and to cause the distribution of amounts therefrom in the event that the Owner Trustee fails to distribute such amounts in accordance with subsections (c) and (d) of Section 5.02.

     The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee or Owner Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer to carry out its duties hereunder or permitting the Indenture Trustee or Owner Trustee to carry out their respective duties herein or under the Indenture or the Owner Trust Agreement, as applicable.

                  (b) (1) Investment of Funds. So long as no Event of Default shall have occurred and be continuing, the funds held in any Trust Account may be invested (to the extent practicable and consistent with any requirements of the Code) in Permitted Investments, as directed by the Transferor in writing or by telephone or facsimile transmission confirmed in writing by the Servicer, except that funds held in the Note Payment Account shall be invested by the Indenture Trustee in Permitted Investments selected by it. In any case, funds in any Trust Account must be available for withdrawal without penalty, and any Permitted Investments must mature or otherwise be available for withdrawal, not later than the Business Day immediately preceding the Payment Date, or the Remittance Date in the case of funds in and Permitted Investments relating to the Collection Account, next following the date of such investment and shall not be sold or disposed of prior to its maturity subject to subsection (b)(2) of this Section. All interest and any other investment earnings on amounts or investments held in the Collection Account and the Certificate Distribution Account shall be deposited into such account immediately upon receipt by the Indenture Trustee. All interest and any other investment earnings on amounts or investments held in the Note Payment Account shall be payable to the Indenture Trustee. All Permitted Investments in which funds in any Trust Account (other than the Certificate Distribution Account) are invested must be held by or registered in the name of "Norwest Bank Minnesota, National Association, as Indenture Trustee, in trust for the Life Financial Home Loan Asset Backed Notes, Series 1997-3". While the Indenture Trustee holds the Certificate Distribution Account, on behalf of the Owner Trustee, all Permitted Investments in which funds in the Certificate Distribution Account are invested shall be held by or registered in the name of "Norwest Bank Minnesota, National Association, as Indenture Trustee, on behalf of the Owner Trustee, in trust for the Life Financial Home Loan Asset Backed Notes, Series 1997-3".

                  (2) Insufficiency and Losses in Trust Accounts. If any amounts are needed for disbursement from any Trust Account held by or on behalf of the Indenture Trustee and sufficient uninvested funds are not available to make such disbursement, the Indenture Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Trust Account. The Indenture Trustee shall not be liable for any investment loss or other charge resulting therefrom, unless such loss or charge is caused by the failure of the Indenture Trustee or Owner Trustee, respectively, to perform in accordance with this Section 5.03.

     If any losses are realized in connection with any investment in any Trust Account pursuant to this Agreement and the Indenture, then the Servicer shall deposit the amount of such losses (to the extent not offset by income from other investments in such Trust Account) into such Trust Account immediately upon the realization of such loss. All interest and any other investment earnings on amounts held in any Trust Account shall be taxed to the Issuer and for federal and state income tax purposes the Issuer shall be deemed to be the owner of each Trust Account.

     (c) Subject to Section 6.01 of the Indenture, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Trust Account held by the Indenture Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Indenture Trustee is the obligor and has defaulted thereon).

     (d) With respect to the Trust Account Property, the Indenture Trustee acknowledges and agrees that:

                  (1) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Accounts, subject to the last sentence of subsection (a) of this Section 5.03; and each such Eligible Account shall be subject to the sole and exclusive dominion, custody and control of the Indenture Trustee; and, without limitation on the foregoing, the Indenture Trustee shall have sole signature authority with respect thereto;

                  (2) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" in Section 1.01 hereof and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

                  (3) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" in Section 1.01 hereof and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                  (4) any Trust Account Property that is an "uncertificated security" under Article VIII of the UCC and that is not governed by clause (3) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" in
         Section 1.01 hereof and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

     (e) The Servicer shall have the power, revocable by the Indenture Trustee or by the Issuer with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Issuer to carry out their respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

     Section 5.04  Allocation of Losses.

     (a) In the event that Net Liquidation Proceeds, Insurance Proceeds or Released Mortgaged Property Proceeds on a Liquidated Home Loan are less than the related Principal Balance plus accrued interest thereon, or any Obligor makes a partial payment of any Monthly Payment due on a Home Loan, such Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds or partial payment shall be applied to payment of the related Debt Instrument, first, to interest accrued at the Home Loan Interest Rate and, then, to principal.

     (b) On any Payment Date, any Allocable Loss Amounts shall be applied to the reduction of the Class Principal Balances of the Class B Notes, the Class M-1 Notes and Class M-2 Notes in accordance with the Allocable Loss Amount Priority.

     Section 5.05  Pre-Funding Account.

     (a) The Servicer, for the benefit of the Securityholders, shall cause to be established and maintained in the name of the Indenture Trustee a Pre-Funding Account (the "Pre-Funding Account"), which shall be a separate Eligible Account and may be interest-bearing, entitled "Pre-Funding Account, Norwest Bank Minnesota, National Association, as Indenture Trustee, in trust for the Life Financial Home Loan Asset Backed Notes, Series 1997-3." The Pre-Funding Account may be maintained with the Indenture Trustee or any other depository institution which satisfies the requirements set forth in the definition of Eligible Account. The creation of a Pre-Funding Account other than one maintained with the Indenture Trustee shall be evidenced by a letter agreement between the Servicer and the depository institution acceptable to the Indenture Trustee. A copy of such letter agreement shall be furnished to the Indenture Trustee and, upon request of any Securityholder, to such Securityholder. Funds in the Pre-Funding Account shall be invested in accordance with Section 5.03 hereof.

     On the Closing Date, the Owner Trustee will deposit in the Pre-Funding Account the Pre-Funding Amount (which Pre-Funding Amount was received from the Depositor and derived from the net proceeds of the sale of the Notes). On each Subsequent Transfer Date, upon satisfaction of the conditions set forth in
Section 2.06 hereof with respect to such transfer, the Indenture Trustee shall withdraw from the Pre-Funding Account an amount equal to the Principal Balances of the Subsequent Loans transferred to the Issuer on such Subsequent Transfer Date and distribute such amount to or upon the order of the Transferor.

     (b) If the Pre-Funding Amount has not been reduced to zero on the last day of the Pre-Funding Period after giving effect to any reductions in the Pre-Funding Amount on such date pursuant to paragraph (a) above, the Indenture Trustee in writing shall withdraw from the Pre-Funding Account on the Mandatory Redemption Date (i) if the Pre-Funding Amount is equal to or less than $50,000, and deposit such amount in the Note Payment Account to be applied to reduce the Outstanding Amount of the Class of Notes then entitled to distributions of principal and (ii) if the Pre-Funding Amount is greater than $50,000, and deposit such amounts to the Note Payment Account to be applied in reduction of the Class Principal Balance of each Class of Notes, pro rata, based on the respective Original Class Principal Balances.

     (c) On the Business Day preceding each of the second and third Payment Dates, if applicable, the Indenture Trustee shall withdraw the related Pre-Funding Earnings for the related Due Period and remit such amounts to the Transferor.

     Section 5.06  Capitalized Interest Account.

     (a) The Servicer, for the benefit of the Securityholders, shall cause to be established and maintained in the name of the Indenture Trustee a Capitalized Interest Account (the "Capitalized Interest Account"), which shall be a separate Eligible Account and may be interest-bearing, entitled "Capitalized Interest Account, Norwest Bank Minnesota, National Association, as Indenture Trustee, in trust for the Life Financial Home Loan Asset Backed Notes, Series 1997-3." The Capitalized Interest Account may be maintained with the Indenture Trustee or any other depository institution which satisfies the requirements set forth in the definition of Eligible Account. The creation of a Capitalized Interest Account other than one maintained with the Indenture Trustee shall be evidenced by a letter agreement between the Servicer and the depository institution acceptable to the Indenture Trustee. A copy of such letter agreement shall be furnished to the Indenture Trustee and, upon request of any Securityholder, to such Securityholder. Funds in the Capitalized Interest Account shall be invested in accordance with Section 5.03 hereof.

     On the Closing Date, the Owner Trustee will deposit in the Capitalized Interest Account the Capitalized Interest Initial Deposit from the net proceeds of the sale of the Notes and the Certificates and on each Subsequent Transfer Date the Owner Trustee will deposit in the Capitalized Interest Account any applicable Capitalized Interest Subsequent Deposit with respect to each Subsequent Loan.

     (b) On each Determination Date during the Pre-Funding Period (including the Determination Date in the month following the Due Period during which the
Pre-Funding Period ends), the Indenture Trustee will withdraw from the Capitalized Interest Account an amount equal to the Capitalized Interest Requirement and deposit such amount into the Collection Account.

     (c) On the Mandatory Redemption Date, any amounts remaining in the Capitalized Interest Account shall be paid to the Transferor.

                                   ARTICLE VI

                       STATEMENTS AND REPORTS; WITHHOLDING

     Section 6.01  Statements.

     (a) No later than each Determination Date, the Servicer shall deliver to the Indenture Trustee by facsimile, the receipt and legibility of which shall be confirmed by telephone, and with hard copy thereof to be delivered no later than one (1) Business Day after such Determination Date, the following report (the "Servicer's Monthly Remittance Report") setting forth (i) the date of such Report (day, month and year), the name of the Issuer (i.e. "Life Financial Home Loan Owner Trust 1997-3"), the Series designation of the Notes (i.e. "Series 1997-3") and the date of this Agreement, (ii) the payments and collections received with respect to the Home Loans during the Due Period for the month immediately preceding the month in which such Determination Date occurs and
(iii) if not included in the Servicer's Monthly Remittance Report, a printed report, setting forth the information described in clauses (xii)-(xvii) of
Section 6.01(b). Furthermore, no later than each Determination Date, the Servicer shall deliver to the Indenture Trustee a magnetic tape or computer disk providing such information regarding the Servicer's activities in servicing the Home Loans during the related Due Period as the Indenture Trustee may reasonably require.

     (b) On each Payment Date, Indenture Trustee shall distribute, based on information provided by the Servicer, a monthly statement (the "Payment
Statement") to the Depositor, the Securityholders and the Rating Agencies, stating the date of original issuance of the Notes (day, month and year), the name of the Issuer (i.e. "Life Financial Home Loan Owner Trust 1997-3"), the Series designation of the Notes (i.e., "Series 1997-3"), the date of this Agreement and the following information:

                         (i) the Available Collection Amount and Available Payment Amount for the related Payment Date;

                         (ii) the Class Principal Balance of each Class of Notes
                    before and after giving effect to distributions made to the holders of such Notes on such Payment Date, and the Pool Principal Balance as of the first and last day of the related Due Period;

                         (iii) the Class  Factor  with  respect to each Class of
                    the Notes then outstanding;

                         (iv) the amount of  principal,  if any, and interest to
                    be distributed to each Class of Notes on the related Payment Date;

                         (v) with  respect to each Class of Notes,  the  Optimal
                    Principal Balance thereof;

                         (vi) the  Overcollateralization  Deficiency Amount, and
                    any amount to be distributed to the Noteholders or the holders of the Residual Interest on such Payment Date;

                         (vii) the Servicing Compensation, the Indenture Trustee
                    Fee and the Owner  Trustee  Fee,  if any,  for such  Payment
                    Date;

                         (viii) the Overcollateralization Amount on such Payment
                    Date, the Overcollateralization Target Amount as of such Payment Date, the Net Loan Losses incurred during the related Due Period, the cumulative Net Loan Losses as of such Payment Date, the Allocable Loss Amount for such Payment Date and the application of the Allocable Loss Amount Priority for such Payment Date;

                         (ix) the  weighted  average  maturity of the Home Loans
                    and the weighted average Home Loan Interest Rate of the Home Loans;

                         (x) certain performance information, including, without
                    limitation, delinquency and foreclosure information with respect to the Home Loans and 60-Day Delinquency Amounts (as defined in the definition of "Six-Month Rolling Delinquency Average" in Section 1.01 hereof), as set forth in the Servicer's Monthly Remittance Report;

                         (xi) the  Pre-Funding  Amount of the end of the related
                    Due Period;

                         (xii) the number of and aggregate  Principal Balance of
                    all Home Loans in foreclosure proceedings and the percent of the aggregate Principal Balances of such Home Loans to the aggregate Principal Balances of all Home Loans, all as of the close of business on the last day of the related Due Period;

                           (xiii)  the  number  of and the  aggregate  Principal
                  Balance of the Home Loans in bankruptcy proceedings and the percent of the aggregate Principal Balances of such Home Loans to the aggregate Principal Balances of all Home Loans, all as of the close of business on the last day of the related Due Period;

                           (xiv) the number of Foreclosure Properties, the aggregate Principal Balance of the related Home Loans, the book value of such Foreclosure Properties and the percent of the aggregate Principal Balances of such Home Loans to the aggregate Principal Balances of all Home Loans, all as of the close of business on the last day of the related Due Period;

                           (xv) during the related Due Period (and cumulatively,
                  from the Closing Date through the most current Due Period), the number and aggregate Principal Balance of Home Loans for each of the following: (A) that became Defaulted Home Loans,
                  (B) that became Liquidated Home Loans, (C) that became Deleted Home Loans pursuant to Section 3.05 hereof as a result of such Deleted Home Loans being Defective Home Loans, and (D) that became Deleted Home loans pursuant to Section 3.05 hereof as a result of such Deleted Home Loans being Defaulted Home Loans or a Home Loan in default or imminent default, including the foregoing amounts by loan type (i.e., Combination Loans, or Debt Consolidation Loans);

                           (xvi)  the  scheduled   principal  payments  and  the
                  principal prepayments received with respect to the Home Loans during the Due Period; and

                           (xvii) the number and aggregate  Principal Balance of
                  Home Loans that were 30, 60 or 90 days Delinquent as of the close of business on the last day of the related Due Period.

     In the case of information furnished to Securityholders pursuant to subclause (b)(iv) of this Section 6.01, the amounts shall be expressed as a dollar amount per Note with a $1,000 Denomination.

     All reports prepared by the Indenture Trustee pursuant to this Section 6.01 will be based in whole or in part upon the information provided to the Indenture Trustee by the Servicer, and the Indenture Trustee may fully rely upon and shall have no liability with respect to such information provided by the Servicer.

     (c) Within a reasonable period of time after the end of each calendar year, the Indenture Trustee shall prepare and distribute to each Person that at any time during the calendar year was a Securityholder such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclause (b)(iv) of this Section 6.01, aggregated for such calendar year or applicable portion thereof during which such Person was a Securityholder. Such information shall be deemed to have been furnished to the extent included in information returns provided to Securityholders under the provisions of the Code as from time to time in force.

     (d) On each Payment Date, the Indenture Trustee shall forward to the holders of the Residual Interest Certificates a copy of the Payment Statement in respect of such Payment Date and a statement setting forth the amounts actually distributed to such holders of the Residual Interest Certificates on such Payment Date, together with such other information as the Indenture Trustee deems necessary or appropriate.

     (e) Within a reasonable period of time after the end of each calendar year, the Indenture Trustee shall prepare and distribute to each Person that at any time during the calendar year was a holder of Residual Interest Certificates, if requested in writing by such Person, a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a holder of Residual Interest Certificates.

     (f) The Indenture Trustee shall forward to each Noteholder and each holder of a Residual Interest Certificate, during the term of this Agreement, such periodic, special or other reports, including information tax returns or reports required with respect to the Notes and the Residual Interest Certificates, as shall be necessary, reasonable, or appropriate with respect to the Noteholders or the holders of Residual Interest Certificates, or otherwise with respect to the purposes of this Agreement, all such reports or information in the case of the Residual Interest Certificates to be provided by and in accordance with such applicable instructions and directions as the Majority Residual Interestholders may reasonably require.

     (g) Reports and computer tapes furnished by the Servicer and the Indenture Trustee pursuant to this Agreement shall be deemed confidential and of a proprietary nature and shall not be copied or distributed except in connection with the purposes and requirements of this Agreement. No Person entitled to receive copies of such reports or tapes shall use the information therein for the purpose of soliciting the customers of the Depositor or the Servicer or for any other purpose except as set forth in this Agreement.

     Section 6.02  Withholding.

     The Indenture Trustee shall comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made to any Noteholder of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith, giving due effect to any applicable exemptions from such withholding and effective certifications or forms provided by the recipient. Any amounts withheld pursuant to this Section 6.02 shall be deemed to have been distributed to the Noteholders for all purposes of this Agreement or the Indenture.

                                   ARTICLE VII

                           GENERAL SERVICING PROCEDURE

     Section 7.01  Due-On-Sale; Due-on-Encumbrance.

     (a) If any Home Loan contains a provision, in the nature of a "due-on-sale" clause, which by its terms:

                           (i) provides that such Home Loan shall (or may at the
                  related lender's option) become due and payable upon the sale or other transfer of an interest in the related Property; or

                           (ii) provides that such Home Loan may not be assumed without the consent of the related lender in connection with any such sale or other transfer,

then, for so long as such Home Loan is included in the Owner Trust, the Servicer, on behalf of the Indenture Trustee, shall exercise any right the Owner Trust or the Indenture Trustee may have as the lender of record with respect to such Home Loan (x) to accelerate the payments thereon or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with Accepted Servicing Procedures.

     (b) If any Home Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                         (i) provides that such Home Loan shall (or may at the related lender's option) become due and payable upon the creation of any lien or other encumbrance on the related Property; or

                         (ii) requires the consent of the related  lender to the
                    creation of any such lien or other encumbrance on the related Property,

then, for so long as such Home Loan is included in the Owner Trust, the Servicer, on behalf of the Owner Trust, or the Indenture Trustee, shall exercise any right the Indenture Trustee may have as the lender of record with respect to such Home Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with Accepted Servicing Standards.

     (c) Nothing in this Section 7.01 shall constitute a waiver of the Indenture Trustee's right to receive notice of any assumption of a Home Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

     Section 7.02  Release of Home Loan Files.

     (a) If with respect to any Home Loan:

                         (i) the outstanding Principal Balance of such Home Loan
                    plus all interest accrued thereon shall have been paid;

                         (ii) the  Servicer  shall  have  received,  in  escrow,
                    payment in full of such Home Loan in a manner customary for such purposes;

                         (iii) such Home Loan has become a Defective Loan and has been repurchased or a Qualified Substitute Home Loan has been conveyed to the Owner Trust pursuant to Section 3.05 hereof;

                         (iv) such Home Loan or the related Foreclosure Property
                    has been sold in connection with the termination of the Owner Trust pursuant to Section 11.01 hereof; or

                         (v) the  related  Foreclosure  Property  has been  sold
                    pursuant to Section 4.11 hereof.

     In each such case, the Servicer shall deliver a certificate to the effect that the Servicer has complied with all of its obligations under this Agreement with respect to such Home Loan and requesting that the Indenture Trustee release to the Servicer the related Indenture Trustee's Home Loan File, and the Indenture Trustee shall, within five Business Days or such shorter period as may be required by applicable law, release, or cause the Custodian to release (unless such Indenture Trustee's Home Loan File has previously been released), the related Indenture Trustee's Home Loan File to the Servicer and execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest ownership of such Home Loan in the Servicer or such other Person as may be specified in such certificate, the forms of any such instrument to be appended to such certificate.

     (b) From time to time and as appropriate for the servicing or foreclosure of any Home Loan, the Indenture Trustee shall, upon request of the Servicer, in the form of Exhibit C to the Custodial Agreement, release the related Indenture Trustee's Home Loan File to the Servicer in accordance with Section 3(b) of the Custodial Agreement.

     Section 7.03  Servicing Compensation.

     As compensation for its services hereunder, the Servicer shall be entitled to receive from the Collection Account the Servicing Fee, out of which the Servicer shall pay any servicing fees owed or payable to any Subservicer. Additional servicing compensation in the form of assumption fees, modification fees, and other administrative fees, insufficient funds charges, amounts remitted pursuant to Section 7.01 hereof and late payment charges shall be part of the Servicing Compensation payable to the Servicer hereunder and shall be paid either by the Servicer's retaining such additional servicing compensation prior to deposit into the Collection Account pursuant to Section 5.01(b)(1) hereof or, if deposited into the Collection Account, as part of the Servicing Compensation withdrawn from the Note Payment Account pursuant to Section 5.01(c)(1) hereof.

     The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein. The Transferor also agrees to pay (i) all reasonable costs and expenses incurred by any successor Servicer or the Indenture Trustee in replacing the Servicer in the event of a default by the Servicer in the performance of its duties under the terms and conditions of this Agreement and (ii) the annual monitoring fees of the Rating Agencies.

     Section 7.04 Statement as to Compliance and Financial Statements.

     The Servicer will deliver to the Indenture Trustee, the Depositor and the Rating Agencies not later than 90 days following the end of each fiscal year of the Servicer (beginning with fiscal year ending in 1998), an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and what action the Servicer proposes to take with respect thereto.

     Contemporaneously with the submission of the Officer's Certificate required by the preceding paragraph, the Servicer shall deliver to the Indenture Trustee a copy of its annual audited financial statements prepared in the ordinary course of business. The Servicer shall, upon the request of the Depositor, deliver to such party any unaudited quarterly financial statements of the Servicer.

     The Servicer agrees to make available to the Depositor on a reasonable basis a knowledgeable officer of the Servicer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Depositor on reasonable notice to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Depositor that the Servicer has the ability to service the Home Loans in accordance with this Agreement.

     The Servicer shall also furnish and certify to the requesting party such other information as to (i) its organization, activities and personnel relating to the performance of the obligations of the Servicer hereunder, (ii) its financial condition, (iii) the Home Loans and (iv) the performance of the obligations of any Subservicer under the related Subservicing Agreement, in each case as the Indenture Trustee or the Depositor may reasonably request from time to time.

     Section 7.05  Independent Public Accountants' Servicing Report.

     Not later than 90 days following the end of each fiscal year of the Servicer (beginning with fiscal year 1998), the Servicer at its expense shall cause any of Arthur Andersen & Co., Coopers & Lybrand LLP, Deloitte & Touche LLP, Ernst & Young LLP, KPMG Peat Marwick LLP and Price Waterhouse & Co. or some other nationally recognized firm of Independent Certified Public Accountants (which may also render other services to the Servicer) to furnish a statement to the Indenture Trustee, the Rating Agencies and the Depositor to the effect that such firm has examined certain documents and records relating to the servicing of the Home Loans under this Agreement or of mortgage loans under pooling and servicing agreements (including the Home Loans and this Agreement) substantially similar to one another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Attestation Program for Mortgages serviced for FHLMC requires it to report, each of which errors and omissions shall be specified in such statement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer.

     Section 7.06  Right to Examine Servicer Records.

     Each Securityholder, the Indenture Trustee, the Owner Trustee and each of their respective agents shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine, audit and copy, at the expense of the Person making such examination, any and all of the books, records or other information of the Servicer (including without limitation any Subservicer to the extent provided in the related Subservicing Agreement), whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. In the case of the supervisory agents and examiners of the Issuer, the Indenture Trustee, the Owner Trustee and the Securityholders, access to the documentation regarding the Home Loans required by applicable state and federal regulations shall be afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. Each Securityholder, the Indenture Trustee and the Owner Trustee agree that any information obtained pursuant to the terms of this Agreement shall be held confidential.

     The Servicer also agrees to make available on a reasonable basis to the Securityholders or any prospective Securityholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Securityholders and any prospective Securityholder to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Securityholders and such prospective Securityholder that the Servicer has the ability to service the Home Loans in accordance with this Agreement.

     Section  7.07  Reports  to  the  Indenture   Trustee;   Collection  Account
Statements.

     If the Collection Account is not maintained with the Indenture Trustee, then not later than 25 days after each Record Date, the Servicer shall forward to the Indenture Trustee a statement, certified by a Servicing Officer, setting forth the status of the Collection Account as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into the Collection Account for each category of deposit specified in Section 5.01(b)(1) hereof, the aggregate of withdrawals from the Collection Account for each category of withdrawal specified in Section 5.01(b)(2) and (3) hereof, in each case, for the related Due Period.

     Section 7.08  Financial Statements.

     The Servicer understands that, in connection with the transfer of the Notes, Noteholders may request that the Servicer make available to the Noteholders and to prospective Noteholders annual audited financial statements of the Servicer for one or more of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied.

                                  ARTICLE VIII

                                   (RESERVED)


                                   ARTICLE IX

                                  THE SERVICER

     Section 9.01  Indemnification; Third Party Claims.

     (a) The Servicer shall indemnify the Transferor, the Owner Trustee, the Issuer, the Depositor and the Indenture Trustee (each an "Indemnified Party") and hold harmless each of them against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of any of the Servicer's representations and warranties and covenants contained in this Agreement or in any way relating to the failure of the Servicer to perform its duties and service the Home Loans in compliance with the terms of this Agreement; provided, however, that if the Servicer is not liable pursuant to the provisions of Section 9.01(d) hereof for its failure to perform its duties and service the Home Loans in compliance with the terms of this Agreement, then the provisions of this Section 9.01 shall have no force and effect with respect to such failure.

     (b) The Transferor, the Depositor, the Owner Trustee or the Indenture Trustee, as the case may be, shall promptly notify the Servicer if a claim is made by a third party with respect to a breach of any of the Servicer's representations and warranties and covenants contained in this Agreement or in any way relating to the failure of the Servicer to perform its duties and service the Home Loans in compliance with the terms of this Agreement. The Servicer shall promptly notify the Indenture Trustee, the Owner Trustee and the Depositor of any claim of which it has been notified pursuant to this Section
9.01 by a Person other than the Depositor, and, in any event, shall promptly notify the Depositor of its intended course of action with respect to any claim.

     (c) The Servicer shall be entitled to participate in and, upon notice to the Indemnified Party, assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Indemnified Party. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel of the Servicer, but the fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (i) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Servicer, (ii) the Servicer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, or
(iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Servicer and one or more Indemnified Parties, and the Indemnified Parties shall have been advised by counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the Servicer. The Servicer shall not be liable for any settlement of any such claim or action unless the Servicer shall have consented thereto or be in default on its obligations hereunder. Any failure by an Indemnified Party to comply with the provisions of this Section
9.01 shall relieve the Servicer of liability only if such failure is materially prejudicial to the position of the Servicer and then only to the extent of such prejudice.

     (d) None of the Transferor, the Depositor, the Servicer or any of the directors, officers, employees or agents of the Transferor, the Depositor or the Servicer, or members or Affiliates of the Depositor shall be under any liability to the Issuer or the Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Transferor, the Depositor, the Servicer or any such person against the remedies provided herein for the breach of any warranties, representations or covenants made herein, or against any specific liability imposed on the Transferor, the Depositor or the Servicer herein, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the duties of the Servicer, the Depositor or the Transferor, as the case may be, or by reason of reckless disregard of the obligations and duties of the Servicer, the Depositor or the Transferor, as the case may be, hereunder. The Transferor, the Depositor, the Servicer and any director, officer, employee or agent of the Transferor, the Depositor or the Servicer, or any member or Affiliate of the Depositor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

     (e) The Servicer, the Transferor and the Depositor and any director, officer, employee or agent of the Servicer, the Transferor or the Depositor shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Securities, other than any loss, liability or expense related to any specific Home Loan or Home Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Except as otherwise provided herein, none of the Transferor, the Depositor or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not related to its respective duties under this Agreement; provided, however, that, except as otherwise provided herein, any of the Transferor, the Depositor or the Servicer may, with the prior consent of the Indenture Trustee, in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Securityholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Transferor, the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

     Section 9.02 Merger or Consolidation of the Servicer.

     The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation and maintain such other licenses and permits in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Home Loans and to perform its duties under this Agreement; provided, however, that the Servicer may merge or consolidate with any other corporation upon the satisfaction of the conditions set forth in the following paragraph.

     Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an Eligible Servicer and shall be the successor of the Servicer, as applicable hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall send notice of any such merger, conversion, consolidation or succession to the Indenture Trustee, the Owner Trustee and the Issuer.

     Section 9.03 Limitation on Liability of the Servicer and Others.

     The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 9.01 hereof, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Home Loans in accordance with this Agreement.

     Section 9.04  Servicer Not to Resign; Assignment.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) with the consent of the Indenture Trustee or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to clause (b) of the preceding sentence permitting the resignation of the Servicer shall be evidenced by an independent opinion of counsel to such effect delivered (at the expense of the Servicer) to the Indenture Trustee. No resignation of the Servicer shall become effective until the Indenture Trustee or a successor servicer, appointed pursuant to the provisions of Section 10.02 hereof and satisfying the requirements of Section 4.07 hereof with respect to the qualifications of a successor Servicer, shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

     Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void.

     The Servicer agrees to cooperate with any successor Servicer in effecting the transfer of the Servicer's servicing responsibilities and rights hereunder pursuant to the first paragraph of this Section 9.04, including, without limitation, the transfer to such successor of all relevant records and documents (including any Home Loan Files in the possession of the Servicer) and all amounts received with respect to the Home Loans and not otherwise permitted to be retained by the Servicer pursuant to this Agreement. In addition, the Servicer, at its sole cost and expense, shall prepare, execute and deliver any and all documents and instruments to the successor Servicer including all Home Loan Files in its possession and do or accomplish all other acts necessary or appropriate to effect such termination and transfer of servicing responsibilities.

     Section 9.05 Relationship of Servicer to the Issuer and the Indenture Trustee.

     The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Issuer and the Indenture Trustee under this Agreement is intended by the parties hereto to be that of an independent contractor and not of a joint venturer, agent or partner of the Issuer or the Indenture Trustee.

     Section 9.06  Servicer May Own Securities.

     Each of the Servicer and any Affiliate of the Servicer may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Servicer or an Affiliate thereof except as otherwise specifically provided herein. Securities so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Securities; provided, however, that any Securities owned by the Servicer or any Affiliate thereof, during the time such Securities are owned by them, shall be without voting rights for any purpose set forth in this Agreement. The Servicer shall notify the Indenture Trustee promptly after it or any of its Affiliates becomes the owner or pledgee of a Security.


                                    ARTICLE X

                                     DEFAULT

     Section 10.01  Events of Default.

     (a) In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

                           (i) any  failure  by the  Servicer  to deposit in the
                  Collection Account in accordance with Section 5.01(b) hereof any payments in respect of the Home Loans received by the Servicer no later than the second Business Day following the day on which such payments were received; or

                           (ii) failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given (a) to the Servicer by the Indenture Trustee or the Issuer, or (b) to the Servicer, the Indenture Trustee or the Issuer by the Majority Noteholders; or

                           (iii) a  decree  or order  of a court  or  agency  or
                  supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

                           (iv) the Servicer shall consent to the appointment of
                  a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

                           (v) the Servicer shall admit in writing its inability
                  to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                           (vi) the Majority Noteholders (A) shall receive notice from the Servicer that the Servicer is no longer able to discharge its duties under this Agreement or (B) shall determine, in their reasonable judgment and based upon published reports (including wire services), which they reasonably believe in good faith to be reliable, that the
                  Servicer:

                         a) has  experienced  a material  adverse  change in its
                    business,   assets,   liabilities,   operations,   condition
                    (financial or otherwise) or prospects,

                         b) has defaulted on any of its material obligations, or

                         c) has ceased to conduct its  business in the  ordinary
                    course, or

                         d) as of any  Determination  Date,  the total  Expected
                    Loan Loss Percentage (as defined below) exceeds (1) up to the fifth (5th) anniversary of the November 30, 1997 Cut-Off Date, 21.75%, or (2) thereafter 32.625% (where the "Expected Loan Loss Percentage" shall be the sum of (A) the cumulative Net Loan Losses divided by the Original Pool Principal Balance, plus (B) 25% of the aggregate Principal Balance of the Home Loans which are then more than 30 but less than 60 days delinquent divided by the Original Pool Principal Balance, plus (C) 50% of the aggregate Principal Balance of the Home Loans which are then more than 60 but less than 90 days delinquent divided by the Original Pool Principal Balance, plus (D) 100% of the aggregate Principal Balance of the Home Loans which are then more than 90 days delinquent divided by the Original Pool Principal Balance).

     (b) then, and in each and every such case, so long as an Event of Default shall not have been remedied and the Indenture Trustee has been informed or has actual knowledge thereof, the Indenture Trustee or the Majority Noteholders, by notice in writing to the Servicer may, in addition to whatever rights such Person may have at law or in equity to damages, including injunctive relief and specific performance, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Home Loans and the proceeds thereof, as servicer under this Agreement. Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Home Loans or otherwise, shall, subject to Section
10.02 hereof, pass to and be vested in a successor servicer, or the Indenture Trustee if a successor servicer cannot be retained in a timely manner, and the successor servicer, or Indenture Trustee, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Home Loans and related documents. The Servicer agrees to cooperate with the successor servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the successor servicer for administration by it of all amounts which shall at the time be credited by the Servicer to each Collection Account or thereafter received with respect to the Home Loans.

     Section 10.02  Indenture Trustee to Act; Appointment of Successor.

     On and after the date the Servicer receives a notice of termination pursuant to Section 10.01 hereof, or the Indenture Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel or accompanied by the consents required by Section 9.04 hereof, or the Servicer is removed as servicer pursuant to this Article X, then, subject to Section 4.07 hereof, the Indenture Trustee shall appoint a successor servicer to be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the successor servicer shall not be liable for any actions of any servicer prior to it; and, provided further, that if a successor servicer cannot be retained in a timely manner, the Indenture Trustee shall act as successor Servicer. In the event the Indenture Trustee assumes the responsibilities of the Servicer pursuant to this Section 10.02, the Indenture Trustee will make reasonable efforts consistent with applicable law to become licensed, qualified and in good standing in each Mortgaged Property State the laws of which require licensing or qualification in order to perform its obligations as Servicer hereunder or, alternatively, shall retain an agent that is so licensed, qualified and in good standing in any such Mortgaged Property State.

     In the case that the Indenture Trustee serves as successor servicer, the Indenture Trustee in such capacity shall not be liable for any servicing of the Home Loans prior to its date of appointment and shall not be subject to any obligations to repurchase any Home Loans. The successor servicer shall be obligated to make Servicing Advances hereunder. As compensation therefor, the successor servicer appointed pursuant to the following paragraph, shall be entitled to all funds relating to the Home Loans which the Servicer would have been entitled to receive from the Note Payment Account pursuant to Section 5.01(c) hereof as if the Servicer had continued to act as servicer hereunder, together with other Servicing Compensation in the form of assumption fees, late payment charges or otherwise as provided in Section 7.03 hereof. The Servicer shall not be entitled to any termination fee if it is terminated pursuant to
Section 10.01 hereof but shall be entitled to any accrued and unpaid Servicing Fee to the date of termination.

     Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Indenture Trustee and remitted directly to the Indenture Trustee or, at the direction of the Indenture Trustee, to the successor servicer. The compensation of any successor servicer (including, without limitation, the Indenture Trustee) so appointed shall be the Servicing Fee, together with other Servicing Compensation provided for herein. In the event the Indenture Trustee is required to solicit bids to appoint a successor servicer, the Indenture Trustee shall solicit, by public announcement, bids from Eligible Servicers. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the Servicing Fee and Servicing Compensation provided for herein. Within 30 days after any such public announcement, the Indenture Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Indenture Trustee shall deduct from any sum received by the Indenture Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unpaid Servicing Fees and unreimbursed Servicing Advances made by the Indenture Trustee. After such deductions, the remainder of such sum shall be paid by the Indenture Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor. The Indenture Trustee, the Issuer, any Custodian, the Servicer and any such successor servicer shall take such action, consistent with this Agreement, as shall be necessary to effect any such succession. The Servicer agrees to cooperate with the Indenture Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Indenture Trustee or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Indenture Trustee or such successor servicer, as applicable, all amounts which then have been or should have been deposited in any Trust Account maintained by the Servicer or which are thereafter received with respect to the Home Loans. Neither the Indenture Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until written notice of such proposed appointment shall have been provided by the Indenture Trustee to each Securityholder, the Owner Trustee and the Depositor and, except in the case of the appointment of the Indenture Trustee as successor to the Servicer (when no consent shall be required), the Depositor and the Majority Noteholders shall have consented thereto.

     Pending appointment of a successor to the Servicer hereunder, the Indenture Trustee shall act as servicer hereunder as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor servicer out of payments on the Home Loans as it and such successor servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to Section 7.03 hereof, together with other Servicing Compensation in the form of assumption fees, late payment charges or otherwise as provided in this Agreement.

     Section 10.03  Waiver of Defaults.

     The Majority Noteholders may waive any events permitting removal of the Servicer as servicer pursuant to this Article X; provided, however, that the Majority Noteholders may not waive a default in making a required distribution on a Note or Residual Interest Certificate without the consent of the related Noteholder or holder of the Residual Interest Certificate. Upon any waiver of a past default, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

     Section 10.04  Accounting Upon Termination of Servicer.

     Upon termination of the Servicer under this Article X, the Servicer shall, at its own expense:

     (a) deliver to its successor or, if none shall yet have been appointed, to the Indenture Trustee the funds in any Trust Account maintained by the Servicer;

     (b) deliver to its successor or, if none shall yet have been appointed, to the Indenture Trustee all Home Loan Files and related documents and statements held by it hereunder and a Home Loan portfolio computer tape;

     (c) deliver to its successor or, if none shall yet have been appointed, to the Indenture Trustee and to the Securityholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for payments or charges with respect to the Home Loans; and

     (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Home Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.

                                   ARTICLE XI

                                   TERMINATION

     Section 11.01  Termination.

     This Agreement shall terminate upon notice to the Indenture Trustee of either: (a)the later of (i) the satisfaction and discharge of the Indenture and the provisions thereof or (ii) the disposition of all funds with respect to the last Home Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Indenture Trustee, the Owner Trustee, the Issuer and the Custodian; or (b) the mutual consent of the Servicer, the Depositor, the Transferor and all Securityholders in writing.

     Section 11.02  Optional Termination.

     The Majority Residual Interestholders may, at their option, effect an early termination of the Issuer on or after any Payment Date on which the Pool Principal Balance declines to 10% or less of the Maximum Collateral Amount. The Majority Residual Interestholders shall effect such early termination by providing notice thereof to the Indenture Trustee and Owner Trustee and by purchasing all of the Home Loans at a purchase price, payable in cash, equal to or greater than the Termination Price. The expense of any Independent appraiser required under this Section 11.02 shall be a nonreimbursable expense of Majority Residual Interestholders.

     Any such early termination by the Majority Residual Interestholders shall be accomplished by depositing into the Collection Account on the third Business Day prior to the Payment Date on which the purchase is to occur the amount of the Termination Price to be paid. The Termination Price and any amounts then on deposit in the Collection Account (other than any amounts not required to have been deposited therein pursuant to Section 5.01(b)(1) hereof and any amounts withdrawable therefrom by the Indenture Trustee pursuant to Section 5.01(b)(3) hereof) shall be transferred to the Note Payment Account pursuant to Section 5.01(b)(2) hereof for distribution to Noteholders on the succeeding Payment Date; and any amounts received with respect to the Home Loans and Foreclosure Properties subsequent to the Due Period immediately preceding such final Payment Date shall belong to the purchaser thereof. For purposes of calculating the Available Payment Amount for such final Payment Date, amounts transferred to the Note Payment Account immediately preceding such final Payment Date shall in all cases be deemed to have been received during the related Due Period, and amounts so transferred shall be applied pursuant to Section 5.01(d) and (e) hereof.

     Section 11.03  Notice of Termination.

     Notice of termination of this Agreement or of early redemption and termination of the Issuer shall be sent (i) by the Indenture Trustee to the Noteholders in accordance with Section 10.02 of the Indenture and (ii) by the Owner Trustee to the Certificateholders in accordance with Section 9.1(d) of the Owner Trust Agreement.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

     Section 12.01  Acts of Noteholders.

     Except as otherwise specifically provided herein, whenever action, consent or approval of the Securityholders is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Securityholders if the Majority Securityholders agree to take such action or give such consent or approval.

     Section 12.02  Amendment.

     (a) This Agreement may be amended from time to time by the Depositor, the Servicer, the Transferor, the Indenture Trustee and the Issuer by written agreement with notice thereof to the Securityholders, without the consent of any of the Securityholders, to cure any error or ambiguity, to correct or supplement any provisions hereof which may be defective or inconsistent with any other provisions hereof or to add any other provisions with respect to matters or questions arising under this Agreement; provided, however, that such action will not adversely affect in any material respect the interests of the Securityholders. An amendment described above shall be deemed not to adversely affect in any material respect the interests of the Securityholders if either
(i) an Opinion of Counsel is obtained to such effect and (ii) the party requesting the amendment obtains a letter from each of the Rating Agencies confirming that the amendment, if made, would not result in the downgrading or withdrawal of the rating then assigned by the respective Rating Agency to any Class of Notes then outstanding.

     (b) This Agreement may also be amended from time to time by the Depositor, the Servicer, the Transferor, the Indenture Trustee and the Issuer by written agreement, with the prior written consent of the Majority Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collections of payments on Home Loans or distributions which are required to be made on any Security, without the consent of the holders of 100% of each Class of Notes affected thereby, (ii) adversely affect in any material respect the interests of the holders of any Class of Notes in any manner other than as described in clause
(i), without the consent of the holders of 100% of such Class of Notes, or (iii) reduce the percentage of any Class of Notes, the consent of which is required for any such amendment, without the consent of the holders of 100% of such Class of Notes.

     (c) It shall not be necessary for the consent of Securityholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

     Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer's own rights, duties or immunities of the Issuer or the Indenture Trustee, as the case may be, under this Agreement.

     Section 12.03  Recordation of Agreement.

     To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Noteholders' expense on direction of the Majority Noteholders but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders or is necessary for the administration or servicing of the Home Loans.

     Section 12.04  Duration of Agreement.

     This Agreement shall continue in existence and effect until terminated as herein provided.

     Section 12.05  Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     Section 12.06  Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to: (i) in the case of the Depositor, PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, New York 10019, Attention: John Fearey, Esq., or such other addresses as may hereafter be furnished to the Securityholders and the other parties hereto in writing by the Depositor; (ii) in the case of the Issuer, Life Financial Home Loan Owner Trust 1997-3, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Emmett R. Harmon, or such other address as may hereafter be furnished to the Securityholders and the other parties hereto; (iii) in the case of the Transferor and Servicer, Life Financial Corp., 10540 Magnolia Avenue, Suite B, Riverside, California 92505, Attention: L. Bruce Mills, or such other address as may hereafter be furnished to the Securityholders and the other parties hereto in writing by the Servicer or the Transferor; (iv) in the case of the Indenture Trustee, Norwest Bank Minnesota, National Association, Norwest Place, Sixth and Marquette, Minnesota 55479, Attention: Structured Finance/Life 1997-3; and (v) in the case of the Securityholders, as set forth in the applicable Note Register. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Securityholders shall be effective upon mailing or personal delivery.

     Section 12.07  Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

     Section 12.08  No Partnership.

     Nothing herein contained shall be deemed or construed to create any partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor.

     Section 12.09  Counterparts.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

     Section 12.10  Successors and Assigns.

     This Agreement shall inure to the benefit of and be binding upon the Servicer, the Transferor, the Depositor, the Indenture Trustee, the Issuer and the Noteholders and their respective successors and permitted assigns.

     Section 12.11  Headings.

     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     Section 12.12  Actions of Securityholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Depositor, the Servicer or the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Depositor, the Servicer and the Issuer if made in the manner provided in this
Section 12.12.

     (b) The fact and date of the execution by any Securityholder of any such instrument or writing may be proved in any reasonable manner which the Depositor, the Servicer or the Issuer deems sufficient.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Securityholder shall bind every holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Depositor, the Servicer or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

     (d) The Depositor, the Servicer or the Issuer may require additional proof of any matter referred to in this Section 12.12 as it shall deem necessary.

     Section 12.13  Reports to Rating Agencies.

     (a) The Indenture Trustee shall provide to each Rating Agency copies of statements, reports and notices, to the extent received or prepared in connection herewith, as follows:

                         (i) copies of amendments to this Agreement;

                         (ii) notice of any  substitution  or  repurchase of any
                    Home Loans;

                         (iii)   notice   of   any   termination,   replacement,
                    succession, merger or consolidation of the Servicer, any Custodian or the Issuer;

                         (iv) notice of final payment on the Notes;

                         (v) notice of any Event of Default;

                         (vi) copies of the annual independent accountants' report delivered pursuant to Section 7.05 hereof, and copies of any compliance reports delivered by the Servicer including under Section 7.04 hereof; and

                         (vii) copies of any Payment Date Statement  pursuant to
                    Section 6.01(b) hereof.

     (b) With respect to the requirement of the Indenture Trustee to provide statements, reports and notices to the Rating Agencies, such statements, reports and notices shall be delivered to the Rating Agencies at the following addresses: (i) if to Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attention: Structured Finance - Residential Mortgage or (ii) if to Moody's Investors Service, 99 Church Street, New York, New York 10007,
Attention: Residential Mortgage Pass-Through Group.

     Section 12.14  Holders of the Residual Interest Certificates.

     (a) Any sums to be distributed or otherwise paid hereunder or under the Owner Trust Agreement to the holders of the Residual Interest Certificates shall be paid to such holders pro rata based on their percentage holdings in the Residual Interest;

     (b) Where any act or event hereunder is expressed to be subject to the consent or approval of the holders of the Residual Interest Certificates, such consent or approval shall be capable of being given by the holder or holders of not less than 51% of the Residual Interest in aggregate.

     IN WITNESS WHEREOF, the Issuer, the Depositor, the Transferor, the Servicer and the Indenture Trustee have caused their names to be signed by their respective officers thereunto duly authorized, as of the day and year first above written, to this Sale and Servicing Agreement.

                                      LIFE FINANCIAL HOME LOAN OWNER
                                      TRUST 1997-3,

                                      By:   Wilmington Trust Company, not in its
                                            individual capacity but solely as
                                            Owner Trustee


                                      By:
                                         ---------------------------------------
                                             Name:
                                             Title:

                                      PAINEWEBBER MORTGAGE ACCEPTANCE
                                      CORPORATION IV, as Depositor


                                      By:
                                         ---------------------------------------
                                             Barbara J. Dawson
                                             Senior Vice President

                                      LIFE INVESTMENT HOLDINGS, INC., as
                                      Transferor


                                      By:
                                         ---------------------------------------
                                             Name:
                                             Title:

                                      LIFE  BANK, as Servicer


                                      By:
                                         ---------------------------------------
                                             Name:
                                             Title:

                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION, as Indenture Trustee


                                      By:
                                         ---------------------------------------
                                             Name:
                                             Title:

THE STATE OF ___________ )
                         )
COUNTY OF ______________ )

     BEFORE ME, the undersigned authority, a Notary Public, on this _____ day of December 1997 personally appeared _______________, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said WILMINGTON TRUST COMPANY, not in its individual capacity but in its capacity as Owner Trustee of LIFE FINANCIAL HOME LOAN OWNER TRUST 1997-3 as Issuer, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF WILMINGTON TRUST COMPANY, this the ____ day of December, 1997.


                                         -----------------------------------
                                         Notary Public, State of ___________

THE STATE OF NEW YORK  )
                       )
COUNTY OF NEW YORK     )

     BEFORE ME, the undersigned authority, a Notary Public, on this _____ day of December 1997 personally appeared Barbara J. Dawson, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV, as the Depositor, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF FINANCIAL ASSET SECURITIES CORP., this the ____ day of December, 1997.


                                         -----------------------------------
                                         Notary Public, State of ___________

THE STATE OF ___________ )
                         )
COUNTY OF ______________ )

     BEFORE ME, the undersigned authority, a Notary Public, on this __ day of December 1997 personally appeared _______________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said LIFE BANK, as the Servicer, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF LIFE BANK, this the ____ day of December, 1997.



                                         -----------------------------------
                                         Notary Public, State of ___________

THE STATE OF ___________ )
                         )
COUNTY OF ______________ )

     BEFORE ME, the undersigned authority, a Notary Public, on this __ day of December 1997 personally appeared _______________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said LIFE INVESTMENT HOLDINGS, INC., as the Transferor, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF LIFE INVESTMENT HOLDINGS, INC., this the ____ day of December, 1997.


                                         -----------------------------------
                                         Notary Public, State of ___________

THE STATE OF ___________ )
                         )
COUNTY OF ______________ )

     BEFORE ME, the undersigned authority, a Notary Public, on this __ day of December 1997 personally appeared ____________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as the Indenture Trustee, and that she executed the same as the act of such entity for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN  UNDER  MY  HAND  AND  SEAL  OF  NORWEST  BANK  MINNESOTA,   NATIONAL
ASSOCIATION, this the __ day of December, 1997.


                                         -----------------------------------
                                         Notary Public, State of ___________

                                    EXHIBIT A
                                       to
                          Sale and Servicing Agreement

     Requests for a copy of the Home Loan Schedule should be made in writing to the Office of General Counsel of PaineWebber Mortgage Acceptance Corporation IV, at 1285 Avenue of the Americas, New York, Attention: John Fearey, Esq.

                                    EXHIBIT C

     SUBSEQUENT TRANSFER AGREEMENT (the "Subsequent Transfer Agreement"), dated as of [________, 199_], among Life Bank ("Life"), Life Investment Holding, Inc. (the "Transferor"), Life Financial Home Loan Owner Trust 1997-3 (the "Issuer" or the "Owner Trust") and Norwest Bank Minnesota, National Association, as indenture trustee (in such capacity, the "Indenture Trustee").

                               W I T N E S S E T H

     WHEREAS, pursuant to the terms of a Home Loan Purchase Agreement, dated as of December 1, 1997 (the "Purchase Agreement"), among PaineWebber Mortgage Acceptance Corporation IV, as Depositor (the "Depositor"), Life and Life
Investment Holdings, Inc. (the "Transferor"), Life has sold, transferred, assigned and otherwise conveyed to the Transferor all its right, title and interest in and to certain Home Loans and the Transferor has sold, transferred, assigned and otherwise conveyed to the Depositor all its right, title and interest in and to such Home Loans.

     WHEREAS, pursuant to the terms of a Sale and Servicing Agreement, dated as of December 1, 1997 (the "Sale and Servicing Agreement"), among Life Financial Home Loan Owner Trust 1997-3 (the "Owner Trust"), Life, the Transferor, the Originator and the Indenture Trustee, Life has the obligation to sell, transfer, assign and otherwise convey to the Owner Trust all its right, title and interest in and to certain home loans as listed on Schedule I attached hereto and the Related Documents thereto (as defined below) (the "Subsequent Loans") pursuant to and in accordance with this Subsequent Transfer Agreement;

     WHEREAS, the parties hereto desire that Life sell all its right, title and interest in and to the Subsequent Loans and the Related Documents to the Owner Trust pursuant to the terms of this Subsequent Transfer Agreement; and

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1 Definitions. Capitalized terms used but not defined herein have the meanings assigned thereto in the Sale and Servicing Agreement.

     2. Sale of Subsequent Loans to Owner Trust. Life, concurrently with the execution and delivery of this Subsequent Transfer Agreement, does hereby sell, transfer, assign, set over, and otherwise convey to the Owner Trust, without recourse but subject to the other terms and provisions of this Agreement and the Sale and Servicing Agreement, all of its right, title and interest in and to the following, whether now existing or hereafter acquired and wherever located: (i) such Subsequent Loans as listed in the Subsequent Loan Schedule, as of the [_________ 1, 199_] (the "Cut-Off Date"), together with the Servicer's Home Loan Files and the Indenture Trustee's Home Loan Files relating thereto and all proceeds thereof, (ii) the Mortgages and security interests in Mortgaged Properties, (iii) all payments in respect of interest due with respect to such Subsequent Loans on or after the Cut-Off Date and all payments in respect of principal received after the Cut-Off Date, (iv) Life's rights under all insurance policies with respect to such Subsequent Loans and any Insurance Proceeds, and (v) all proceeds of any of the foregoing.

     3. Obligations of Life Upon Sale. In connection with any transfer pursuant to Section 2 hereof, Life further agrees, at its own expense, on or prior to the Subsequent Transfer Date (a) to indicate in its books and records that the Subsequent Loans have been sold to the Owner Trust pursuant to this Subsequent Transfer Agreement and (b) to deliver to the Indenture Trustee a computer file containing a true and complete list of all Subsequent Loans in the format required by Section 2.2 of the Purchase Agreement.

     In connection with any conveyance by Life, Life shall on behalf of the Owner Trust deliver to, and deposit with the Custodian, on behalf of the Owner Trustee, on or before the Subsequent Transfer Date the Related Documents (as defined in the Purchase Agreement) with respect to each Subsequent Loan.

     In connection with any conveyance by Life, Life shall on behalf of the Owner Trust deliver to, and deposit with the Servicer, as the designated agent of the Owner Trustee, on or before the Subsequent Transfer Date the Servicer's Home Loan File with respect to each Subsequent Loan.

     Life further hereby confirms to the Indenture Trustee that, as of the Subsequent Transfer Date it has caused the portions of Life's electronic ledger relating to the Subsequent Loans to be clearly and unambiguously marked to indicate that the Subsequent Loans have been sold to the Owner Trust.

     The parties hereto intend that each of the transactions set forth herein be a sale by Life to the Owner Trust of all of Life's right, title and interest in and to the Subsequent Loans and other property described above. In the event the transactions set forth herein are deemed not to be a sale, Life hereby grants to the Owner Trust a security interest in all of the Life's right, title and interest in, to and under the Subsequent Loans and other property described above, whether now existing or hereafter created, to secure all of Life's obligations hereunder; and this Subsequent Transfer Agreement shall constitute a security agreement under applicable law.

     4.  Payment of Purchase Price for the Subsequent Loans.

     (a) In consideration of the sale of the Subsequent Loans from Life to the Owner Trust on the Subsequent Transfer Date, the Owner Trust agrees to pay to Life on the Subsequent Transfer Date by transfer of immediately available funds, an amount equal to 100% of the aggregate Principal Balances of the Subsequent Loans as of the Cut-Off Date.

     (b) Within 60 days of the Subsequent Transfer Date, Transferor, at its own expense, shall record each Assignment of Mortgage in favor of the Indenture Trustee to the same extent required under Section 2.4 of the Purchase Agreement.

     5. Representations and Warranties. (a) Each of Life and the Transferor hereby makes the representations and warranties to the Issuer as of the Cut-Off Date and the Subsequent Transfer Date specified in Section 3.1(a) of the Purchase Agreement.

     (b) Each of Life and the Transferor further represents and warrants to the Owner Trust that with respect to the Subsequent Loans as of the Subsequent Transfer Date each of the representations and warranties contained in Section
3.04 of the Sale and Servicing Agreement are true and correct.

     It is understood and agreed that the representations and warranties set forth in this Section 5(b) shall survive delivery of the respective Subsequent Loan Files to the Indenture Trustee on behalf of the Owner Trust. In the event that (a) any of the representations and warranties of Life or the Transferor in
Section 3.04 of the Sale and Servicing Agreement are determined to be untrue in a manner that materially and adversely affects the value of, or the interests of the Securityholders in, any Subsequent Loan with respect to which such representation or warranty is made and (b) Life or the Transferor shall fail to cure such breach within the time period specified in Section 3.05 of the Sale and Servicing Agreement, Life or the Transferor shall be obligated to repurchase or substitute the affected Subsequent Loan(s) in accordance with the provisions of Section 3.05 of the Sale and Servicing Agreement.

     With respect to representations and warranties made by Life or the Transferor pursuant to this Section 5(b) that are made to Life's or the Transferor's best knowledge, if it is discovered by any of Life, the Transferor or the Indenture Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Subsequent Loan, notwithstanding the Life's or the Transferor's lack of knowledge, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

     6. Covenants of Life. Life hereby covenants that except for the transfer hereunder, Life will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on, any Subsequent Loan, or any interest therein; and Life will defend the right, title and interest of the Owner Trust, in, to and under the Subsequent Loans, against all claims of third parties claiming through or under Life.

     Whenever and so often as requested by the Indenture Trustee, Life or the Transferor, the other party promptly will execute and deliver or cause to be executed and delivered all such other and further instruments, documents, or assurances, and promptly do or cause to be done all such other things, as may be necessary and reasonably required to vest more fully in the requesting party all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred upon it by this Agreement.

     7. Termination. The respective obligations and responsibilities of Life, the Transferor and the Owner Trust created hereby shall terminate, except for Life's, the Transferor's and the Owner Trust's indemnity obligations as provided herein, upon the termination of the Owner Trust as provided in Article XI of the Sale and Servicing Agreement.

     8. Governing Law. This Subsequent Transfer Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     9. Intention of the Parties. It is the intention of the parties that the Owner Trust is purchasing, and Life is selling, the Subsequent Loans rather than pledging the Subsequent Loans to secure a loan by the Owner Trust to Life. The parties hereto each intend to treat the transaction for accounting purposes as a sale by Life, and a purchase by the Owner Trust, of the Subsequent Loans. For federal income tax purposes, the parties hereto each intend to treat the Notes as debt. The Indenture Trustee will have the right to review the Subsequent Loans and the related Subsequent Loan Files to determine the characteristics of the Subsequent Loans which will affect the federal income tax consequences of owning the Subsequent Loans and Life will cooperate with all reasonable requests made by the Issuer in the course of such review.

     10. The representations and warranties set forth in Article III shall survive the purchase of the Subsequent Loans hereunder.

     11. This Subsequent Transfer Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Section 11 no other Person shall have the right or obligation hereunder.

     IN WITNESS WHEREOF, Life, the Transferor, the Indenture Trustee and the Owner Trust have caused this Subsequent Transfer Agreement to be duly executed on their behalf by their respective officers thereunto duly authorized as of the day and year first above written.

                                    LIFE BANK

                                    By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                    LIFE INVESTMENT HOLDINGS, INC.

                                    By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                    LIFE FINANCIAL HOME  LOAN OWNER TRUST 1997-3

                                    By:  Wilmington Trust Company, not in its
                                         individual capacity but solely as Owner
                                         Trustee

                                    By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                    NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION, as Indenture Trustee


                                    By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE I

                            Subsequent Loan Schedule
                            ------------------------

                                    EXHIBIT D

                        COLLECTION ACCOUNT CERTIFICATION

     Life Bank ("Life") hereby certifies that it has established the account described below as a Collection Account pursuant to Section 5.1(a)(1) of the Sale and Servicing Agreement, dated as of December 1, 1997, among Life Financial Home Loan Owner Trust 1997-3, PaineWebber Mortgage Acceptance Corporation IV, Life, Life Investment Holdings, Inc. and Norwest Bank Minnesota, National Association, as Indenture Trustee.


Title of Account:            Collection Account, Norwest Bank Minnesota,
                             National Association, as Indenture Trustee, in trust for the Life Financial Home Loan Asset
                             Backed Notes, Series 1997-3.

Account Number:              ______________________

Name and Address
of office or branch
of the institution
at which Account is
maintained:                  ______________________
                             ______________________
                             ______________________

                             Life Bank
                             By: ______________________
                                 L. Bruce Mills
                                 Executive Vice President,
                                 Secretary and Treasurer


Acknowledged:
[                       ]

_________________________
Name:
Title: